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Exhibit 10.17

CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. §§ 200.80(B)(4), 240.24B-2

Research Collaboration, Option and License Agreement

Between

Ionis Pharmaceuticals, Inc.

And

Biogen MA Inc.

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ARTICLE 4. LICENSE GRANTS		16

4.1.	License Grants to Biogen	16

4.2.	Assignment of Ionis Product-Specific Patents; Grant Back to Ionis	19

4.3.	Data Licenses.	19

4.4.	Enabling Licenses	20

4.5.	Licenses to Ionis for Biogen Results.	22

4.6.	Right to Obtain Direct License from Biogen to Ionis Partner; Sublicensees of Ionis	23

4.7.	Ownership of and Assistance with Regulatory Filings	23

4.8.	Subcontracting	24

4.9.	Technology Transfer	25

ARTICLE 5. DEVELOPMENT, MANUFACTURING AND COMMERCIALIZATION		28

5.1.	Biogen Diligence	28

5.2.	Regulatory Matters	28

5.3.	Pharmacovigilance Agreement; Global Safety Database	29

5.4.	Research and Manufacturing Records	30

ARTICLE 6. FINANCIAL PROVISIONS		31

6.1.	Up-Front Fee	31

6.2.	License Fee	31

6.3.	Development Milestone Payments	31

6.4.	Sales Milestone Payments	31

6.5.	Limitations on Milestone Payments; Exceptions; Notice.	32

6.6.	Royalty Payments to Ionis	32

6.7.	Reverse Royalty Payments to Biogen for a Discontinued Product	35

6.8.	Third Party Payment Obligations	36

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6.9.	Payments	38

6.10.	Audits	39

6.11.	Taxes	40

6.12.	Interest	40

6.13.	Exclusion of Products under Original Agreement	40

ARTICLE 7. INTELLECTUAL PROPERTY		41

7.1.	Ownership	41

7.2.	Prosecution and Maintenance of Patents	44

7.3.	Patent Costs	48

7.4.	Defense of Claims Brought by Third Parties	49

7.5.	Enforcement of Patents Against Competitive Infringement	51

7.6.	Other Infringement	54

7.7.	Patent Listing	54

7.8.	Joint Research Agreement under the Leahy-Smith America Invents Act	55

7.9.	Obligations to Third Parties	55

7.10.	Additional Right and Exceptions	55

7.11.	Patent Term Extension	55

ARTICLE 8. REPRESENTATIONS AND WARRANTIES		56

8.1.	Representations and Warranties of Both Parties	56

8.2.	Representations and Warranties of Ionis	56

8.3.	Ionis Covenants	58

8.4.	DISCLAIMER	59

ARTICLE 9. INDEMNIFICATION; INSURANCE		59

9.1.	Indemnification by Biogen	59

9.2.	Indemnification by Ionis	60

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9.3.	Procedure	61

9.4.	Insurance	61

9.5.	LIMITATION OF CONSEQUENTIAL DAMAGES	61

ARTICLE 10. TERM; TERMINATION		62

10.1.	Agreement Term; Expiration	62

10.2.	Termination of the Agreement	62

10.3.	Alternative Remedies to Termination Available to Biogen Prior to Option Exercise	66

10.4.	Consequences of Expiration or Termination of the Agreement	67

ARTICLE 11. CONFIDENTIALITY		77

11.1.	Confidentiality; Exceptions	77

11.2.	Authorized Disclosure	78

11.3.	Press Release; Publications; Disclosure of Agreement	78

ARTICLE 12. MISCELLANEOUS		82

12.1.	Dispute Resolution	82

12.2.	Governing Law; Jurisdiction; Venue; Service of Process	83

12.3.	Remedies	84

12.4.	Assignment and Successors	84

12.5.	Change of Control	84

12.6.	Force Majeure	86

12.7.	Notices	87

12.8.	Export Clause	88

12.9.	Waiver	88

12.10.	Severability	88

12.11.	Entire Agreement	88

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12.12.	Independent Contractors	88

12.13.	Interpretation	89

12.14.	Books and Records	89

12.15.	Further Actions	89

12.16.	Construction of Agreement	89

12.17.	Supremacy	89

12.18.	Counterparts	89

12.19.	Compliance with Laws	89

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RESEARCH COLLABORATION, OPTION AND LICENSE AGREEMENT

This RESEARCH COLLABORATION, OPTION AND LICENSE AGREEMENT (this “Agreement”) is entered into as of the 19th day of December 2017 (the “Effective Date”) by and between Ionis Pharmaceuticals, Inc., a Delaware corporation, having its principal place of business at 2855 Gazelle Court, Carlsbad, CA 92010 (“Ionis”), and Biogen MA Inc., a Massachusetts corporation, having its principal place of business at 225 Binney Street, Cambridge, MA 02142 (“Biogen”). Biogen and Ionis each may be referred to herein individually as a “Party” or collectively as the “Parties.” Capitalized terms used in this Agreement, whether used in the singular or the plural, have the meaning set forth in Appendix 1. All attached appendices and schedules are a part of this Agreement.

RECITALS

WHEREAS, Biogen and Ionis are parties to that certain Development, Option and License Agreement, as amended (the “Original Agreement”) dated January 3, 2012;

WHEREAS, the Parties desire to build upon their Spinraza® collaboration under the Original Agreement by entering into this Agreement to support the goal of delivering more benefit to patients; and

WHEREAS, the Parties now wish to enter this Agreement pursuant to which the Parties will collaborate on a Collaboration Program to identify an [***] Development Candidate and on a Collaboration Program to identify an [***] Development Candidate, and Biogen will obtain an Option under each such Collaboration Program to obtain an exclusive license to Develop, Manufacture and Commercialize Products in the Field.

NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE 1.
RESEARCH

1.1.
Collaboration Overview. The intent of the collaboration under this Agreement is (i) for Ionis to perform drug discovery activities for two separate Collaboration Programs under a mutually agreed drug discovery plan with the goal of identifying an [***] Development Candidate and an [***] Development Candidate, (ii) following Development Candidate designation for each Collaboration Program, for Biogen to conduct the IND-Enabling Toxicology Studies under such Collaboration Program, and (iii) to provide Biogen with an option under each Collaboration Program to develop and ultimately commercialize Compounds and Products under such Collaboration Program, under an exclusive license from Ionis. The purpose of this Section 1.1 is to provide a high-level overview of the roles, responsibilities, rights and obligations of each Party under this Agreement, and therefore this Section 1.1 is qualified in its entirety by the more detailed provisions of this Agreement set forth below.

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1.2.
Drug Discovery Term. The term for the conduct of the ASO Development Candidate Identification Plan (the “ASO Development Candidate Identification Term”) will begin on the Effective Date and will end, on a Collaboration Program-by-Collaboration Program basis, upon the earliest [***], or (iv) a date mutually agreed by the Parties. If Biogen disagrees with Ionis’ determination that a Technical Failure has occurred, Section 12.1.4 will apply.

1.3.	Collaboration Management.

1.3.1.
Joint Steering Committee. The Parties will establish a joint steering committee (the “JSC”) to provide advice and make recommendations on the conduct of activities under each Collaboration Program, to govern the activities under this Agreement with respect to the discovery of potential Development Candidates, the designation of Development Candidates and the conduct of preclinical research for each Development Candidate, and to facilitate information-sharing and discussion between the Parties regarding the Development of each Development Candidate [***] for such Development Candidate. The JSC will consist of up to three representatives appointed by Ionis and up to three representatives appointed by Biogen. Each Party’s JSC representatives shall be chosen by such Party in its sole discretion and may be replaced by such Party in its sole discretion upon written notice to the other Party, provided that each JSC member will have experience and expertise appropriate for the stage of Development of the Collaboration Programs. Each Party will designate one of its representatives who is empowered by such Party to make decisions related to the performance of such Party’s obligations under this Agreement to act as the co-chair of the JSC. The co-chairs will be responsible for overseeing the activities of the JSC consistent with the responsibilities set forth below in this Section 1.3.1. Schedule 1.3.1 sets forth certain JSC governance matters agreed to as of the Effective Date for the period ending upon Option exercise with respect to each Collaboration Program. The JSC will determine the JSC operating procedures at its first meeting, including the policies for participation by additional representatives or consultants invited to attend JSC meetings, and the location of meetings, which will be codified in the written minutes of the first JSC meeting. Each Party will be responsible for the costs and expenses of its own employees or consultants attending JSC meetings. Prior to Option exercise with respect to a Collaboration Program, the JSC shall meet once per Calendar Quarter, or as otherwise mutually agreed by the Parties, provided that Ionis and Biogen will use reasonable efforts to schedule meetings of the JSC to take place at the same location and on the same dates as meetings of the joint development and steering committees under the Ionis/Biogen Additional Agreements, to maximize the use of each Party’s time, increase information sharing efficiencies and reduce the cost of additional travel, lodging and related expenses.

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(a)	Role of the JSC. Without limiting any of the foregoing, subject to Section 1.3.2, the JSC will perform the following functions, some or all of which may be addressed directly at any given JSC meeting:

(i)	review and approve amendments to the ASO Development Candidate Identification Plan proposed by either Party in accordance with Section 1.4.1(d);

(ii)	review the overall progress of Ionis’ efforts to discover, identify and optimize potential Development Candidates for each Collaboration Program;

(iii)	establish teams and committees to oversee and manage activities under each Collaboration Program up to Development Candidate designation as it deems necessary;

(iv)	review the Development Candidate Data Package for each Collaboration Program and, subject to Section 1.4.2(b), designate the Development Candidate for each Collaboration Program;

(v)	establish a high-level preclinical toxicology strategy for each Development Candidate under Section 1.5;

(vi)	review and discuss the initial development plan set forth in the Integrated Development Plan under Section 5.1.1 for each Development Candidate until Initiation of a Phase 3 Trial;

(vii)	review the overall progress of Biogen’s efforts to Develop the Development Candidates for each Collaboration Program until Initiation of a Phase 3 Trial;

(viii)	establish teams and committees to oversee and manage activities under the preclinical toxicology strategy for each Development Candidate as it deems necessary;

(ix)	provide input to the JPC as appropriate;

(x)	assist with and participate in the resolution of disputes as contemplated in Section 12.1; and

(xi)	such other review and advisory responsibilities as may be assigned to the JSC by the Parties pursuant to this Agreement.

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1.3.2.	Decision Making.

(a)
Committee Decision Making. Except as expressly set forth in Sections 1.4.2(b), 1.4.3 and 1.5, decisions by the JSC will be made by unanimous consent with each Party’s representatives having, collectively, one vote. At any given meeting of any such committee, a quorum will be deemed to have been reached if a voting representative of each Party is present or participating in such meeting. No action taken at any meeting of any such committee will be effective unless there is a quorum at such meeting. Unless otherwise specified in this Agreement, no action will be taken with respect to a matter for which the JSC has not reached unanimous consensus.

(b)
Implementation. Each Party will give due consideration to, and consider in good faith, the recommendations and advice of the JSC regarding the activities within the scope of its authority. Prior to Option exercise, (i) Ionis will have the final decision-making authority regarding [***], as applicable) and [***] with respect thereto and (ii) Biogen will have the final decision-making authority regarding [***], as applicable) and [***] with respect thereto. After Option exercise for a particular Collaboration Program, subject to and without limiting Section 5.1, Biogen will have sole decision-making authority regarding the Manufacture, Development and Commercialization of Products for such Collaboration Program; provided, however, that Biogen shall not increase Ionis’ costs or obligations without Ionis’ consent. Except as otherwise expressly stated in this Agreement, the JSC will have no decision-making authority and will act as a forum for sharing information about the activities conducted by the Parties hereunder and as an advisory body, in each case only on the matters described in, and to the extent set forth in, this Agreement.

1.3.3.	JSC Activities Following Option Exercise.

(a)
JSC Meetings After Option Exercise. On a Collaboration Program-by-Collaboration Program basis, following Option exercise with respect to a Collaboration Program until the JSC is terminated in accordance with Section 1.3.3(c) below, the JSC will meet no more than [***], in accordance with each Party’s scheduling obligations set forth in Section 1.3.1, solely for the purpose of information exchange and without any decision-making authority. Notwithstanding anything to the contrary in this Section 1.3.3(a), if the Parties engage in discussions regarding the Collaboration Programs in a meeting of any governing forum under any of the Ionis/Biogen Additional Agreements, where such discussions (i) are included in the agenda for such meeting or documented in the written minutes of such meeting, or (ii) otherwise address topics other than procedure and scheduling, such discussions shall be deemed to be in lieu of the JSC meeting contemplated under this Section 1.3.3(a) for the [***] period in which such discussions occurred.

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(b)
Ionis’ Obligation to Participate in the JSC. Ionis’ obligation to participate in the JSC will terminate, on a Collaboration Program-by-Collaboration Program basis, upon Biogen’s exercise (or expiration) of the Option for each Collaboration Program. Thereafter, Ionis will have the right, but not the obligation, to participate in such meetings with respect to such Collaboration Program upon Ionis’ request, until the JSC is terminated in accordance with Section 1.3.3(c) below. Notwithstanding the foregoing, Biogen’s obligations to provide Ionis with information or reports with respect to a Product shall continue in accordance with Section 5.1.1.

(c)
Termination of the JSC. The JSC and any other subcommittees or working groups established pursuant to this Agreement will terminate, solely with respect to this Agreement and not any Ionis/Biogen Additional Agreement, on a Collaboration Program-by-Collaboration Program basis upon the earlier of (i) the Initiation of a Phase 3 Trial with respect to such Collaboration Program, and (ii) the termination of such Collaboration Program.

1.3.4.
Briefing the JSC. At each regularly scheduled meeting of the JSC prior to exercise of the Option, each Party will provide to the JSC a progress update on its activities under each Collaboration Program.

1.3.5.
Alliance Managers. Each Party will appoint a representative to act as its alliance manager under this Agreement (each, an “Alliance Manager”). Each Alliance Manager will be responsible for supporting the JSC and performing the activities listed in Schedule 1.3.5.

1.4.	Collaboration.

1.4.1.	Responsibilities.

(a)
During the ASO Development Candidate Identification Term, Ionis will use its Commercially Reasonable Efforts for each Collaboration Program to conduct drug discovery activities according to the applicable ASO Development Candidate Identification Plan, in a manner consistent with its internal practices for other gene targets, to identify an [***] Development Candidate and an [***] Development Candidate under the applicable Collaboration Program as soon as practicable.

(b)
Following Development Candidate designation under a Collaboration Program, Biogen will use its Commercially Reasonable Efforts to conduct IND-Enabling Toxicology Studies for such Development Candidate, in accordance with the preclinical toxicology strategy agreed to by the JSC.

(c)
The Parties may determine by mutual agreement to allocate additional Research or Development activities under a Collaboration Program to Biogen prior to the applicable Option exercise. To the extent any such Research or Development activities are allocated to Biogen in accordance with the preceding sentence, Biogen will use its Commercially Reasonable Efforts to conduct such Research or Development activities in accordance with the ASO Development Candidate Identification Plan.

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(d)	Either Party may propose updates to the ASO Development Candidate Identification Plan and submit such proposed updates to the JSC for its review and approval.

(e)	Each Party will conduct its work under each Collaboration Program in a good scientific manner, and in compliance with all applicable good laboratory practices and cGMP, and all Applicable Laws.

1.4.2.	Development Candidates.

(a)
Development Candidate Data Package. Unless otherwise mutually agreed by the Parties, Ionis’ RMC shall only approve a Compound as a potential Development Candidate for a Collaboration Program if such Compound satisfies the [***] set forth in the ASO Development Candidate Identification Plan with respect to such Collaboration Program. In addition, unless otherwise mutually agreed by the Parties, each Backup Compound set forth in the Development Candidate Data Package for a Collaboration Program must satisfy the [***] set forth in the ASO Development Candidate Identification Plan with respect to such Collaboration Program. For each Collaboration Program, Ionis will provide Biogen, through the JSC, with a complete Development Candidate Data Package promptly following the date Ionis’ Research Management Committee approves a Compound as a potential Development Candidate after Ionis’ completion of Ionis’ activities set forth in the applicable ASO Development Candidate Identification Plan. Within [***] days of receipt of a Development Candidate Data Package pursuant to this Section 1.4.2(a), Biogen or an Affiliate will notify Ionis of any omissions or deficiencies that Biogen or its Affiliate believes in good faith cause the Development Candidate Data Package to be incomplete with respect to the potential Development Candidate or any Backup Compound described therein (“Development Candidate Data Package Deficiency Notice”). Ionis will promptly, and in any event within [***] days of receipt of the Development Candidate Data Package Deficiency Notice, resubmit a complete Development Candidate Data Package to Biogen or its designated Affiliate, including any information that Biogen identified in the Development Candidate Data Package Deficiency Notice. If the Parties do not agree as to whether the Development Candidate Data Package is complete, the matter will be referred to the Executives for resolution. The Executives will meet promptly and negotiate in good faith to resolve the dispute and agree upon a complete Development Candidate Data Package.

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(b)
Development Candidate Designation. Within [***] days following Ionis’ delivery of a Development Candidate Data Package with respect to a Collaboration Program to Biogen pursuant to Section 1.4.2(a) (and resolution of any dispute regarding omissions or deficiencies with respect to such Development Candidate Data Package in accordance with Section 1.4.2(a)), the JSC will discuss whether to designate the Compound that is recommended by Ionis’ RMC as the lead compound under such Development Candidate Data Package (or any other Compound listed in the Development Candidate Data Package as a potential backup Compound (such Compound, a “Backup Compound”)) as the Development Candidate for such Collaboration Program, taking into account the input of the JPC with respect to its intellectual property assessment of such Compound(s). Any designation of a Development Candidate for a Collaboration Program by the JSC will be documented in the written minutes of the JSC. If the JSC mutually agrees to designate such a Compound as a Development Candidate then, following the JSC’s agreement to a high level preclinical toxicology strategy for such Development Candidate in accordance with Section 1.5 below, Biogen will conduct the IND-Enabling Toxicology Studies under such strategy under Section 1.5.

If the JSC cannot agree to designate the Compound that is recommended by Ionis’ RMC as the lead compound under such Development Candidate Data Package (or any Backup Compound) as a Development Candidate for a given Collaboration Program within [***] days after the JSC meets to discuss the applicable Development Candidate Data Package (such [***]-day period, the “JSC Decision Period”), then [***] will have final decision-making authority to determine whether or not to designate the Compound that is recommended by Ionis’ RMC as the lead compound under such Development Candidate Data Package (or any Backup Compound) as a Development Candidate for such Collaboration Program and will notify the JSC in writing of [***] determination within [***] days after the end of the JSC Decision Period.

If the JSC (or [***] through the exercise of its final decision-making authority) does not designate such a Compound as a Development Candidate for a given Collaboration Program within [***] days after the date Biogen receives the complete Development Candidate Data Package under Section 1.4.2(a), then, unless the Parties mutually agree to amend the applicable ASO Development Candidate Identification Plan to conduct additional Development activities (i) Biogen’s Option with respect to such Collaboration Program will terminate, (ii) neither Ionis nor Biogen will have an obligation to perform any further activities under this ARTICLE 1 with respect to such Collaboration Program; (iii) such program will no longer be a Collaboration Program; (iv) Ionis’ obligations and Biogen’s rights under this Agreement with respect to any ASOs under such Collaboration Program will then terminate except as expressly set forth in Section 1.10 and ARTICLE 2; (iv) upon Ionis’ request, Biogen will provide to Ionis any data generated under the Collaboration Program and licensed to Ionis under Section 4.3.2; and (v) upon Biogen’s request, Ionis will provide to Biogen any data generated under the Collaboration Program and licensed to Biogen under Section 4.3.1.

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1.4.3.
Backup Development Candidates. If, after the JSC (or [***] through the exercise of its final decision-making authority) designates a Compound as a Development Candidate for a given Collaboration Program under Section 1.4.2(b), Biogen determines that any further research, development, manufacture or commercialization of such Compound is no longer commercially reasonable or technically feasible under the then-current state of the art, then Biogen shall so notify the JSC and the JSC may designate a Backup Compound (or any other Compound) as the Development Candidate under such Collaboration Program. In the case of any dispute at the JSC regarding which Backup Compound (or other Compound), if any, to designate as the Development Candidate under such Collaboration Program, if such dispute has not been resolved within [***] days of such notice by Biogen to the JSC (or such longer period as may be mutually agreed by the Parties), such dispute shall be subject to [***] final decision-making authority as set forth in Section 1.4.2(b). Thereafter, the JSC shall promptly update the high level preclinical toxicology strategy for such Development Candidate in accordance with Section 1.5.

1.5.
IND-Enabling Toxicology Studies. For each Collaboration Program, the JSC will agree upon a high level preclinical toxicology strategy (including the contract research organization (CRO) to be used to conduct the IND-Enabling Toxicology Studies) for each Development Candidate no later than [***] days following designation of the Development Candidate under such Collaboration Program. In addition, the JSC will approve any study protocols for the IND-Enabling Toxicology Studies at least [***] prior to the anticipated commencement of such IND-Enabling Toxicology Studies. If the JSC does not agree on such high level preclinical toxicology strategy or study protocols for a particular Collaboration Program within the applicable time period as set forth above in this Section 1.5, then Biogen will have final decision-making authority with respect thereto; provided, that, solely with respect to the categories of IND-Enabling Toxicology Studies listed on Schedule 1.5, Biogen will not use a [***] to conduct any such IND-Enabling Toxicology Study that is not [***] listed on Schedule 1.5 with respect to the applicable category of IND-Enabling Toxicology Studies, [***]

1.6.	Development Costs and Expenses.

1.6.1.
Development Costs Paid by Ionis. On a Collaboration Program-by-Collaboration Program basis, prior to Option exercise with respect to the applicable Collaboration Program, Ionis will be responsible for all its Research and Development activities for each Development Candidate under the applicable Collaboration Program as set forth in the applicable ASO Development Candidate Identification Plan and, except as otherwise provided under Section 1.6.2 or Section 1.8, all its costs and expenses associated therewith. For clarity, Ionis shall not have the right to use, in any such activities, any resources or funding provided to Ionis by Biogen under the Ionis/Biogen Additional Agreements.

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1.6.2.
Development Costs Paid by Biogen. On a Collaboration Program-by-Collaboration Program basis, (i) prior to Option exercise with respect to the applicable Collaboration Program, Biogen will be responsible for all its Research and Development activities for each Development Candidate under the applicable Collaboration Program in accordance with the preclinical toxicology strategy for such Collaboration Program, and all its costs and expenses associated therewith, and (ii) after Option exercise with respect to the applicable Collaboration Program, Biogen will be solely responsible for the costs and expenses related to the Development, Manufacture and Commercialization of Products, including any work performed by Ionis at Biogen’s written request, and all supply chain planning and decision making.

1.7.	Manufacturing and Supply.

Before Option exercise with respect to a Collaboration Program, (a) Ionis, [***] to support the Research and Development activities under each Collaboration Program as set forth in the applicable ASO Development Candidate Identification Plan, and (b) Biogen, [***], will be responsible for supplying the IND-Enabling Toxicology Studies pursuant to the applicable high-level preclinical toxicology strategy, provided that, if the Parties mutually agree, (i) Ionis will supply API (on its own or through a CMO reasonably acceptable to Biogen) sufficient to support the IND-Enabling Toxicology Studies to be conducted by Biogen in accordance with such high-level preclinical toxicology strategy, and (ii) Biogen will pay Ionis [***] for such API within [***] days of Biogen’s receipt of an invoice therefor from Ionis.

1.7.1.
Following Option exercise with respect to a Collaboration Program, Biogen will be responsible for Clinical Supply and Commercial supplies of API and Finished Drug Product and may contract directly with CMOs with respect to such supply in accordance with Section 4.1.2(b).

1.8.
Payment Mechanics for Additional Activities Approved by Biogen. If Biogen desires that either Ionis or a Third Party perform additional activities under this Agreement that are not otherwise required hereunder (“Other Activities”), Biogen will pay the costs of conducting such work, including the cost of Ionis’ time incurred in performing such work at the then-applicable [***] Rate (“[***] Costs”), plus any [***] incurred by Ionis in performing such work (such costs, collectively “Biogen-Approved Costs”). Ionis will permit Biogen to review, negotiate (with Ionis) and approve all Biogen-Approved Costs prior to conducting any Other Activities. In advance of each [***], Ionis will provide Biogen with a good faith estimate of the Biogen-Approved Costs anticipated to be incurred in such [***]. Ionis will invoice Biogen directly for any such approved Biogen-Approved Costs incurred by Ionis and Biogen will pay the invoices submitted pursuant to this Section 1.8 for such approved Biogen-Approved Costs within [***] days after receipt of the applicable invoice by Biogen. In the case where Other Activities are performed by a Third Party, the Parties will arrange for the Third Party to directly bill Biogen and for Biogen to pay such Third Party directly.

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1.9.
End of ASO Development Candidate Identification Term. At the end of the ASO Development Candidate Identification Term for a particular Collaboration Program that did not reach the Development Candidate stage, subject to Section 1.10, (i) Biogen’s Option with respect to such Collaboration Program will expire, (ii) neither Ionis nor Biogen will have an obligation to perform any activities under this ARTICLE 1 with respect to such Collaboration Program; (iii) such program will no longer be a Collaboration Program; (iv) Ionis’ obligations and Biogen’s rights under this Agreement with respect to any ASOs under such Collaboration Program will then terminate except as expressly set forth in Section 1.10 and ARTICLE 2; (v) upon Ionis’ request, Biogen will provide to Ionis any data generated under the Collaboration Program and licensed to Ionis under Section 4.3.2; and (vi) upon Biogen’s request, Ionis will provide to Biogen any data generated under the Collaboration Program and licensed to Biogen under Section 4.3.1.

1.10.
Carryover Development Candidates. If, by the end of the ASO Development Candidate Identification Term for a particular Collaboration Program, Ionis’ RMC has not designated a Compound as a Development Candidate under such Collaboration Program, and at any time during the [***] period after the end of the applicable ASO Development Candidate Identification Term (the “Carryover Period”), Ionis’ RMC designates an ASO discovered by Ionis containing (i) [***] that is designed to bind to the RNA that encodes SMN as a development candidate ready to start IND-Enabling Toxicology Studies, or (ii) [***] that is designed to bind to the RNA that encodes SMN (other than a Specified ASO Product) as a development candidate ready to start IND-Enabling Toxicology Studies (each such ASO, a “Carryover Development Candidate”), then Ionis will notify Biogen and will provide Biogen with the data package presented to Ionis’ RMC to approve such Carryover Development Candidate. Biogen will then have [***] days from its receipt of such package to elect to enter into an amendment to this Agreement under the same terms as set forth in this Agreement (except that [***] under Section 6.1 will be due). If, within [***] days after Biogen’s receipt of such notice from Ionis, Biogen provides Ionis with written notice that it accepts such offer from Ionis for such Carryover Development Candidate, the Parties will execute an amendment to this Agreement regarding such Carryover Development Candidate on such terms. Otherwise, except for the obligation to comply with the provisions of Section 2.1, Ionis will have no further obligations and Biogen will have no further rights with respect to such Carryover Development Candidate.

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ARTICLE 2.
EXCLUSIVITY COVENANTS

2.1.	Exclusivity.

2.1.1.	Exclusivity Covenants.

(a)
The Parties’ Exclusivity Covenants During the Option Period. Each Party agrees that, except in the performance of its obligations or exercise of its rights under this Agreement or the Original Agreement, and except as set forth in Section 2.1.2 and Section 2.1.3, it will not work independently or for or with any of its Affiliates or any Third Party (including the grant of any license to any Third Party) with respect to discovery, research, development, manufacture or commercialization of an ASO that is designed to bind to the RNA that encodes SMN in the Field from the Effective Date through the expiration or earlier termination of the Option (the “Option Period”) with respect to both Collaboration Programs.

(b)
Ionis’ Exclusivity Covenant After the Option Period. Except in the performance of its obligations or exercise of its rights under this Agreement or the Original Agreement, and except as set forth in Section 2.1.2 and Section 2.1.3, Ionis will not work independently or for or with any of its Affiliates or any Third Party (including the grant of any license to any Third Party) with respect to:

(i)
if Biogen timely exercises either Option (or both Options) in accordance with this Agreement, discovery, research or development in the Field of an ASO that is designed to bind to the RNA that encodes SMN until [***]; and

(ii)	on a country-by-country basis, commercializing in the Field an ASO that is designed to bind to the RNA that encodes SMN until [***] in accordance with this Agreement, [***].

(c)
Biogen’s Exclusivity Covenants After the Option Period. After the Option Period with respect to a Collaboration Program, except as set forth in Section 2.1.2 and Section 2.1.3, Biogen’s exclusivity obligations under Section 2.1.1(a) will be extended and will continue for so long as and to the extent of [***].

2.1.2.	Limitations and Exceptions to Exclusivity Covenants.

(a)	Notwithstanding anything to the contrary in this Agreement, Ionis’ practice of the following will not violate Section 2.1.1:

(i)	any activities pursuant to the Prior Agreements as in effect on the Effective Date;

(ii)	the granting of, or performance of obligations under, Permitted Licenses;

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(iii)
to the extent provided in the Original Agreement, Ionis’ right to commercialize Spinraza® if the Original Agreement is terminated in accordance with ARTICLE 10 of the Original Agreement unless, at the time of such termination, Biogen or any of its Affiliates, Sublicensees or distributors is Developing or Commercializing a Product under this Agreement, in which case, Ionis’ right to commercialize Spinraza® under the Original Agreement shall be subject to the provisions of Section 2.1.1 so long as Biogen or any of its Affiliates, Sublicensees or distributors is Developing or Commercializing a Product under this Agreement;

(iv)
the discovery, research or development of an ASO designed to bind to the RNA that encodes SMN in the Field where such ASO is designed to (i) [***] to work primarily in the [***] (a “[***] ASO Product”), (ii) be delivered [***] to work primarily [***] (a “[***] ASO Product”), or (iii) use a [***] than the [***] resulting in the [***] of that [***] that encodes a [***] protein (an “[***] ASO Product”, and, each such [***] ASO Product, [***] ASO Product or [***] ASO Product, a “Specified ASO Product”); provided, however, that any such Specified ASO Product will be treated as a “New SMA Compound” under Section 2.3 and, for the avoidance of doubt, Ionis shall have no right to commercialize such Specified ASO Product under Section 2.1.2(a)(v) unless Ionis has complied with its obligations under Section 2.3;

(v)
on a country-by-country basis, upon [***]; provided, however, that any such Specified ASO Product will be treated as a “New SMA Compound” under Section 2.3 and, for the avoidance of doubt, Ionis shall have no right to commercialize such Specified ASO Product under this Section 2.1.2(a)(v) unless Ionis has complied with its obligations under Section 2.3; and

(vi)	the development or commercialization of a Pre-Existing Competitive Product in accordance with Section 12.5.

(b)	Notwithstanding anything to the contrary in this Agreement, Biogen’s practice of the following will not violate Section 2.1.1:

(i)	the discovery, research or development of a Specified ASO Product; and

(ii)	on a country-by-country basis, upon [***], commercialization in such country of a Specified ASO Product;

provided that, [***] (x) if such Specified ASO Product is a [***] ASO Product, solely with respect to any [***] ASO Product of Ionis, (y) if such Specified ASO Product is a [***] ASO Product, solely with respect to any [***] ASO Product of Ionis, and (z) if such Specified ASO Product is an [***] ASO Product, solely with respect to any [***] ASO Product of Ionis.

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2.1.3.
Permitted Preclinical Research. Notwithstanding anything to the contrary in this Section 2.1, Ionis and Biogen each acknowledge and agree that, during the Agreement Term, each Party may, independently or for or with any of its Affiliates or with any Third Party acting solely for the benefit of such Party or its Affiliates (such as Third Party academic collaborators and subcontractors), conduct, with respect to a product containing an ASO that is designed to bind to the RNA that encodes SMN, preclinical research, including gene function, gene expression, target validation research, and investigating inhibition of a target in therapeutic models, but excluding drug discovery or clinical development activities.

2.2.
Effect of Exclusivity on Indications. The Compounds are designed to bind to the RNA that encodes SMN in the Field, which is known to play a role in Spinal Muscular Atrophy. Ionis and Biogen are subject to exclusivity obligations under Section 2.1; however, the Parties acknowledge and agree that each Party and its Affiliates (on its own or with a Third Party) may continue to discover, research, develop, manufacture and commercialize products that are designed to bind to the RNA that encodes a gene that is not SMN for any indication, even if such products are designed to treat Spinal Muscular Atrophy.

2.3.
New SMA Compounds. With respect to any New SMA Compound designated by Ionis’ RMC as a development candidate ready to start IND-Enabling Toxicology Studies, which determination shall be based on criteria substantially similar to the criteria Ionis’ RMC uses to designate development candidates under other similar programs, Ionis will notify Biogen of such determination and will provide Biogen with the data package presented to Ionis’ RMC to approve such development candidate (a “New SMA Compound Notice”). If, within [***] days after Biogen’s receipt of a New SMA Compound Notice, Biogen delivers written notice to Ionis of Biogen’s election to enter into an amendment to this Agreement to include such New SMA Compound within the scope of this Agreement, then upon such election the Parties will enter into an amendment to this Agreement to include such New SMA Compound within the scope of this Agreement on the terms set forth in this Agreement provided that (a) the Parties shall mutually agree on [***] New SMA Compound ([***] New SMA Compound [***] New SMA Compound [***] New SMA Compound), (b) if the scope of work to discover such New SMA Compound is materially larger than under any of the Development Candidate Identification Plans attached to this Agreement as of the Effective Date, then Biogen [***], (c) Biogen [***] New SMA Compound, and (d) (A) if the New SMA Compound [***].

If Biogen does not provide Ionis with written notice within such [***]-day period of Biogen’s election to enter into such an amendment, or provides written notice to Ionis that it does not elect to enter into such an amendment, or if the Parties fail to mutually agree on [***] within [***] days of Biogen’s election with respect to any such New SMA Compound, Ionis may initiate negotiations with a Third Party regarding a license to such New SMA Compound; provided, however, that any such Third Party shall be subject to the restrictions set forth in Section 2.1.1(b)(ii) with respect to any product containing a New SMA Compound (provided that, with respect to any such product that is a Specified ASO Product, such restrictions shall terminate on a country-by-country basis, upon [***]; and provided, further, that Ionis will not enter into any such license with any Third Party unless the terms and pricing of such license, [***].

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Notwithstanding anything to the contrary in this Section 2.3, if, with respect to any New SMA Compound that was the subject of the license previously discussed between Biogen and Ionis, after the end of such [***]-day negotiation period and prior to Ionis entering into a license with a Third Party, any [***] regarding such New SMA Compound, then Ionis will provide Biogen with an additional New SMA Compound Notice and, if Biogen or one of its Affiliates delivers written notice to Ionis within [***] days after Biogen’s receipt of such New SMA Compound Notice indicating that Biogen or one of its Affiliates desires to negotiate with Ionis regarding a license to make, use or sell such New SMA Compound, Ionis and Biogen or one of its Affiliates will negotiate in good faith with each other until the [***]day following the date of the New SMA Compound Notice (or such other period as mutually agreed by the Parties) regarding a mutually satisfactory agreement with respect to such license, which may (but shall not be required to) take the form of an amendment to this Agreement and may (but shall not be required to) be on the terms set forth in this Agreement.

2.4.
Exclusivity Under Original Agreement. Notwithstanding anything to the contrary in this Agreement or in the Original Agreement, this ARTICLE 2 supersedes and replaces ARTICLE 2 of the Original Agreement as of the Effective Date. Notwithstanding any expiration or termination of this Agreement, if the Original Agreement remains in effect at the time of such expiration or termination, the provisions of Section 2.1.1(b)(ii), Section 2.1.1(c), and the applicable provisions of Section 2.1.2 shall survive such expiration or termination on a country-by-country basis [***]in such country and the provisions of Section 2.3 shall survive such expiration or termination [***], at which time such provisions shall terminate and be of no further force or effect.

ARTICLE 3.
EXCLUSIVE OPTION

3.1.
IND-Enabling Toxicology Studies Completion Date. On a Collaboration Program-by-Collaboration Program basis, within [***] following the date the Draft Reports from the IND-Enabling Toxicology Studies for a Collaboration Program are available to Biogen (the “IND-Enabling Toxicology Studies Completion Date”), Biogen will provide to Ionis or its designated Affiliate written notice thereof together with a copy of each such Draft Report.

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3.2.
Option and Option Deadline. On a Collaboration Program-by-Collaboration Program basis, Ionis hereby grants to Biogen and its Affiliates an exclusive option to obtain the license set forth in Section 4.1.1 with respect to such Collaboration Program (each, an “Option”). Each Option for a Collaboration Program will be available to Biogen and its Affiliates until 5:00 pm (Eastern Time) on the [***] (A) the [***] following the IND-Enabling Toxicology Studies Completion Date for the applicable Collaboration Program, and (B) the [***] anniversary of the date the Development Candidate was designated for such Collaboration Program under Section 1.4.2(b) (the “Option Deadline”); provided, however, if Biogen determines that an HSR Filing is required to be made under the HSR Act to exercise the Option and notifies Ionis of such determination within [***] after the IND-Enabling Toxicology Studies Completion Date, the Parties will promptly file an HSR Filing in accordance with Section 3.3 and the Option Deadline will be extended until 5:00 pm (Eastern Time) on the fifth Business Day after the HSR Clearance Date. If, by the Option Deadline, Biogen or its designated Affiliate (i) notifies Ionis in writing that it wishes to exercise the Option, and (ii) pays to Ionis the license fee set forth in Section 6.2, Ionis will, and hereby does, grant to Biogen or its designated Affiliate the license set forth in Section 4.1.1. If, by the Option Deadline, Biogen or its designated Affiliate has not both (y) provided Ionis a written notice stating that Biogen is exercising its Option, and (z) paid Ionis the license fee in accordance with Section 6.2, then Biogen’s Option for the applicable Collaboration Program will expire and (a) upon Ionis’ request, Biogen will provide to Ionis any data generated under the Collaboration Program and licensed to Ionis under Section 4.3.2, and (b) upon Biogen’s request, Ionis will provide to Biogen any data generated under the Collaboration Program and licensed to Biogen under Section 4.3.1.

3.3.	HSR Compliance.

3.3.1.
HSR Filing. If Biogen notifies Ionis pursuant to Section 3.2 that an HSR Filing is required to exercise an Option under this Agreement, each of Biogen and Ionis will, within five Business Days after such notice from Biogen (or such later time as may be agreed to in writing by the Parties), file with the United States Federal Trade Commission (“FTC”) and the Antitrust Division of the United States Department of Justice (“DOJ”), any HSR Filing required with respect to the transactions contemplated hereby. The Parties will cooperate with one another to the extent necessary in the preparation of any such HSR Filing. Each Party will be responsible for its own costs and expenses (other than filing fees, which Biogen will pay) associated with any HSR Filing.

3.3.2.
HSR Clearance. In furtherance of obtaining HSR Clearance for an HSR Filing filed under Section 3.3.1, Ionis and Biogen will use their respective commercially reasonable efforts to resolve as promptly as practicable any objections that may be asserted with respect to this Agreement or the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory law. In connection with obtaining such HSR Clearance from the FTC, the DOJ or any other governmental authority, Biogen and its Affiliates will not be required to (i) sell, divest (including through a license or a reversion of licensed or assigned rights), hold separate, transfer or dispose of any assets, operations, rights, product lines, businesses or interest therein of Biogen or any of its Affiliates (or consent to any of the foregoing actions); or (ii) litigate or otherwise formally oppose any determination (whether judicial or administrative in nature) by a governmental authority seeking to impose any of the restrictions referenced in clause (i) above.

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3.4.	Restrictions on Ionis’ Right to Grant Diagnostic Rights; Right to Negotiate Diagnostic Rights.

3.4.1.
Ionis hereby grants to Biogen and its Affiliates an option (the “Diagnostic Option”) to negotiate during the Full Royalty Period the terms of an agreement under which [***]. The Diagnostic Option will be available to Biogen and its Affiliates until the expiration of the [***].

3.4.2.	During the [***], Ionis (i) has the right to [***], and (ii) will not [***].

3.4.3.	If, during the [***], Ionis grants any Third Party a [***], then Ionis will promptly notify Biogen of such [***] and will offer Biogen a [***].

ARTICLE 4.
LICENSE GRANTS

4.1.	License Grants to Biogen.

4.1.1.
Development and Commercialization License. Subject to the terms and conditions of this Agreement, on a Collaboration Program-by-Collaboration Program basis, effective upon Biogen’s exercise of the Option for a particular Collaboration Program in accordance with this Agreement, Ionis grants to Biogen a worldwide, exclusive, royalty-bearing, sublicensable (in accordance with Section 4.1.2 below) license under the Licensed Technology to research, Develop, Manufacture, have Manufactured (in accordance with Section 4.1.2 below), register, market and Commercialize Products under such Collaboration Program in the Field.

4.1.2.	Sublicense Rights; CMO Licenses.

(a)	Subject to the terms and conditions of this Agreement, Biogen will have the right to grant sublicenses under the licenses granted under Section 4.1.1 above and Section 4.4.1(b) below:

(i)	under the Ionis Core Technology Patents, Ionis Product-Specific Patents (to the extent not assigned under Section 4.2.1) and Ionis Know-How, to an Affiliate of Biogen or a Third Party; and

(ii)	under the Ionis Manufacturing and Analytical Patents and Ionis Manufacturing and Analytical Know-How, solely to (x) [***] or (y) [***];

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provided that each such sublicense will be subject to, and consistent with, the terms and conditions of this Agreement. If, within [***] days of first learning of any breach of such sublicense terms, Biogen fails to take any action to enforce the sublicense terms of a sublicense granted pursuant to this Section 4.1.2, which failure would cause an adverse effect on Ionis, Biogen hereby grants Ionis the right to enforce such sublicense terms on Biogen’s behalf and will cooperate with Ionis (which cooperation will be at Biogen’s sole expense, and will include Biogen joining any action before a court or administrative body filed by Ionis against such Sublicensee if and to the extent necessary for Ionis to have legal standing before such court or administrative body) in connection with enforcing such terms. Biogen will provide Ionis with a true and complete copy of any sublicense granted pursuant to this Section 4.1.2 within [***] days after the execution thereof.

(b)
In connection with Biogen’s selecting and engaging one or more CMOs to supply Clinical Supplies or supply API and Finished Drug Product for Development or Commercialization, Ionis will, at Biogen’s option, either (1) grant a license from Ionis [***] under the [***] to the extent necessary for [***], which Ionis agrees it will grant to [***], or (2) permit Biogen to grant a sublicense from Biogen to [***]. For the Products, each such manufacturing agreement between Biogen and a CMO will contain [***]. Biogen will provide Ionis with a true and complete copy of any manufacturing agreement entered into with a CMO within [***] days after the execution thereof. Notwithstanding the foregoing, if Ionis fails to comply with the terms of this Section 4.1.2(b) and does not cure such failure within 90 days after written notice from Biogen specifying the details of any such failure, Biogen will have the right to [***].

4.1.3.	Effect of Termination on Sublicenses.

(a)
If this Agreement terminates for any reason, any Sublicensee of Biogen will, from the effective date of such termination, automatically become a direct licensee of Ionis with respect to the rights sublicensed to the Sublicensee by Biogen; so long as (i) such Sublicensee is not in breach of its sublicense agreement, (ii) such Sublicensee agrees in writing to comply with all of the terms of this Agreement to the extent applicable to the rights originally sublicensed to it by Biogen, and (iii) such Sublicensee agrees to pay directly to Ionis such Sublicensee’s payments under this Agreement to the extent applicable to the rights sublicensed to it by Biogen. Biogen agrees that it will confirm clause (i) of the foregoing in writing at the request and for the benefit of Ionis and if requested, the Sublicensee.

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(b)
If this Agreement terminates for any reason, any Sublicensee of Biogen under Section 4.4.2 and any Sublicensee of Ionis under Section 4.6.2 will, from the effective date of such termination, automatically become a direct licensee with respect to the rights sublicensed to the Sublicensee by the applicable Party hereunder; so long as (i) such Sublicensee is not in breach of its sublicense agreement, (ii) such Sublicensee agrees in writing to comply with all of the terms of this Agreement to the extent applicable to the rights originally sublicensed to such Sublicensee, and (iii) with respect to Sublicensees of Ionis, such Sublicensee agrees to pay directly to Biogen such Sublicensee’s payments under Section 4.5.2 to the extent applicable to the rights sublicensed to it by Ionis. Each Party agrees that it will confirm clause (i) of the foregoing in writing at the request and for the benefit of the other Party and if requested, the Sublicensee.

4.1.4.
No Implied Licenses. All rights in and to Licensed Technology not expressly licensed to Biogen under this Agreement are hereby retained by Ionis or its Affiliates. All rights in and to Biogen Technology not expressly licensed or assigned to Ionis under this Agreement, are hereby retained by Biogen or its Affiliates. Except as expressly provided in this Agreement, no Party will be deemed by estoppel or implication to have granted the other Party any license or other right with respect to any intellectual property.

4.1.5.
License Conditions; Limitations. Subject to Section 6.8, any license granted under Section 4.1.1 and the sublicense rights under Section 4.1.2 are subject to and limited by (i) any applicable Third Party Obligations, (ii) the Prior Agreements, and (iii) the Ionis In-License Agreements, in each case to the extent the provisions of such obligations or agreements have been specifically disclosed to Biogen in writing (or via electronic data room) prior to Biogen’s exercise of an Option. With respect to each Product, Ionis will promptly disclose to Biogen any Third Party Obligations Ionis believes apply to such Product during the Agreement Term, and Biogen will have the right to elect to exclude any Third Party Patent Rights and Know-How to which such Third Party Obligations apply by providing Ionis written notice prior to Option exercise. If, prior to Option exercise, Biogen provides Ionis with such a written notice to exclude certain Third Party Patent Rights and Know-How from such license, such Third Party Patent Rights and Know-How will not be included in the Licensed Technology licensed with respect to the applicable Product under this Agreement. If Biogen does not provide Ionis with such a written notice to exclude such Third Party Patent Rights and Know-How prior to Option exercise, such Third Party Patent Rights and Know-How (and any Third Party Obligations to the extent applicable to the applicable Product) will be included in the Licensed Technology licensed with respect to the applicable Product under this Agreement.

4.1.6.
Trademarks for Products. Biogen or its designated Affiliate will be solely responsible for developing, selecting, searching, registering and maintaining and will be the exclusive owner of, all trademarks, trade dress, logos, slogans, designs, copyrights and domain names used on or in connection with Products.

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4.2.	Assignment of Ionis Product-Specific Patents; Grant Back to Ionis.

4.2.1.
Assignment to Biogen. Within [***] after Biogen has paid Ionis [***] under Section 6.3 and following review and consideration by the JPC, Ionis will assign to Biogen or one or more of its designated Affiliates, Ionis’ ownership interest in (i) all Ionis Product-Specific Patents related to such Collaboration Program that are owned by Ionis (whether solely owned or jointly owned with one or more Third Parties), and (ii) any Jointly-Owned Program Patents Covering Products related to such Collaboration Program.

4.2.2.
Grant Back to Ionis. Biogen grants to Ionis a worldwide, sublicensable license under any Ionis Product-Specific Patents and Jointly-Owned Program Patents assigned to Biogen under Section 4.2.1, which license shall be exclusive with respect to such Ionis Product-Specific Patents and non-exclusive with respect to such Jointly-Owned Program Patents, (i) for all [***], and (ii) to [***] to the extent permitted by this Agreement.

4.2.3.
Original Agreement. Notwithstanding anything to the contrary in the Original Agreement, with respect to Isis Product-Specific Patents and Jointly-Owned Program Patents (each as defined in the Original Agreement) assigned to Biogen under Section 4.2.1 of the Original Agreement, Biogen shall retain (i) the non-exclusive right under such Isis Product-Specific Patents and Jointly-Owned Program Patents to the extent necessary for Biogen to conduct any Biogen Activities that are Development activities with respect to any Development Candidate during the Option Period in accordance with this Agreement, (ii) effective upon Biogen’s exercise of the Option for a particular Collaboration Program in accordance with this Agreement, and without limiting the provisions of Section 6.6.1(b), the [***] and (iii) the [***] to the extent permitted by this Agreement. This Section 4.2.3 amends and supersedes Section 4.2.2 of the Original Agreement to the extent of any conflict.

4.3.	Data Licenses.

4.3.1.
Data License to Biogen. Ionis hereby grants Biogen a worldwide, non-exclusive, royalty-free, sublicenseable license under any data included in the Ionis Program Know-How for (a) any use other than in connection with the development, manufacture or commercialization of an Oligonucleotide and (b) use in connection with the development, manufacture or commercialization of any Oligonucleotide that is being developed or commercialized by the Parties under any Ionis/Biogen Additional Agreement.

4.3.2.
Data License to Ionis. Biogen hereby grants Ionis a worldwide, non-exclusive, royalty-free, sublicenseable license under any data included in the Biogen Program Know-How solely for use in connection with the development, manufacture or commercialization of Oligonucleotides to the extent permitted by this Agreement and any Ionis/Biogen Additional Agreement.

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4.4.	Enabling Licenses.

4.4.1.	Licenses During the Option Period.

(a)
Subject to the terms and conditions of this Agreement, Ionis hereby grants Biogen a worldwide, non-exclusive, sublicensable (but only as permitted in Section 4.4.2 below), royalty-free license under the Ionis Manufacturing and Analytical Know-How and Ionis Manufacturing and Analytical Patents solely to conduct Manufacturing and drug substance process and formulation development activities with respect to any Compound or Product under any Collaboration Program during the Option Period for such Collaboration Program; provided that the grant of rights pursuant to this Section 4.4.1(a) shall not include the right to Manufacture any Compound or Product for Commercialization.

(b)
Subject to the terms and conditions of this Agreement (including Biogen’s exclusivity covenants under Section 2.1.1), solely to the extent necessary for Biogen to conduct any Biogen Activities that are Development activities with respect to any Development Candidate during the Option Period in accordance with this Agreement, Ionis hereby grants Biogen a worldwide, non-exclusive, sublicensable (but only as permitted in Section 4.1.2 above), royalty-free license under the Licensed Technology. Biogen will pay Ionis [***] within [***] days after Biogen’s receipt of the applicable invoice. For clarity, the grant of rights pursuant to this Section 4.4.1(b) shall not include the right to Commercialize any such Product or to Manufacture any such Product for Commercialization.

4.4.2.
Biogen’s Right to Sublicense. Biogen will have the right to grant sublicenses under the license granted under Section 4.4.1(a) above (a) in the case of a sublicense of Biogen’s right to conduct Manufacturing of Compounds or Products, other than any sublicense to conduct manufacturing in support of drug substance process and formulation development activities, solely to (i) [***] or (ii) a [***] and (b) in the case of a sublicense of Biogen’s right to conduct drug substance process and formulation development activities, including manufacturing in support thereof, to [***], provided that each such sublicense will be subject to, and consistent with, the Manufacturing Process Development Terms. If, within [***] days of first learning of any breach of such sublicense terms by any such Sublicensee, Biogen fails to take any action to enforce the sublicense terms of a sublicense granted pursuant to this Section 4.4.2, which failure would cause an adverse effect on Ionis, Biogen hereby grants Ionis the right to enforce such sublicense terms on Biogen’s behalf and will cooperate with Ionis (which cooperation will be [***], and will include Biogen joining any action before a court or administrative body filed by Ionis against such Sublicensee if and to the extent necessary to have legal standing before such court or administrative body) in connection with enforcing such terms. Biogen will provide Ionis with a true and complete copy of any sublicense granted pursuant to this Section 4.4.2 within 30 days after the execution thereof. For the avoidance of doubt, Section 4.1.3(b) shall apply to sublicenses granted under this Section 4.4.2.

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4.4.3.
Enabling License to Biogen. Subject to the terms and conditions of this Agreement (including Biogen’s exclusivity covenants under Section 2.1.1), Ionis hereby grants Biogen an irrevocable, worldwide, non-exclusive, sublicenseable license under any Ionis Program Technology Controlled by Ionis or its Affiliates at any time during the Agreement Term to research, develop, manufacture, have manufactured and commercialize (a) a product that is being developed or commercialized by Biogen, its Affiliates or its Sublicensee under any Ionis/Biogen Additional Agreement other than this Agreement, (b) products that do not include an Oligonucleotide as an active pharmaceutical ingredient, (c) Gene-Editing Products and (d) Duplex Products. Such license in clause (b), clause (c) and clause (d) above is royalty-free; except that if a product being sold by Biogen, its Affiliates or Sublicensees is Covered by a Target Related Ionis Program Claim, then on a country-by-country basis Biogen will pay Ionis a royalty equal to [***]% of Net Sales of any product sold by Biogen, its Affiliates or Sublicensees so long as such product is Covered by such Target Related Ionis Program Claim in such country. A “Target Related Ionis Program Claim” means a Valid Claim that (i) is within an Ionis Program Patent that is solely owned by Ionis, (ii) Covers a product being sold by Biogen, its Affiliates or Sublicensee, and (iii) claims a gene target, or a method of modulating such gene target to achieve a prophylactic or therapeutic effect/benefit.

4.4.4.
Enabling License to Ionis. Subject to the terms and conditions of this Agreement (including Ionis’ exclusivity covenants under Section 2.1.1), Biogen hereby grants Ionis an irrevocable, worldwide, non-exclusive, sublicenseable license under any Biogen Program Technology Controlled by Biogen or its Affiliates at any time during the Agreement Term, other than any Biogen Results licensed to Ionis under Section 4.5.1, to research, develop, manufacture, have manufactured and commercialize (a) products that include an Oligonucleotide as an active pharmaceutical ingredient (other than products that include an Oligonucleotide that is designed to bind to the RNA that encodes the same target as a product that is being developed or commercialized by Biogen, its Affiliates or Sublicensee under this Agreement or any other Ionis/Biogen Additional Agreement), (b) Gene-Editing Products and (c) Duplex Products. Such licenses are royalty-free; except that if a product being sold by Ionis, its Affiliates or Sublicensee is Covered by a Target Related Biogen Program Claim, then on a country-by-country basis Ionis will pay Biogen a royalty equal to [***]% of net sales of any product sold by Ionis, its Affiliates or Sublicensees, for so long as such product is Covered by such Target Related Biogen Program Claim in such country. For the purpose of the foregoing royalty calculation, “net sales” will be calculated in accordance with the definition of “Net Sales” as set forth in Appendix 1, applied mutatis mutandis to such calculation. The provisions of Sections 6.8.3(b) through 6.12 shall apply, mutatis mutandis, to any royalty payments by Ionis to Biogen under this Section 4.4.4. A “Target Related Biogen Program Claim” means a Valid Claim that (i) is within a Biogen Program Patent that is solely owned by Biogen, (ii) Covers a product being sold by Ionis, its Affiliates or Sublicensee, and (iii) claims a gene target, or a method of modulating such gene target to achieve a prophylactic or therapeutic effect/benefit.

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4.5.	Licenses to Ionis for Biogen Results.

4.5.1.
Subject to the terms and conditions of this Agreement, Biogen hereby grants Ionis an irrevocable, worldwide, non-exclusive, sublicensable license under the Biogen Results Controlled by Biogen or its Affiliate at any time during the Agreement Term, to research, develop, make, have made, import, export, use and sell (a) products that include an Oligonucleotide as an active pharmaceutical ingredient (other than products that include an Oligonucleotide that is designed to bind to the RNA that encodes the same target as a product that is being developed or commercialized by the Parties pursuant to an Option or exclusive license granted from Ionis to Biogen under the Ionis/Biogen Additional Agreements), (b) Gene-Editing Products and (c) Duplex Products.

4.5.2.
The licenses granted in Section 4.5.1 shall be royalty-free with respect to any unpatented Know-How within the Biogen Results and with respect to any Biogen Manufacturing Program Patent that Ionis or its Affiliates exploits solely in connection with Ionis’ or its Affiliates’ internal programs. Such licenses will be royalty-bearing with respect to any Biogen Manufacturing Program Patent, including any Biogen Manufacturing Program Patent with respect to which Biogen files a patent application at any time after such Biogen Results arose, that Ionis sublicenses to a sublicensee (other than Third Party sublicensees acting on Ionis’ or its Affiliates’ behalf in connection with Ionis’ or its Affiliates’ internal programs) as follows: on a country-by-country, product-by-product and Biogen Manufacturing Program Patent-by-Biogen Manufacturing Program Patent basis, Ionis will pay Biogen a royalty on net sales of each such product equal to (a) [***]% if the product sold by or on behalf of Ionis’ Third Party sublicensees is Covered by one Biogen Manufacturing Program Patent, for so long as such product is Covered by such Biogen Manufacturing Program Patent in such country; (b) [***]% if the product sold by or on behalf of Ionis’ Third Party sublicensees is Covered by two Biogen Manufacturing Program Patents, for so long as such product is Covered by such Biogen Manufacturing Program Patents in such country; (c) [***]% if the product sold by or on behalf of Ionis’ Third Party sublicensees is Covered by three Biogen Manufacturing Program Patents, for so long as such product is Covered by such Biogen Manufacturing Program Patents in such country; and (d) [***]% if the product sold by or on behalf of Ionis’ Third Party sublicensees is Covered by four or more Biogen Manufacturing Program Patents, for so long as such product is Covered by such Biogen Manufacturing Program Patents in such country. The foregoing royalties shall not be cumulative, and in no event shall the royalty payable by Ionis under this Section 4.5.2 exceed [***]% of net sales of any such product. If one or more Biogen Manufacturing Program Patents expires, is invalidated or otherwise ceases to Cover a product bearing royalties as set forth above, the applicable royalty rate under this Section 4.5.2 shall be recalculated to reflect the number of Biogen Manufacturing Program Patents then-Covering such product. For the purpose of the foregoing royalty calculation, “net sales” will be calculated as follows: (i) in the case where the applicable sublicense agreement contains a definition of net sales that is customarily used in pharmaceutical industry technology licensing or collaboration contracts and was negotiated in good faith at arms-length, the definition of net sales under such sublicense agreement will be used in calculating the royalty payment to Biogen under this letter agreement, or (ii) in the case where (i) does not apply, the definition of “Net Sales” as set forth in Appendix 1 of this Agreement will be used mutatis mutandis. If Ionis grants a sublicense under this Section 4.5 to an entity that is an Ionis Affiliate at the time Ionis grants such sublicense, such applicable sublicense will [***], except that any sublicense Ionis grants to [***] under this Section 4.5.2 will [***]. The provisions of Sections 6.8.3(b) through 6.12 shall apply, mutatis mutandis, to any royalty payments by Ionis to Biogen under this Section 4.5.2.

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4.6.	Right to Obtain Direct License from Biogen to Ionis Partner; Sublicensees of Ionis.

4.6.1.
If requested by Ionis, Biogen shall grant a direct, royalty-bearing license under the Biogen Results to a bona fide Third Party licensee or Affiliate of Ionis designated by Ionis on the same terms as set forth in Section 4.5 with respect to sublicenses of Ionis. Biogen shall endeavor in good faith to grant such license within thirty (30) days of any such request by Ionis.

4.6.2.
Ionis will have the right to grant sublicenses under the licenses granted under Section 4.5, provided that each such sublicense will be subject to, and consistent with, the terms and conditions of this Agreement. If, within [***] of first learning of any breach of such sublicense terms, Ionis fails to take any action to enforce the sublicense terms of a sublicense granted pursuant to this Section 4.6.2, which failure would cause an adverse effect on Biogen, Ionis hereby grants Biogen the right to enforce such sublicense terms on Ionis’ behalf and will cooperate with Biogen (which cooperation will [***], and will include Ionis joining any action before a court or administrative body filed by Biogen against such Sublicensee if and to the extent necessary for Biogen to have legal standing before such court or administrative body) in connection with enforcing such terms. Ionis will provide Biogen with a true and complete copy of any sublicense granted pursuant to this Section 4.6.2 within 30 days after the execution thereof.

4.7.	Ownership of and Assistance with Regulatory Filings.

4.7.1.
In General. After exercising the Option for a particular Collaboration Program, Biogen will have sole ownership of all INDs, NDAs, MAAs, orphan drug designations and other regulatory filings and documentation with respect to the Products under such Collaboration Program. If Biogen requests, Ionis will assist Biogen in preparing regulatory filings for the Products, under terms negotiated in good faith between Ionis and Biogen, including payment for Ionis’ time at Ionis’ then applicable FTE Rate plus any reasonable out-of-pocket expenses incurred by Ionis in providing such assistance, utilizing the payment mechanism set forth in Section 1.8.

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4.7.2.
Priority Review Vouchers. After exercising the Option for a particular Collaboration Program, if Biogen receives a Priority Review Voucher from the FDA for the applicable Development Candidate or Product, the following provisions will apply:

(a)	Biogen will be the sole and exclusive owner of such Priority Review Voucher;

(b)
if Biogen [***] or [***] such Priority Review Voucher [***], then [***] such Priority Review Voucher will [***] for the applicable [***] in the [***] which [***] is [***], subject to all applicable [***]; and

(c)
Biogen will determine, in its sole discretion, whether to [***] the Priority Review Voucher [***] or [***] the Priority Review Voucher [***]. If Biogen determines to [***] the Priority Review Voucher [***], then Biogen will consider in good faith [***], to the [***] the Priority Review Voucher [***] or any of the [***].

4.8.	Subcontracting.

4.8.1.
Subject to the terms of this Section 4.8, each Party will have the right to engage Third Party subcontractors to perform certain of its obligations under this Agreement. Any subcontractor to be engaged by a Party to perform a Party’s obligations set forth in the Agreement will meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity and will enter into such Party’s standard nondisclosure agreement consistent with such Party’s standard practices. Any Party engaging a subcontractor hereunder will remain responsible and obligated for such activities and will not grant rights to such subcontractor that interfere with the rights of the other Party under this Agreement. Each Party will be responsible for any income or non-income taxes that arise as a result of such Party’s use of any Third Party subcontractors hereunder, including payroll, income, withholding, sales and use, VAT, customs, duties excise or property taxes, and such taxes will not be reimbursable expenditures.

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4.8.2.
Ionis agrees that, where Biogen wishes to (sub)contract with a Third Party with respect to any of the rights granted under Section 4.4.1(a), Ionis shall, within [***] of any request by Biogen, provide Biogen with a letter of authorization as necessary for Biogen to be able to contract with such Third Party in accordance with the terms of this Agreement. Biogen will ensure that any Third Party (sub)contractors Biogen uses to conduct the process development or manufacturing activities contemplated by Section 4.4.1(a) will be obligated to assign to Biogen all right, title and interest in and to any inventions developed by such (sub)contractors in the performance of such activities. Biogen will not enter into any new agreement or other obligation with any Third Party, or amend an existing agreement with a Third Party, in each case that restricts, limits, diminishes or encumbers the rights granted to Ionis under the Manufacturing Process Development Terms. In addition, after the Effective Date, Biogen will use reasonable efforts to include, in any agreement with a (sub)contractor that has substantial material obligations related to the Development, Manufacture or Commercialization of a Product, provisions requiring that, in the event the applicable Option is terminated, expires unexercised or this Agreement is terminated, such (sub)contractor would enter into an agreement with Ionis with respect to such Product that is substantially similar to such (sub)contractor’s agreement with Biogen and would reasonably cooperate with Ionis to facilitate the transition of such Product to Ionis following such termination or Option expiration, including the transfer to Ionis of data and information in such (sub)contractor’s possession related to the Product.

4.9.	Technology Transfer.

4.9.1.
Technology Transfer to Biogen during the Option Period. Within [***] after the Effective Date, Ionis will deliver to Biogen or one or more designated Affiliates, solely for use by Biogen, its Affiliates or a Third Party acting on Biogen’s behalf to conduct any Biogen Activities that are Development activities and any Manufacturing activities permitted under Section 4.4.1(a) in accordance with this Agreement, all Ionis Know-How and Ionis Manufacturing and Analytical Know-How in Ionis’ Control that is necessary to conduct such Biogen Activities. If requested by Biogen, Ionis will provide Biogen with a reasonable level of assistance in connection with such transfer, which Biogen will reimburse Ionis for its time incurred in providing such assistance at the then-applicable FTE Rate, plus any reasonable out-of-pocket expenses incurred by Ionis in providing such assistance, using the payment mechanism set forth in Section 1.8.

4.9.2.
Technology Transfer to Biogen after Option Exercise. On a Collaboration Program-by-Collaboration Program basis, Ionis will promptly, but no later than [***] after Biogen exercises its Option for such Collaboration Program hereunder, deliver to Biogen or one or more designated Affiliates:

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(a)
Ionis Know-How. All Ionis Know-How in Ionis’ possession that has not previously been provided hereunder, for use solely in accordance with the licenses granted under Section 4.1.1 and Section 10.4.2, and Ionis will and does hereby assign to Biogen all of Ionis’ right, title and interest in and to all Regulatory Materials (including drafts) that relate to the applicable Development Candidate; provided that, (x) notwithstanding the foregoing, and subject to the provisions of Section 2.1, the Parties acknowledge that Ionis shall be permitted to use excerpts or portions of any such assigned Regulatory Materials in any other regulatory submissions, notifications, registrations, approvals and/or other filings and correspondence made to or with a Regulatory Authority in any country or jurisdiction related to products other than the Development Candidate, provided, further that such excerpts or portions shall not include (i) any non-public data or information, in each case, related solely to the applicable Development Candidate, or (ii) any Confidential Information of Biogen, and (y) for clarity, such assignment of Ionis’ right, title and interest in and to such Regulatory Materials shall not include the assignment of any Know-How (including any data) contained therein. If Ionis intends to use any excerpt or portion of any such assigned Regulatory Materials in accordance with clause (x) of the preceding sentence that are not in the public domain and do not relate to Ionis’ antisense oligonucleotide platform, Ionis shall, at least 30 days in advance of the anticipated submission of such excerpt or portion to a Regulatory Authority, notify Biogen of such intent and provide to Biogen a copy of such proposed excerpt or portion for review and comment. The Parties shall discuss in good faith any comments of Biogen with respect to such proposed excerpt or portion prior to submission thereof. To assist with the transfer and assignment of such Ionis Know-How, Ionis will make its personnel reasonably available to Biogen during normal business hours for up to [***] ([***]) of Ionis’ time for each Collaboration Program to transfer such Ionis Know-How under this Section 4.9.2(a). Thereafter, if requested by Biogen, Ionis will provide Biogen with a reasonable level of assistance in connection with such transfer, which Biogen will reimburse Ionis for its time incurred in providing such assistance at the then-applicable FTE Rate, plus any reasonable out-of-pocket expenses incurred by Ionis in providing such assistance, using the payment mechanism set forth in Section 1.8.

(b)
Ionis Manufacturing and Analytical Know-How. Solely for use by Biogen, its Affiliates or a Third Party acting on Biogen’s behalf to Manufacture API in Biogen’s own or an Affiliate’s manufacturing facility, all Ionis Manufacturing and Analytical Know-How in Ionis’ Control relating to Products, which is necessary for the exercise by Biogen, its Affiliates or a Third Party of the Manufacturing rights granted under Sections 4.1.1. Upon Biogen’s request, subject to Section 4.1.2, Ionis will provide up to [***] for [***] ([***]) of its time for each Collaboration Program to transfer such Ionis Manufacturing and Analytical Know-How under this Section 4.9.2(b) to any Third Party Manufacturing API or Finished Drug Product on Biogen’s behalf solely to Manufacture API or Finished Drug Product in accordance with the terms of this Agreement. Thereafter, if requested by Biogen, Ionis will provide Biogen with a reasonable level of assistance in connection with such transfer, which Biogen will reimburse Ionis for its time incurred in providing such assistance at the then-applicable FTE Rate, plus any reasonable out-of-pocket expenses incurred by Ionis in providing such assistance, using the payment mechanism set forth in Section 1.8.

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(c)
API and Product. Upon Biogen’s written request, Ionis will sell to Biogen any bulk API, Clinical Supplies and Finished Drug Product, and any intermediates, impurity markers and reference standards relating to a Product in Ionis’ possession at the time of the applicable Option exercise, at a price equal to [***].

4.9.3.	Results.

(a)
Each Party shall share with the other Party on an Annual basis (preferably at in-person meetings) the results of such Party’s manufacturing process development activities, including all data, the identity and location of vendors, information and results received from vendors, and planned additional work, (a) in the case of Biogen, to the extent arising under the Manufacturing Process Development Terms (all Know-How and Patent Rights within the foregoing, the “Biogen Results”) and (b) in the case of Ionis, to the extent arising under or otherwise subject to a disclosure obligation of Ionis under this Agreement, (all Know-How and Patent Rights within the foregoing, the “Ionis Results” and, collectively with the Biogen Results, the “Results”). All intellectual property matters with respect to the Results, including any Patent Rights therein, will be governed by the intellectual property provisions of this Agreement, and the Know-How and Patent Rights included in the Ionis Results shall constitute Ionis Manufacturing and Analytical Know-How and Ionis Manufacturing and Analytical Patents, respectively, under this Agreement. If requested by either Party, Biogen and Ionis will establish a manufacturing committee to facilitate the exchange of Results between the Parties. For clarity, Biogen shall have the right, in its sole discretion, to determine whether to seek patent protection for any Biogen Results that are not jointly owned with Ionis, and Biogen shall control and be responsible for all aspects of the Prosecution and Maintenance of any Patent Right within such Biogen Results (each, a “Biogen Manufacturing Program Patent”) in accordance with Section 7.2.2(c) of this Agreement. Biogen shall notify Ionis within 30 days if Biogen files a patent application Controlled by Biogen or its Affiliates that claims any Biogen Results and shall provide Ionis with a copy of such patent application. Ionis will have no obligation to incorporate any Biogen Results into Ionis’ manufacturing processes.

(b)	For clarity, the Manufacturing Process Development Terms, and not the enabling licenses set forth in Section 4.4.3 and Section 4.4.4, shall govern with respect to all Results.

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ARTICLE 5.
DEVELOPMENT, MANUFACTURING AND COMMERCIALIZATION

5.1.
Biogen Diligence. Following Option exercise for a Collaboration Program, Biogen will be solely responsible for all Development, Manufacturing and Commercialization activities, and for all costs and expenses associated therewith, with respect to the Development, Manufacture and Commercialization of Products under such Collaboration Program. If Biogen exercises one or more Options under this Agreement, Biogen will use Commercially Reasonable Efforts to Develop, Manufacture and Commercialize at least one Product under this Agreement.

5.1.1.
Integrated Development Plan for Products. On a Product-by-Product basis, Biogen will prepare a Development and global integrated Product plan outlining key aspects of the Development of each Product through Approval as well as key aspects of worldwide regulatory strategy, market launch, and Commercialization, including Product sales forecasts (each, an “Integrated Development Plan” or “IDP”). Biogen will prepare the IDP for each Product no later than [***] after Option exercise for the Collaboration Program to which such Product relates. The IDP will include [***]. Schedule 5.1.1 sets forth examples of the types of information Biogen expects will be available to include in the IDP at different stages of development and commercialization. Once Biogen has prepared such plans, Biogen will update the IDP consistent with Biogen’s standard practice and provide such updates to Ionis [***] ([***]) [***]. Biogen and Ionis will meet [***] to discuss the draft of the IDP and Biogen will consider, in good faith, any proposals and comments made by Ionis for incorporation in the final IDP. Notwithstanding the foregoing, Biogen’s obligations to provide Ionis with information or reports with respect to a Product under this Section 5.1.1 will terminate if [***].

5.1.2.
Investigator’s Brochure. Following Option exercise for a Collaboration Program, Biogen will keep Ionis reasonably informed with respect to the status, activities and progress of Development of Products under such Collaboration Program by providing a copy of the Investigator’s Brochure and any updates thereto to Ionis. Biogen’s obligations under this Section 5.1.2 will terminate if [***].

5.2.
Regulatory Matters. Consistent with Section 4.7 and Section 4.9.2, if Biogen exercises an Option with respect to a Collaboration Program, Biogen shall have ownership of all INDs, NDAs, MAAs, Priority Review Vouchers, orphan drug designations and other regulatory filings and documentation with respect to Products under such Collaboration Program, and will be responsible for all communications with Regulatory Authorities regarding such Products. Subject to Section 5.2.2 and Section 5.2.3, Biogen will have sole decision-making authority with respect to the matters set forth in this Section 5.2.

5.2.1.
Participation in Regulatory Meetings. On a Collaboration Program-by-Collaboration Program basis, following Option exercise for a particular Collaboration Program, Biogen will provide Ionis with as much advance written notice as practicable of any meetings that Biogen has or plans to have with a Regulatory Authority regarding pre-approval or Approval matters for such Product or that directly relate to Ionis’ antisense oligonucleotide chemistry platform, and will allow [***] of Ionis to participate in any such meetings at the direction of Biogen; provided, however, that Biogen may exclude Ionis from any portion of such meeting that does not pertain to such Product or to Ionis’ antisense oligonucleotide chemistry platform.

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5.2.2.
Regulatory Communications. On a Collaboration Program-by-Collaboration Program basis, following Option exercise for a particular Collaboration Program, Biogen will promptly provide Ionis with copies of documents and communications submitted to (including drafts thereof) and received from Regulatory Authorities [***] that materially impact the Development or Commercialization of such Product for Ionis’ review and comment, and Biogen will consider in good faith including any comments provided by Ionis to such documents and communications. During such period, Biogen will promptly notify Ionis upon receipt of any such documents or communications from any Regulatory Authority [***].

5.2.3.
Class Generic Claims. To the extent Biogen intends to make any claims in a Product label or regulatory filing that are class generic to ASOs, Biogen will provide such claims and regulatory filings to Ionis in advance and will consider in good faith any proposals and comments made by Ionis, provided, however, that Biogen is not obligated to incorporate such proposals and comments in any such claims and regulatory filings.

5.2.4.
Applicable Laws. Biogen will perform its activities pursuant to this Agreement in compliance with good laboratory and clinical practices and cGMP, in each case as applicable under the laws and regulations of the country and the state and local government wherein such activities are conducted.

5.3.	Pharmacovigilance Agreement; Global Safety Database.

5.3.1.
Pharmacovigilance Agreement. No later than [***] prior to the date on which Biogen reasonably anticipates that it will exercise an Option, the Parties shall enter into a written pharmacovigilance agreement governing each Party’s respective obligations with respect to safety-related matters, including matters relating to the collection, review, assessment, tracking, exchange and filing of information related to adverse events associated with such Product, on terms substantially the same as the terms of the safety data exchange agreements entered into by the Parties with respect to the ALS Collaboration Programs and Biogen Conducted Non-ALS Collaboration Programs (each as defined in the Amended and Restated Strategic Neurology Drug Discovery and Development Collaboration, Option and License Agreement between the Parties dated October 20, 2017).

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5.3.2.	Ionis’ Antisense Safety Database.

(a)
Ionis maintains an internal database that includes information regarding the tolerability of its drug compounds, individually and as a class, including information discovered during preclinical and clinical development (the “Ionis Internal ASO Safety Database”). In an effort to maximize understanding of the safety profile and pharmacokinetics of Ionis compounds, Biogen will cooperate in connection with populating the Ionis Internal ASO Safety Database. To the extent collected by Biogen and in the form in which Biogen uses/stores such information for its own purposes, Biogen will provide Ionis with information concerning toxicology, pharmacokinetics, safety pharmacology study(ies), serious adverse events and other safety information related to Products as soon as practicable following the date such information is available to Biogen (but not later than [***] after Biogen’s receipt of such information). In connection with any reported serious adverse event, Biogen will provide Ionis all serious adverse event reports, including initial, interim, follow-up, amended, and final reports. In addition, with respect to Products, Biogen will provide Ionis with copies of Annual safety updates filed with each IND and the safety sections of any final Clinical Study reports within [***] following the date such information is filed or is available to Biogen, as applicable. Furthermore, Biogen will promptly provide Ionis with any supporting data and answer any follow-up questions reasonably requested by Ionis. All such information disclosed by Biogen to Ionis will be Biogen Confidential Information; provided, however, that Ionis may disclose any such Biogen Confidential Information to (i) Ionis’ other partners pursuant to Section 5.3.2(b) below if such information is regarding class generic properties of ASOs, or (ii) any Third Party, in each case, so long as Ionis does not disclose the identity of a Product or Biogen. Biogen will deliver all such information to Ionis for the Ionis Internal ASO Safety Database to Ionis Pharmaceuticals, Inc., 2855 Gazelle Court, Carlsbad, California 92010, Attention: Chief Medical Officer (or to such other address/contact designated in writing by Ionis). Biogen will also cause its Affiliates and Sublicensees to comply with this Section 5.3.2(a).

(b)
From time to time, Ionis utilizes the information in the Ionis Internal ASO Safety Database to conduct analyses to keep Ionis and its partners informed regarding class generic properties of ASOs, including with respect to safety. As such, if and when Ionis identifies safety or other related issues that may be relevant to a Product (including any potential class-related toxicity), Ionis will promptly (and in no event later than five Business Days following identification by Ionis) inform Biogen of such issues and, if requested, provide the data supporting Ionis’ conclusions.

5.4.
Research and Manufacturing Records. Each Party shall maintain, consistent with its then-current internal policies and practices, and cause its employees and subcontractors to maintain, consistent with its internal policies and Applicable Law, for at least ten (10) years, records and laboratory notebooks, inventory, purchase and invoice records and Manufacturing records, in each case, with respect to the Products in sufficient detail and in a good scientific manner appropriate for (i) inclusion in filings with Regulatory Authorities for such Products, and (ii) obtaining and maintaining intellectual property rights and protections, including Patent Rights for such Products. Such records and laboratory notebooks shall be complete and accurate in all material respects and shall fully and properly reflect all work done, data and developments made, and results achieved. Each Party shall allow the other Party, to the extent necessary for such regulatory or intellectual property protection purposes, to inspect or copy such records, subject to redaction by such Party.

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ARTICLE 6.
FINANCIAL PROVISIONS

6.1.	Up-Front Fee. Within [***] Business Days following the Effective Date, Biogen will pay Ionis an up-front fee of $25,000,000.

6.2.
License Fee. On an Option-by-Option basis, together with Biogen’s written notice to Ionis stating that Biogen is exercising such Option in accordance with this Agreement, Biogen will pay to Ionis a license fee of (A) $[***] if such Option is for the [***] Collaboration Program, or (B) $[***] if such Option is for the [***] Collaboration Program.

6.3.
Development Milestone Payments. On a Collaboration Program-by-Collaboration Program basis, Biogen will pay to Ionis the milestone payments as set forth in Table 1 below when a milestone event (each, a “Development Milestone Event”) listed in Table 1 is first achieved by a Development Candidate under such Collaboration Program:

Table 1
Development Milestone Event	Development Milestone Event Payment for [***] Collaboration Program	Development Milestone Event Payment for [***] Collaboration Program
[***]	$[***]	$[***]
[***]	$[***]	$[***]
[***]	$[***]	$[***]
[***]	$[***]	$[***]

6.4.
Sales Milestone Payments. On a Collaboration Program-by-Collaboration Program basis, Biogen will pay to Ionis the milestone payments as set forth in Table 2 below when a milestone event (each, a “Sales Milestone Event”, and together with the Development Milestone Events, the “Milestone Events”) listed in Table 2 is first achieved by a Product under such Collaboration Program:

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Table 2
Sales Milestone Event	Sales Milestone Event Payment
Annual Worldwide Net Sales of a Product > $[***]	$[***]
Annual Worldwide Net Sales of a Product > $[***]	$[***]
Annual Worldwide Net Sales of a Product > $[***]	$[***]
Annual Worldwide Net Sales of a Product > $[***]	$[***]

6.5.	Limitations on Milestone Payments; Exceptions; Notice.

6.5.1.
On a Collaboration Program-by-Collaboration Program basis, each milestone payment set forth in Table 1 and Table 2 above will be paid only once upon the first achievement of the Milestone Event by a Development Candidate under such Collaboration Program, regardless of how many Development Candidates related to such Collaboration Program achieve such Milestone Event.

6.5.2.
If the [***] Milestone Event is not achieved because Development activities transpired such that achievement of such Milestone Event was unnecessary or did not otherwise occur, then upon achievement of the [***] Milestone Event, the Milestone Event payment applicable to the [***] Milestone Event will also be due. Similarly, if the “Annual Worldwide Net Sales of a Product > $[***]” Sales Milestone Event is achieved in a particular Calendar Year and the “Annual Worldwide Net Sales of a Product > $[***]” Sales Milestone Event is also achieved in such Calendar Year, then both the “Annual Worldwide Net Sales of a Product > $[***]” and the “Annual Worldwide Net Sales of a Product > $[***]” Sales Milestone Event payments are due.

6.5.3.
Each time a Milestone Event is achieved under this ARTICLE 6, Biogen will send Ionis a written notice thereof promptly (but no later than five Business Days) following the date of achievement of such Milestone Event and such payment will be due within [***] of the date such notice was delivered.

6.6.	Royalty Payments to Ionis.

6.6.1.
Biogen Full Royalty. As partial consideration for the rights granted to Biogen hereunder, subject to the provisions of this Section 6.6.1 and Section 6.6.2, Biogen will pay to Ionis royalties on a Collaboration Program-by-Collaboration Program basis on Annual worldwide Net Sales of Products included in the applicable Collaboration Program sold by Biogen, its Affiliates or Sublicensees, on a country-by-country basis, in each case in the amounts as follows in Table 3 below (the “Biogen Full Royalty”):

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Table 3
Royalty Tier	Annual Worldwide Net Sales of Products for the applicable Collaboration Program	Royalty Rate for [***] Collaboration Program	Royalty Rate for [***] Collaboration Program
1	For the portion of Annual Worldwide Net Sales < $[***]	[***]%	[***]%
2	For the portion of Annual Worldwide Net Sales > $[***] but < $[***]	[***]%	[***]%
3	For the portion of Annual Worldwide Net Sales > $[***] but < $[***]	[***]%	[***]%
4	For the portion of Annual Worldwide Net Sales > $[***] but < $[***]	[***]%	[***]%
5	For the portion of Annual Worldwide Net Sales > $[***] but < $[***]	[***]%	[***]%
6	For the portion of Annual Worldwide Net Sales > $[***] but < $[***]	[***]%	[***]%
7	For the portion of Annual Worldwide Net Sales > $[***]	[***]%	[***]%

Annual worldwide Net Sales of Products will be calculated by [***].

(a)
Biogen will pay Ionis royalties on Net Sales of Products [***] under Applicable Laws, and Biogen will provide reports and payments to Ionis consistent with Section 6.9. No royalties are due on Net Sales of Products arising from compassionate use and other programs providing for the delivery of Product at no cost. The sales of Products arising from named patient, compassionate use, or other similar programs will not be considered a First Commercial Sale for purposes of calculating the Full Royalty Period.

(b)
For purposes of clarification, any Ionis Product-Specific Patents assigned to Biogen (i) under the Original Agreement that would, but for such assignment, Cover the applicable Product, or (ii) as set forth in Section 4.2.1, will still be considered Ionis Product-Specific Patents for determining the royalty term and applicable royalty rates under this ARTICLE 6.

6.6.2.	Application of Royalty Rates. All royalties set forth under Section 6.6.1 are subject to the provisions of this Section 6.6.2, and are payable as follows:

(a)
Full Royalty Period. Biogen’s obligation to pay Ionis the Biogen Full Royalty above with respect to a Product will continue on a country-by-country and Product-by-Product basis from the date of First Commercial Sale of such Product until the later of the date of expiration of (i) the last Valid Claim within the Licensed Patents Covering such Product in the country in which such Product is made, used or sold, [***], or (iii) the [***] anniversary of the First Commercial Sale of such Product in such country (such royalty period, the “Full Royalty Period”).

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(b)
Competition from Generic Products. Subject to Section 6.6.2(d), on a country-by-country and Product-by-Product basis, if, within the [***] a Generic Product is sold in a country, then the Biogen Full Royalty rate used to pay Ionis royalties on a Product in such country will be reduced to [***]% of the otherwise applicable Biogen Full Royalty rate. For the purpose of determining the [***] for a particular Product under this Section 6.6.2(b), if requested by Biogen, Ionis and Biogen will meet and confer and mutually agree upon the Parties’ best estimate of when the Full Royalty Period [***] in each country where Products are being sold.

(c)
Reduced Royalty Period. Subject to Section 6.6.2(d), on a country-by-country and Product-by-Product basis, after the expiration of the Full Royalty Period and until the end of the Reduced Royalty Period, in lieu of the royalty rates set forth in Table 3 of Section 6.6.1, Biogen will pay Ionis royalty rates (the “Biogen Reduced Royalty”) on Net Sales of Products calculated on a Calendar Year-by-Calendar Year basis by [***]; provided, however, that the Biogen Reduced Royalty rate in each country will in no event exceed the [***].

(d)	Limitation on Aggregate Reductions and Offsets for Biogen Royalties.

(i)
Aggregate Royalty Reductions. In no event will the aggregate royalty reductions under Section 6.6.2(b) and Section 6.6.2(c) reduce the royalties payable to Ionis on Net Sales of a Product in any given period to an amount that is less than the [***] for such Product.

(ii)
Aggregate Royalty Offsets During Full Royalty Period. During the Full Royalty Period, in no event will the aggregate royalty offsets under Section 6.8.2(b) and Section 6.8.3 reduce the royalties payable to Ionis on Net Sales of a Product in any given period to an amount that is less than the greater of (i) [***], and (ii) [***], provided that Biogen shall have the right to carry forward as offsets against future royalties payable to Ionis with respect to the applicable Product, any amounts that but for this Section 6.6.2(d)(ii), Biogen would have been entitled to deduct from any royalty payments to Ionis.

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(iii)
Aggregate Royalty Offsets During Reduced Royalty Period. During the Reduced Royalty Period, in no event will the aggregate royalty offsets under Section 6.8.2(b) and Section 6.8.3 reduce the royalties payable to Ionis on Net Sales of a Product in any given period to an amount that is less than the greater of (i) [***], and (ii) [***], provided that Biogen shall have the right to carry forward as offsets against future royalties payable to Ionis with respect to the applicable Product, any amounts that but for this Section 6.6.2(d)(iii), Biogen would have been entitled to deduct from any royalty payments to Ionis.

(e)
End of Royalty Obligation for Products. On a country-by-country and Product-by-Product basis, other than [***], Biogen’s obligation to make royalty payments hereunder for such Product in such country will end on the expiration of the Reduced Royalty Period for such Product in such country. “Reduced Royalty Period” means, on a country-by-country and Product-by-Product basis, the period commencing upon the expiration of [***] in such country and ending when the [***].

(f)	Royalty Examples. Schedule 6.6.2(f) attached hereto contains examples of how royalties will be calculated under this Section 6.6.

(g)
Allocation of Net Sales. If, by reason of one or more royalty rate adjustments under this Section 6.6.2, different royalty rates apply to Net Sales of a Product from different countries, Biogen will [***] such Net Sales [***]. Schedule 6.6.2(g) attached hereto contains examples of how Net Sales of such Product from different countries at different royalty rates will be [***].

6.7.	Reverse Royalty Payments to Biogen for a Discontinued Product.

6.7.1.
Reverse Royalty for a Discontinued Product. If Ionis or any of its Affiliates or Sublicensees Commercializes a Discontinued Product for which Biogen has paid Ionis a license fee under Section 6.2, then, following the First Commercial Sale of such Discontinued Product by Ionis or its Affiliates or Sublicensees, Ionis will pay Biogen or its designated Affiliate a royalty of [***]% of Annual worldwide Net Sales of such Discontinued Product (“Reverse Royalties”). Ionis’ obligation to pay Biogen Reverse Royalties will [***].

6.7.2.
Applicable Royalty Provisions. In addition to this Section 6.7, the definition of Net Sales in Appendix 1 and the other provisions contained in this ARTICLE 6 governing payment of royalties from Biogen to Ionis will govern the payment of Reverse Royalties from Ionis to Biogen under this Section 6.7, mutatis mutandis, including the provisions of Sections 6.6.2, 6.8, 6.9, 6.10, 6.11, and 6.12.

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6.8.	Third Party Payment Obligations.

6.8.1.	Existing Ionis In-License Agreements.

(a)
Certain of the Licensed Technology Controlled by Ionis as of the Effective Date licensed to Biogen under Section 4.1.1 is in-licensed or acquired by Ionis under the agreements with Third Party licensors or sellers listed on Schedule 6.8.1 or in a separate written agreement between the Parties (all such license or purchase agreements being the “Ionis In-License Agreements”), and certain milestone or royalty payments and license maintenance fees may become payable by Ionis to such Third Parties under the Ionis In-License Agreements based on the Development and Commercialization of a Product by Biogen under this Agreement.

(b)	Any payment obligations arising under the Ionis In-License Agreements as existing on the Effective Date, as they apply to Products, will be paid by [***] as [***].

6.8.2.	New Third Party Agreements Prior to Development Candidate Designation.

(a)
If, prior to the designation of a Development Candidate under Section 1.4.2(b) with respect to a Collaboration Program, either Party becomes aware of Third Party Patent Rights or Know-How that are necessary to Develop, Manufacture or Commercialize a Product under such Collaboration Program, Ionis will seek to obtain a sublicensable license under such Third Party Patent Rights or Know-How. If Ionis obtains such a license, such Third Party Patent Rights or Know-How shall automatically be deemed “Licensed Technology” under this Agreement, and any payment obligations arising under such license, as they apply to Products, will be paid by [***] as [***]. If any such Third Party Patent Right would have been considered an Ionis Product-Specific Patent had Ionis Controlled such Patent Right on the Effective Date, then Biogen shall have the right to review and comment on the terms of any license with respect to such Third Party Patent Right prior to execution thereof, and Ionis shall only enter into such license in the final form approved by Biogen (such approval not to be unreasonably withheld, delayed or conditioned).

(b)
If Ionis fails to obtain such a license under such Third Party Patent Rights or Know-How, then Ionis will so notify Biogen, and Biogen may seek to obtain such a Third Party license. If Biogen obtains such a Third Party license, then, subject to Section 6.6.2(d), Biogen may offset an amount equal to [***]% of [***] against [***] (including pursuant to Biogen’s right to carry any excess amounts forward to subsequent Calendar Quarters as set forth in Section 6.6.2(d)).

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6.8.3.	New Third Party Agreements Following Development Candidate Designation.

(a)	Additional Ionis IP.

(i)
If, following the designation of a Development Candidate under Section 1.4.2(b) with respect to a Collaboration Program, either Party becomes aware of any Additional Core IP or any Patent Right or Know-How that would have been considered an Ionis Manufacturing and Analytical Patent or Ionis Manufacturing and Analytical Know-How had Ionis Controlled such Patent Right or Know-How on the Effective Date (such Patent Rights and Know-How, “Additional Manufacturing IP” and, collectively with the Additional Core IP, the “Additional Ionis IP”), Ionis will have the first right, but not the obligation, to negotiate with and obtain a license from the Third Party Controlling such Additional Ionis IP. If Ionis obtains such a Third Party license, Ionis will include such Additional Ionis IP in the license granted to Biogen under Section 4.1.1, and any financial obligations under such Third Party agreement will be paid solely by [***] as [***].

(ii)
If, however, Ionis elects not to obtain such a license to such Additional Ionis IP, Ionis will so notify Biogen, and Biogen may obtain such a Third Party license. If Biogen obtains such a Third Party license, then, subject to Section 6.6.2(d), Biogen may offset an amount equal to [***]% of [***] against [***] of this Agreement [***] (including pursuant to Biogen’s right to carry any excess amounts forward to subsequent Calendar Quarters as set forth in Section 6.6.2(d)).

(iii)
If it is unclear whether certain Third Party Patent Rights or Know-How constitute Additional Ionis IP, Ionis will send written notice to such effect to Biogen, and the Parties will engage a mutually agreed upon independent Third Party intellectual property lawyer with expertise in the patenting of ASOs, and appropriate professional credentials in the relevant jurisdiction, to determine the question of whether or not such Third Party intellectual property is Additional Ionis IP. The determination of the Third Party expert engaged under the preceding sentence will be binding on the Parties solely for purposes of determining whether Biogen is permitted to [***]. The costs of any Third Party expert engaged under this Section 6.8.3(a)(iii) will be paid by the Party against whose position the Third Party lawyer’s determination is made.

(iv)
If a Third Party Controlling Additional Ionis IP is awarded a judgment from a court of competent jurisdiction arising from its claim against Biogen asserting that [***], Biogen will be permitted to (i) [***], and (ii) [***] (in each case ((A) and (B)), subject to Biogen’s right to carry any excess amounts forward to subsequent Calendar Quarters as set forth in Section 6.6.2(d)).

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(b)
Other Intellectual Property. If following the designation of a Development Candidate under Section 1.4.2(b) with respect to a Collaboration Program, either Party becomes aware of Third Party Patent Rights or Know-How that would be [***] Develop, Manufacture or Commercialize a Product under such Collaboration Program and that do not constitute Additional Ionis IP [***], then such Party will promptly provide the other Party with written notice of any such Third Party Patent Rights or Know-How, and Biogen will have the sole right, but not the obligation, to negotiate with and obtain a license from the Third Party Controlling such Third Party Patent Rights or Know-How. Except as expressly set forth in Section 7.1.3(b), if Biogen obtains such a Third Party license, and subject to Section 6.6.2(d), Biogen may offset an amount equal to [***]% of [***] against [***] (including pursuant to Biogen’s right to carry any excess amounts forward to subsequent Calendar Quarters as set forth in Section 6.6.2(d)); provided, however, [***].

6.9.	Payments.

6.9.1.
Commencement. Beginning with the Calendar Quarter in which the First Commercial Sale for a Product is made and for each Calendar Quarter thereafter, Biogen will make royalty payments to Ionis under this Agreement within [***] following the end of each such Calendar Quarter. Each royalty payment will be accompanied by a report, summarizing Net Sales for Products during the relevant Calendar Quarter and the calculation of royalties due thereon, including country, units, sales price and the exchange rate used and the aggregate reduction to gross sales to arrive at Net Sales. Following the end of the first full Calendar Quarter subsequent to First Commercial Sale in a Major Market of any Product (but not in any subsequent Calendar Quarter unless there is a material change in the amount of any reduction to gross sales or the methodology used by Biogen to calculate any such reduction), Biogen will also include in such report a description of the reductions to gross sales to arrive at Net Sales, broken down by each category of reduction listed in clauses (a) through (d) of the definition of “Net Sales” and a non-binding qualitative analysis describing how Biogen anticipates such reductions may fluctuate over time. If no royalties are payable in respect of a given Calendar Quarter, Biogen will submit a written royalty report to Ionis so indicating together with an explanation as to why no such royalties are payable. In addition, beginning with the Calendar Quarter in which the First Commercial Sale for a Product is made and for each Calendar Quarter thereafter, within [***] following the end of each such Calendar Quarter, Biogen will provide Ionis a [***] report estimating the total Net Sales of, and royalties payable to Ionis for, Products projected for such Calendar Quarter.

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6.9.2.
Mode of Payment. All payments under this Agreement will be (i) payable in full in United States dollars, regardless of the country(ies) in which sales are made, (ii) made by wire transfer of immediately available funds to an account designated by Ionis in writing, and (iii) irrevocable, non-refundable and non-creditable. Whenever for the purposes of calculating the royalties payable under this Agreement conversion from any foreign currency will be required, all amounts will first be calculated in the currency of sale and then converted into United States dollars by applying the monthly average rate of exchange as utilized by Biogen, in accordance with GAAP, fairly applied and as employed on a consistent basis throughout Biogen’s operations.

6.9.3.
Records Retention. Commencing with the First Commercial Sale of a Product, Biogen will keep complete and accurate records pertaining to the sale of Products for a period of [***] after the year in which such sales occurred, and in sufficient detail to permit Ionis to confirm the accuracy of the Net Sales or royalties paid by Biogen hereunder.

6.10.
Audits. After Biogen is granted a license under Section 4.1.1 for a particular Product, during the Agreement Term and for a period of [***] thereafter, at the request and expense of Ionis, Biogen will permit an independent certified public accountant of nationally recognized standing appointed by Ionis, at reasonable times and upon reasonable notice, but in no case more than [***], to examine such records as may be necessary for the purpose of verifying the calculation and reporting of Net Sales (including for purposes of determining if a milestone is due under Section 6.4) and the correctness of any royalty payment made under this Agreement for any period within the preceding [***]. As a condition to examining any records of Biogen, such auditor will sign a nondisclosure agreement reasonably acceptable to Biogen in form and substance. Any and all records of Biogen examined by such independent certified public accountant will be deemed Biogen’s Confidential Information. Upon completion of the audit, the accounting firm will provide both Biogen and Ionis with a written report disclosing whether the royalty payments made by Biogen are correct or incorrect and the specific details concerning any discrepancies (“Audit Report”). If, as a result of any inspection of the books and records of Biogen, it is shown that Biogen’s payments under this Agreement were less than the royalty amount (or sales milestone amount) which should have been paid, then Biogen will make all payments required to be made by paying Ionis the difference between such amounts to eliminate any undisputed discrepancy revealed by said inspection within 45 days of receiving the Audit Report, with interest calculated in accordance with Section 6.12. If, as a result of any inspection of the books and records of Biogen, it is shown that Biogen’s payments under this Agreement were greater than the royalty amount which should have been paid, [***]; provided, however, that if [***]. Ionis will pay for such audit, except that if Biogen is found to have underpaid Ionis by more than [***]% of the amount that should have been paid, Biogen will reimburse Ionis’ reasonable costs of the audit.

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6.11.	Taxes.

6.11.1.
Taxes on Income. Each Party will be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement.

6.11.2.
Withholding Tax. The Parties agree to cooperate with one another and use reasonable efforts to lawfully avoid or reduce tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by the paying Party to the receiving Party under this Agreement. To the extent the paying Party is required to deduct and withhold taxes, interest or penalties on any payment, the paying Party will pay the amounts of such taxes to the proper governmental authority for the account of the receiving Party and remit the net amount to the receiving Party in a timely manner. The paying Party will promptly furnish the receiving Party with proof of payment of such taxes. If documentation is necessary in order to secure an exemption from, or a reduction in, any withholding taxes, the Parties will provide such documentation to the extent they are entitled to do so.

6.11.3.
Tax Cooperation. Ionis will provide Biogen with any and all tax forms that may be reasonably necessary in order for Biogen to lawfully not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Following Biogen’s timely receipt of such tax forms from Ionis, Biogen will not withhold tax or will withhold tax at a reduced rate under an applicable bilateral income tax treaty, if appropriate under the Applicable Laws. Ionis will provide any such tax forms to Biogen upon request and in advance of the due date. Each Party will provide the other with reasonable assistance to determine if any taxes are applicable to payments under this Agreement and to enable the recovery, as permitted by Applicable Law, of withholding taxes resulting from payments made under this Agreement, such recovery to be for the benefit of the Party who would have been entitled to receive the money but for the application of withholding tax under this Section 6.11.

The provisions of this Section 6.11 are to be read in conjunction with the provisions of Section 12.4 below.

6.12.
Interest. Any undisputed payments to be made hereunder that are not paid on or before the date such payments are due under this Agreement will bear interest at a rate per annum equal to the lesser of (i) the rate announced by Bank of America (or its successor) as its prime rate in effect on the date that such payment would have been first due plus 1% or (ii) the maximum rate permissible under Applicable Law.

6.13.
Exclusion of Products under Original Agreement. For clarity, and notwithstanding anything to the contrary in this Agreement or the Original Agreement, irrespective of whether an [***] Compound or an [***] Compound meets the definition of a “Compound” as defined in the Original Agreement, if any such [***] Compound or [***] Compound is designated an [***] Development Candidate, an [***] Development Candidate, or a Backup Compound under this Agreement, then such [***] Development Candidate, [***] Development Candidate, and/or Backup Compound will be subject to the terms of this Agreement and not the terms of the Original Agreement.

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ARTICLE 7.
INTELLECTUAL PROPERTY

7.1.	Ownership.

7.1.1.
Ionis Technology and Biogen Technology. As between the Parties, Ionis will own and retain all of its rights, title and interest in and to the Licensed Know-How and Licensed Patents and Biogen will own and retain all of its rights, title and interest in and to the Biogen Know-How and Biogen Patents, subject to any assignments, rights or licenses expressly granted by one Party to the other Party under this Agreement.

7.1.2.
Agreement Technology. As between the Parties, Biogen is the sole owner of any Know-How discovered, developed, invented or created solely by or on behalf of Biogen or its Affiliates under this Agreement (“Biogen Program Know-How”) and any Patent Rights that claim or cover Biogen Program Know-How (“Biogen Program Patents” and together with the Biogen Program Know-How, the “Biogen Program Technology”), and will retain all of its rights, title and interest thereto, subject to any rights or licenses expressly granted by Biogen to Ionis under this Agreement. As between the Parties, Ionis is the sole owner of any Know-How discovered, developed, invented or created solely by or on behalf of Ionis or its Affiliates under this Agreement (“Ionis Program Know-How”) and any Patent Rights that claim or cover such Know-How (“Ionis Program Patents” and together with the Ionis Program Know-How, the “Ionis Program Technology”), and will retain all of its rights, title and interest thereto, subject to any assignment, rights or licenses expressly granted by Ionis to Biogen under this Agreement. Any Know-How discovered, developed, invented or created jointly under this Agreement by or on behalf of both Parties or their respective Affiliates or Third Parties acting on their behalf (“Jointly-Owned Program Know-How”), and any Patent Rights that claim or cover such Jointly-Owned Program Know-How (“Jointly-Owned Program Patents”, and together with the Jointly-Owned Program Know-How, the “Jointly-Owned Program Technology”), are owned jointly by Biogen and Ionis on an equal and undivided basis, including all rights, title and interest thereto, subject to any rights or licenses expressly granted by one Party to the other Party under this Agreement. Except as expressly provided in this Agreement, neither Party will have any obligation to account to the other for profits with respect to, or to obtain any consent of the other Party to license or exploit, Jointly-Owned Program Technology by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting. Each Party will promptly disclose to the other Party in writing, and will cause its Affiliates to so disclose, the discovery, development, invention or creation of any Jointly-Owned Program Technology. The Biogen Program Patents, Ionis Program Patents and Jointly-Owned Program Patents are collectively referred to herein as the “Program Patents.”

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7.1.3.	Joint Patent Committee.

(a)
The Parties will establish a Joint Patent Committee (the “JPC”). The JPC will serve as the primary contact and forum for discussion between the Parties with respect to intellectual property matters arising under this Agreement, including the preparation of the intellectual property assessment to be included in each Development Candidate Data Package and the activities set forth in this ARTICLE 7, and will cooperate with respect to any such activities. Ionis’ obligation to participate in the JPC will terminate upon Biogen’s exercise of (or the expiration or termination of) the last Option. Thereafter, Ionis will have the right, but not the obligation, to participate in JPC meetings. In preparing the intellectual property assessment to be included in each Development Candidate Data Package, the JPC will discuss a strategy with regard to intellectual property considerations with respect to the applicable Development Candidate, including prosecution and maintenance, defense and enforcement of Ionis Product-Specific Patents that would be or are licensed to Biogen under Section 4.1.1 in connection with a Product and Biogen Product-Specific Patents, defense against allegations of infringement of Third Party Patent Rights, and licenses to Third Party Patent Rights or Know-How, in each case to the extent such matter would be reasonably likely to have a material impact on this Agreement or the Original Agreement or the licenses granted hereunder or thereunder, which strategy will be considered in good faith by the Party entitled to prosecute, enforce or defend such Patent Rights, as applicable, hereunder, but will not be binding on such Party.

(b)
Ionis or Biogen (as applicable) will provide the JPC with notice of any Know-How or Patent Rights discovered, developed, invented or created jointly by such Party and a Third Party in the performance of activities under the ASO Development Candidate Identification Plan or activities under the preclinical toxicology strategy for a Collaboration Program, or solely by a Third Party performing activities under the ASO Development Candidate Identification Plan or activities under the preclinical toxicology strategy for a Collaboration Program on such Party’s behalf (such Know-How and Patent Rights, the “Collaborator IP”) promptly after such Party receives notice or otherwise becomes aware of the existence of such Collaborator IP. The JPC will determine whether any such Collaborator IP would be infringed by the Development, registration, Manufacture or Commercialization of the applicable Development Candidate or any Compound under consideration for potential designation as a Development Candidate. If the JPC (or independent patent counsel engaged pursuant to this Section 7.1.3(b)) determines that any Collaborator IP would be infringed by such Development, registration, Manufacture or Commercialization, [***]; provided that, [***].

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Notwithstanding any provision to the contrary in this Agreement, if Collaborator IP arises from activities performed by a Third Party under the ASO Development Candidate Identification Plan or activities under the preclinical toxicology strategy for a Collaboration Program, then any payment obligations arising under the applicable [***] based on the Development or Commercialization of a Product will be paid as follows: [***].

With respect to any such Collaborator IP [***], Biogen will have the right in accordance with Section 4.1.5 to elect to exclude any such Collaborator IP from the applicable license granted to Biogen under Section 4.1.1 by providing Ionis written notice prior to Option exercise. If, prior to the date the applicable license under Section 4.1.1 is granted hereunder, Biogen provides Ionis with such a written notice to exclude certain of such Collaborator IP from such license, such Collaborator IP will not be included in the Licensed Technology licensed with respect to the applicable Products under this Agreement. If Biogen does not provide Ionis with such a written notice to exclude such Collaborator IP prior to the date the applicable license under Section 4.1.1 is granted hereunder, such Collaborator IP (and any Third Party Obligations to the extent applicable to Products) will be included in the Licensed Technology licensed with respect to the applicable Products under this Agreement.

In case of a dispute in the JPC over whether any Collaborator IP would be infringed by the Development, registration, Manufacture or Commercialization of the applicable Development Candidate or any Compound under consideration for potential designation as the Development Candidate, at the non-contracting Party’s request, such dispute will be resolved by independent patent counsel not engaged or regularly employed in the past two years by either Party and reasonably acceptable to both Parties, taking into account any existing prior art. The decision of such independent patent counsel will be binding on the Parties. Expenses of such patent counsel will be borne by the non-contracting Party.

(c)
In addition, the JPC will be responsible for the determination of inventorship of Program Patents in accordance with United States patent laws. In case of a dispute in the JPC (or otherwise between Ionis and Biogen) over inventorship of Program Patents, if the JPC cannot resolve such dispute, such dispute will be resolved by independent patent counsel not engaged or regularly employed in the past two years by either Party and reasonably acceptable to both Parties. The decision of such independent patent counsel will be binding on the Parties. Expenses of such patent counsel will be shared equally by the Parties.

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(d)
The JPC will comprise an equal number of members from each Party. The JPC will meet as often as agreed by them (and at least semi-Annually), to discuss matters arising out of the activities set forth in this ARTICLE 7. The JPC will determine by unanimous consent the JPC operating procedures at its first meeting, including the JPC’s policies for replacement of JPC members, and the location of meetings, which will be codified in the written minutes of the first JPC meeting. To the extent reasonably requested by either Party, the JPC will solicit the involvement of more senior members of their respective legal departments (up to the most senior intellectual property attorney, where appropriate) with respect to critical issues, and may escalate issues to the Executives for input and resolution pursuant to Section 12.1. Each Party’s representatives on the JPC will consider comments and suggestions made by the other in good faith. If either Party deems it reasonably advisable, the Parties will enter into a mutually agreeable common interest agreement covering the matters contemplated by this Agreement.

7.2.
Prosecution and Maintenance of Patents. The Parties acknowledge and agree that it is critical to the success of the Products under this Agreement and to the continued success of Spinraza®, that the Parties closely coordinate the Prosecution and Maintenance of any Patent Rights for Products under this Agreement with the Prosecution and Maintenance of the Patent Rights for Spinraza® under the Original Agreement. Such efforts will include Ionis’ coordination with Biogen prior to Option exercise of Ionis’ Prosecution and Maintenance of the Ionis Product-Specific Patents and any Jointly-Owned Program Patents Covering Products.

7.2.1.
Patent Filings. The Party responsible for Prosecution and Maintenance of any Patent Rights as set forth in Section 7.2.2 and Section 7.2.3 will endeavor to obtain patent protection for the applicable Product as it Prosecutes and Maintains its other patents Covering products in development, using counsel of its own choice but reasonably acceptable to the other Party, in such countries as the responsible Party sees fit. On a Collaboration Program-by-Collaboration Program basis, until the earlier of the date Biogen is granted the license under Section 4.1.1 and the expiration or termination of Biogen’s right to be granted such license, Ionis will use Commercially Reasonable Efforts to diligently Prosecute and Maintain all Ionis Product-Specific Patents and any Jointly-Owned Program Patents Covering Products, in each case to the extent that Ionis has the right to Prosecute and Maintain such Patent Rights.

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7.2.2.	Licensed Patents and Biogen Patents.

(a)
Licensed Patents In General. Prior to the date Biogen is granted the license under Section 4.1.1 for a Product, Ionis will control and be responsible for all aspects of the Prosecution and Maintenance of all Licensed Patents that are the subject of such license grant, subject to Section 7.2.2(b) and Section 7.2.3; provided if Biogen reasonably believes that Ionis’ planned Prosecution and Maintenance of a Product-Specific Patent that would be subject to a license granted to Biogen under Section 4.1.1, is reasonably likely to adversely affect the scope, validity or enforceability of a Product-Specific Patent Covering Spinraza® under the Original Agreement, then the Parties through the JPC will try to develop a strategy that maximizes the protection for the potential Development Candidates under this Agreement but is not reasonably likely to adversely affect the scope, validity or enforceability of a Product-Specific Patent Covering Spinraza® under the Original Agreement. If the Parties cannot agree on such a strategy then either Party may refer the matter to (and the Parties will engage) a mutually agreed upon independent Third Party intellectual property lawyer with expertise in the patenting of ASOs, and appropriate professional credentials in the relevant jurisdiction, to determine if Ionis’ planned Prosecution and Maintenance is reasonably likely to adversely affect the scope, validity or enforceability of a Product-Specific Patent Covering Spinraza® under the Original Agreement. If such independent Third Party intellectual property lawyer believes Ionis’ planned Prosecution and Maintenance is reasonably likely to adversely affect the scope, validity or enforceability of a Product-Specific Patent Covering Spinraza® under the Original Agreement, such lawyer will propose a strategy to maximize the protection for the potential Development Candidates under this Agreement but is not reasonably likely to adversely affect the scope, validity or enforceability of a Product-Specific Patent Covering Spinraza®. The determination and recommended strategy of the Third Party expert engaged under this Section 7.2.2(a) will be binding on the Parties solely for purposes of setting the Prosecution and Maintenance strategy for the relevant Product-Specific Patent under this Agreement. The costs of any Third Party expert engaged under this Section 7.2.2(a) will be paid by the Party against whose position the Third Party lawyer’s determination is made. During the Agreement Term, Ionis will control and be responsible for all aspects of the Ionis Core Technology Patents and Ionis Manufacturing and Analytical Patents.

(b)
Licensed Patents After License Grant. After the date Biogen is granted the license under Section 4.1.1 for a Product, Biogen will control and be responsible for all aspects of the Prosecution and Maintenance of all the Ionis Product-Specific Patents and Jointly-Owned Program Patents that are the subject of such license to the same extent Ionis had the right to control and was responsible for such Prosecution and Maintenance immediately prior to such license.

(c)	Biogen Patents. During the Agreement Term, Biogen will control and be responsible for all aspects of the Prosecution and Maintenance of all Biogen Patents, subject to Section 7.2.4.

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7.2.3.
Jointly-Owned Program Patents. Ionis will control and be responsible for all aspects of the Prosecution and Maintenance of Jointly-Owned Program Patents that do not Cover Products. Prior to the date Biogen is granted the license under Section 4.1.1, Ionis will control and be responsible for all aspects of the Prosecution and Maintenance of Jointly-Owned Program Patents Covering Products that are the subject of such license. After the date Biogen is granted the license under Section 4.1.1, Biogen will control and be responsible for all aspects of the Prosecution and Maintenance of Jointly-Owned Program Patents Covering Products that are the subject of such license.

7.2.4.	Other Matters Pertaining to Prosecution and Maintenance of Patents.

(a)
Each Party will keep the other Party informed through the JPC as to material developments with respect to the Prosecution and Maintenance of the Ionis Core Technology Patents, Product-Specific Patents and Jointly-Owned Program Patents for which such Party has responsibility for Prosecution and Maintenance pursuant to Section 7.2.2, Section 7.2.3 or this Section 7.2.4, including by providing copies of material data as it arises, any office actions or office action responses or other correspondence that such Party provides to or receives from any patent office, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions, and all patent-related filings, and by providing the other Party the timely opportunity to have reasonable input into the strategic aspects of such Prosecution and Maintenance.

(b)
If Biogen elects (a) not to file and prosecute patent applications for the Jointly-Owned Program Patents, Ionis Product-Specific Patents that have been licensed or assigned to Biogen under this Agreement or Biogen Product-Specific Patents (“Biogen-Prosecuted Patents”) in a particular country, (b) not to continue the prosecution (including any interferences, oppositions, reissue proceedings, re-examinations, and patent term extensions, adjustments, and restorations) or maintenance of any Biogen-Prosecuted Patent in a particular country, or (c) not to file and prosecute patent applications for the Biogen-Prosecuted Patent in a particular country following a written request from Ionis to file and prosecute in such country, then Biogen will so notify Ionis promptly in writing of its intention (including a reasonably detailed rationale for doing so) in good time to enable Ionis to meet any deadlines by which an action must be taken to establish or preserve any such Patent Right in such country; and except as set forth in Section 7.2.4(c), Ionis will have the right, but not the obligation, to file, prosecute, maintain, enforce, or otherwise pursue such Biogen-Prosecuted Patent in the applicable country at its own expense with counsel of its own choice. In such case, Biogen will cooperate with Ionis to file for, or continue to Prosecute and Maintain or enforce, or otherwise pursue such Biogen-Prosecuted Patent in such country in Ionis’ own name, but only to the extent that Biogen is not required to take any position with respect to such abandoned Biogen-Prosecuted Patent that would be reasonably likely to adversely affect the scope, validity or enforceability of any of the other Patent Rights being prosecuted and maintained by Biogen under this Agreement. Notwithstanding anything to the contrary in this Agreement, if Ionis assumes responsibility for the Prosecution and Maintenance of any such Biogen-Prosecuted Patent under this Section 7.2.4(b), Ionis will have no obligation to notify Biogen if Ionis intends to abandon such Biogen-Prosecuted Patent.

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(c)
Notwithstanding Section 7.2.4(b) above, if, after having consulted with outside counsel, Biogen reasonably determines that filing or continuing to prosecute a patent application in a particular country for a Biogen-Prosecuted Patent (the “Conflicting Patent Right”) is reasonably likely to adversely affect the scope, validity or enforceability of a patent application or issued patent in a particular country for another Biogen-Prosecuted Patent (the “Superior Patent Right”), in each case where both the Conflicting Patent Right and the Superior Patent Right if issued would meet the criteria set forth in clause (i) of Section 6.6.2(a), then so long as Biogen continues to Prosecute and Maintain the Superior Patent Right in accordance with this Agreement, Ionis will not have the right under Section 7.2.4(a) above to file or prosecute the Conflicting Patent Right.

(d)
If, during the Agreement Term, Ionis intends to abandon any Ionis Product-Specific Patent for which Ionis is responsible for Prosecution and Maintenance without first filing a continuation or substitution, then, if Biogen’s right to obtain a license under Section 4.1.1 to such Ionis Product-Specific Patent has not expired or terminated, Ionis will notify Biogen of such intention at least [***] days before such Patent Right will become abandoned, and Biogen will have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof at its own expense (subject to Section 7.3.1) with counsel of its own choice. Notwithstanding anything to the contrary in this Agreement, if Biogen assumes responsibility for the Prosecution and Maintenance of any such Ionis Product-Specific Patent under this Section 7.2.4(d), Biogen will have no obligation to notify Ionis if Biogen intends to abandon such Ionis Product-Specific Patent.

(e)
The Parties, through the JPC, will cooperate in good faith to determine if and when any divisional or continuation applications will be filed with respect to any Program Patents or Product-Specific Patents, and where a divisional or continuation patent application filing would be practical and reasonable, then such a divisional or continuation filing will be made.

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(f)
If the Party responsible for Prosecution and Maintenance pursuant to Section 7.2.3 intends to abandon such Jointly-Owned Program Patent without first filing a continuation or substitution, then such Party will notify the other Party of such intention at least [***] days before such Jointly-Owned Program Patent will become abandoned, and such other Party will have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof at its own expense (subject to Section 7.3.1) with counsel of its own choice, in which case the abandoning Party will, and will cause its Affiliates to, assign to the other Party (or, if such assignment is not possible, grant a fully-paid exclusive license in) all of their rights, title and interest in and to such Jointly-Owned Program Patents. If a Party assumes responsibility for the Prosecution and Maintenance of any such Jointly-Owned Program Patents under this Section 7.2.4(f), such Party will have no obligation to notify the other Party of any intention of such Party to abandon such Jointly-Owned Program Patents.

(g)
In addition, the Parties will consult, through the JPC, and take into consideration the comments of the other Party for all matters relating to interferences, reissues, re-examinations and oppositions with respect to those Patent Rights in which such other Party (i) has an ownership interest, (ii) has received a license thereunder in accordance with this Agreement, or (iii) may in the future, in accordance with this Agreement, obtain a license or sublicense thereunder.

7.3.	Patent Costs.

7.3.1.
Jointly-Owned Program Patents. Unless the Parties agree otherwise, Ionis and Biogen will share equally the Patent Costs associated with the Prosecution and Maintenance of Jointly-Owned Program Patents; provided that either Party may decline to pay its share of costs for filing, prosecuting and maintaining any Jointly-Owned Program Patents in a particular country or particular countries, in which case the declining Party will, and will cause its Affiliates to, assign to the other Party (or, if such assignment is not possible, grant a fully-paid exclusive license in) all of their rights, titles and interests in and to such Jointly-Owned Program Patents.

7.3.2.
Licensed Patents and Biogen Patents. Except as set forth in Section 7.3.1, each Party will be responsible for all Patent Costs incurred by such Party prior to and after the Effective Date in all countries in the Prosecution and Maintenance of Patent Rights for which such Party is responsible under Section 7.2; provided, however, that after the date the license under Section 4.1.1 is granted to Biogen, Biogen will be solely responsible for Patent Costs arising from the Prosecution and Maintenance of the Ionis Product-Specific Patents.

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7.4.	Defense of Claims Brought by Third Parties.

7.4.1.
If a Third Party initiates a Proceeding claiming a Patent Right owned by or licensed to such Third Party is infringed by the Development, Manufacture or Commercialization of a Product, (a) Ionis will have the first right, but not the obligation, to defend against any such Proceeding initiated prior to the date Biogen is granted the license under Section 4.1.1 at its sole cost and expense, and (b) Biogen will have the first right, but not the obligation, to defend against any such Proceeding initiated after the date Biogen is granted the license under Section 4.1.1 at its sole cost and expense. If the Party having the first right to defend against such Proceeding (the “Lead Party”) elects to defend against such Proceeding, then the Lead Party will have the sole right to direct the defense and to elect whether to settle such claim (but only with the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed). The other Party will reasonably assist the Lead Party in defending such Proceeding and cooperate in any such litigation at the request and expense of the Lead Party. The Lead Party will provide the other Party with prompt written notice of the commencement of any such Proceeding that is of the type described in this Section 7.4, and the Lead Party will keep the other Party apprised of the progress of such Proceeding. If the Lead Party elects not to defend against a Proceeding, then the Lead Party will so notify the other Party in writing within [***] days after the Lead Party first receives written notice of the initiation of such Proceeding, and the other Party (the “Step-In Party”) will have the right, but not the obligation, to defend against such Proceeding at its sole cost and expense and thereafter the Step-In Party will have the sole right to direct the defense thereof, including the right to settle such claim. In any event, the Party not defending such Proceeding will reasonably assist the other Party and cooperate in any such litigation at the request and expense of the Party defending such Proceeding. Each Party may at its own expense and with its own counsel join any defense initiated or directed by the other Party under this Section 7.4. Each Party will provide the other Party with prompt written notice of the commencement of any such Proceeding under this Section 7.4, and such Party will promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party.

7.4.2.
Discontinued Product. If a Third Party initiates a Proceeding claiming that any Patent Right or Know-How owned by or licensed to such Third Party is infringed by the Development, Manufacture or Commercialization of a Discontinued Product, Ionis will have the first right, but not the obligation, to defend against and settle such Proceeding at its sole cost and expense. Biogen will reasonably assist Ionis in defending such Proceeding and cooperate in any such litigation at the request and expense of Ionis. Each Party may at its own expense and with its own counsel join any defense directed by the other Party. Ionis will provide Biogen with prompt written notice of the commencement of any such Proceeding, or of any allegation of infringement of which Ionis becomes aware and that is of the type described in this Section 7.4.2, and Ionis will promptly furnish Biogen with a copy of each communication relating to the alleged infringement received by Ionis.

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7.4.3.
Interplay Between Enforcement of IP and Defense of Third Party Claims. Notwithstanding the provisions of Section 7.4.1 and Section 7.4.2, to the extent that a Party’s defense against a Third Party claim of infringement under this Section 7.4 involves (i) the enforcement of the other Party’s Know-How or Patent Rights (e.g., a counterclaim of infringement), or (ii) the defense of an invalidity claim with respect to such other Party’s Know-How or Patent Rights, then, in each case, the general concepts of Section 7.5 will apply to the enforcement of such other Party’s Know-How or Patent Rights or the defense of such invalidity claim (i.e., each Party has the right to enforce its own intellectual property, except that the relevant Commercializing Party will have the initial right, to the extent provided in Section 7.5, to enforce such Know-How or Patent Rights or defend such invalidity claim, and the other Party will have a step-in right, to the extent provided in Section 7.5, to enforce such Know-How or Patent Rights or defend such invalidity claim).

7.4.4.
Effect of Defense of Third Party Claims on Original Agreement. Notwithstanding anything to the contrary in this Section 7.4, if, prior to the date Biogen is granted the license under Section 4.1.1, Biogen reasonably believes that Ionis’ election to defend against a Proceeding (and Ionis’ strategy with respect to such defense) under this Section 7.4 would be reasonably likely to adversely affect a Product-Specific Patent Covering Spinraza® under the Original Agreement, then the Parties through the JPC will try to develop a strategy with respect to such defense that maximizes the protection for the potential Development Candidates under this Agreement but is not reasonably likely to adversely affect the Product-Specific Patent Covering Spinraza® under the Original Agreement. If the Parties cannot agree on such a strategy then either Party may refer the matter to (and the Parties will engage) a mutually agreed upon independent Third Party intellectual property lawyer with expertise in the patenting of ASOs, and appropriate professional credentials in the relevant jurisdiction, to determine if Ionis’ planned defense against a Proceeding (and Ionis’ strategy with respect thereto) is reasonably likely to adversely affect a Product-Specific Patent Covering Spinraza® under the Original Agreement. If such independent Third Party intellectual property lawyer believes Ionis’ planned defense against a Proceeding (and Ionis’ strategy with respect thereto) is reasonably likely to adversely affect a Product-Specific Patent Covering Spinraza® under the Original Agreement, such lawyer will propose a strategy to maximize the protection for the potential Development Candidates under this Agreement but is not reasonably likely to adversely affect a Product-Specific Patent Covering Spinraza®. The determination and recommended strategy of the Third Party expert engaged under this Section 7.4.4 will be binding on the Parties solely for purposes of setting the defense strategy against the relevant Proceeding under this Agreement. The costs of any Third Party expert engaged under this Section 7.4.4 will be paid by the Party against whose position the Third Party lawyer’s determination is made.

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7.5.	Enforcement of Patents Against Competitive Infringement.

7.5.1.
Duty to Notify of Competitive Infringement. If either Party learns of an infringement, unauthorized use, misappropriation or threatened infringement by a Third Party to which such Party does not owe any obligation of confidentiality with respect to any Product-Specific Patents by reason of the development, manufacture, use or commercialization of a product directed against the RNA that encodes SMN in the Field (“Competitive Infringement”), such Party will promptly notify the other Party in writing and will provide such other Party with available evidence of such Competitive Infringement; provided, however, that for cases of Competitive Infringement under Section 7.5.7 below, such written notice will be given within 10 days.

7.5.2.	Prior to License Grant.

(a)
For any Competitive Infringement with respect to a Product occurring after the Effective Date but before the date Biogen is granted the license under Section 4.1.1, Ionis will have the first right, but not the obligation, to institute, prosecute, and control a Proceeding with respect thereto, by counsel of its own choice, and Biogen will have the right to be represented in that action by counsel of its own choice at its own expense, provided, however, Ionis will have the sole right to control such litigation; and provided, further, that, if Biogen reasonably believes that Ionis’ election to institute, prosecute, and control a Proceeding with respect to such Competitive Infringement (and Ionis’ strategy with respect thereto) under this Section 7.5.2 would be reasonably likely to adversely affect a Product-Specific Patent Covering Spinraza® under the Original Agreement, then the Parties through the JPC will try to develop a strategy that maximizes the protection for the potential Development Candidates under this Agreement but is not reasonably likely to adversely affect a Product-Specific Patent Covering Spinraza® under the Original Agreement. If the Parties cannot agree on such a strategy then either Party may refer the matter to (and the Parties will engage) a mutually agreed upon independent Third Party intellectual property lawyer with expertise in the patenting of ASOs, and appropriate professional credentials in the relevant jurisdiction, to determine if Ionis’ planned enforcement against a Competitive Infringement (and Ionis’ strategy with respect thereto) is reasonably likely to adversely affect a Product-Specific Patent Covering Spinraza® under the Original Agreement. If such independent Third Party intellectual property lawyer believes Ionis’ planned enforcement against a Competitive Infringement (and Ionis’ strategy with respect thereto) is reasonably likely to adversely affect a Product-Specific Patent Covering Spinraza® under the Original Agreement, such lawyer will propose a strategy to maximize the protection for the potential Development Candidates under this Agreement but is not reasonably likely to adversely affect a Product-Specific Patent Covering Spinraza®. The determination and recommended strategy of the Third Party expert engaged under this Section 7.5.2 will be binding on the Parties solely for purposes of setting the enforcement strategy against the relevant Competitive Infringement under this Agreement. The costs of any Third Party expert engaged under this Section 7.5.2 will be paid by the Party against whose position the Third Party lawyer’s determination is made.

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(b)
Ionis will provide Biogen with prompt written notice of the commencement of any such Proceeding, and Ionis will keep Biogen apprised of the progress of such Proceeding. If Ionis fails to initiate a Proceeding within a period of 90 days after receipt of written notice of such Competitive Infringement (subject to a 90 day extension to conclude negotiations, which extension will apply only in the event that Ionis has commenced good faith negotiations with an alleged infringer for elimination of such Competitive Infringement within such 90 day period), Biogen will have the right to initiate and control a Proceeding with respect to such Competitive Infringement by counsel of its own choice; provided that Ionis will have the right to be represented in any such action by counsel of its own choice at its own expense. Notwithstanding the foregoing, Ionis will at all times have the sole right to institute, prosecute, and control any Proceeding under this Section 7.5.2 to the extent involving any Ionis Core Technology Patents or Ionis Manufacturing and Analytical Patents.

7.5.3.
Following License Grant. For any Competitive Infringement with respect to a particular Product (except for a Discontinued Product) occurring after the date Biogen is granted the license under Section 4.1.1, so long as part of such Proceeding Biogen also enforces any Patent Rights Controlled by Biogen (including any Ionis Product-Specific Patents assigned by Ionis to Biogen under this Agreement) being infringed that Cover the Product, then Biogen will have the first right, but not the obligation, to institute, prosecute, and control a Proceeding with respect thereto by counsel of its own choice at its own expense, and Ionis will have the right, at its own expense, to be represented in that action by counsel of its own choice; however, Biogen will have the right to control such litigation. If Biogen fails to initiate a Proceeding within a period of 90 days after receipt of written notice of such Competitive Infringement (subject to a 90 day extension to conclude negotiations, if Biogen has commenced good faith negotiations with an alleged infringer for elimination of such Competitive Infringement within such 90 day period), Ionis will have the right to initiate and control a Proceeding with respect to such Competitive Infringement by counsel of its own choice, and Biogen will have the right to be represented in any such action by counsel of its own choice at its own expense. Notwithstanding the foregoing, Ionis will at all times have the sole right to institute, prosecute, and control any Proceeding under this Section 7.5.3 to the extent involving any Ionis Core Technology Patents or Ionis Manufacturing and Analytical Patents.

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7.5.4.	Joinder.

(a)
If a Party initiates a Proceeding in accordance with this Section 7.5, the other Party agrees to be joined as a party plaintiff where necessary and to give the first Party reasonable assistance and authority to file and prosecute the Proceeding. Subject to Section 7.5.5, the costs and expenses of each Party incurred pursuant to this Section 7.5.4(a) will be borne by the Party initiating such Proceeding.

(b)
If one Party initiates a Proceeding in accordance with this Section 7.5, the other Party may join such Proceeding as a party plaintiff where necessary for such other Party to seek lost profits with respect to such infringement.

7.5.5.	Share of Recoveries. Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to this Section 7.5 will be shared as follows:

(a)
the amount of such recovery will first be applied to the Parties’ reasonable out-of-pocket costs incurred in connection with such Proceeding (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses); then

(b)
any remaining proceeds constituting direct or actual damages for acts of infringement occurring prior to the date Biogen is granted the license under Section 4.1.1 with respect to the applicable Product will be (i) [***]; or (ii) [***]; then

(c)
any remaining proceeds constituting direct or actual damages for acts of infringement occurring after the date Biogen is granted the license under Section 4.1.1 with respect to the applicable Product [***]; then

(d)
any remaining proceeds constituting punitive or treble damages will be allocated between the Parties as follows: the Party initiating the Proceeding will receive and retain [***]% of such proceeds and the other Party will receive and retain [***]% of such proceeds.

7.5.6.
Settlement. Notwithstanding anything to the contrary under this ARTICLE 7, neither Party may enter a settlement, consent judgment or other voluntary final disposition of a suit under this ARTICLE 7 that disclaims, limits the scope of, admits the invalidity or unenforceability of, or grants a license, covenant not to sue or similar immunity under a Patent Right Controlled by the other Party without first obtaining the written consent of the Party that Controls the relevant Patent Right.

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7.5.7.
35 USC 271(e)(2) Infringement. Notwithstanding anything to the contrary in this Section 7.5, solely with respect to Licensed Patents that have not been assigned to Biogen under this Agreement for a Competitive Infringement under 35 USC 271(e)(2), the time period set forth in Section 7.5.2 during which a Party will have the initial right to bring a Proceeding will be shortened to a total of 25 days, so that, to the extent the other Party has the right, pursuant to such Section to initiate a Proceeding if the first Party does not initiate a Proceeding, such other Party will have such right if the first Party does not initiate a Proceeding within 25 days after such first Party’s receipt of written notice of such Competitive Infringement.

7.6.	Other Infringement.

7.6.1.
Jointly-Owned Program Patents. With respect to the infringement of a Jointly-Owned Program Patent which is not a Competitive Infringement, the Parties will cooperate in good faith to bring suit together against such infringing party or the Parties may decide to permit one Party to solely bring suit. Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to this Section 7.6.1 will be shared as follows: (i) the amount of such recovery will first be applied to the Parties’ reasonable out-of-pocket costs incurred in connection with such Proceeding (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses); (ii) any remaining proceeds constituting direct damages will be [***], and (iii) any remaining proceeds constituting punitive or treble damages will be allocated as follows: (A) if the Parties jointly initiate a Proceeding pursuant to this Section 7.6.1, [***]; and (B) if only one Party initiates the Proceeding pursuant to this Section 7.6.1, such Party will receive [***]% of such proceeds and the other Party will receive [***]% of such proceeds.

7.6.2.
Patents Solely Owned by Ionis. Ionis will retain all rights to pursue an infringement of any Patent Right solely owned by Ionis which is other than a Competitive Infringement and Ionis will retain all recoveries with respect thereto.

7.6.3.
Patents Solely Owned by Biogen. Biogen will retain all rights to pursue an infringement of any Patent Right solely owned by Biogen which is other than a Competitive Infringement and Biogen will retain all recoveries with respect thereto.

7.7.	Patent Listing.

7.7.1.
Biogen’s Obligations. Biogen will promptly, accurately and completely list, with the applicable Regulatory Authorities during the Agreement Term, all applicable Patent Rights that Cover each Product. Prior to such listings, the Parties will meet, through the JPC, to evaluate and identify all applicable Patent Rights, and Biogen will have the right to review, where reasonable, original records relating to any invention for which Patent Rights are being considered by the JPC for any such listing. Notwithstanding the preceding sentence, Biogen will retain final decision-making authority as to the listing of all applicable Patent Rights for the Products that are not Ionis Core Technology Patents or Ionis Manufacturing and Analytical Patents, regardless of which Party owns such Patent Rights.

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7.7.2.
Ionis’ Obligations. Ionis will promptly, accurately and completely list, with the applicable Regulatory Authorities during the Agreement Term, all applicable Patent Rights that Cover a Discontinued Product. Prior to such listings, the Parties will meet, through the JPC, to evaluate and identify all applicable Patent Rights, and Ionis will have the right to review, where reasonable, original records relating to any invention for which Patent Rights are being considered by the JPC for any such listing. Notwithstanding the preceding sentence, Ionis will retain final decision-making authority as to the listing of all applicable Patent Rights for such Discontinued Products, as applicable, regardless of which Party owns such Patent Rights.

7.8.
Joint Research Agreement under the Leahy-Smith America Invents Act. Notwithstanding anything to the contrary in this ARTICLE 7, neither Party will have the right to make an election under 35 U.S.C. § 102(c) of the Leahy-Smith America Invents Act when exercising its rights under this ARTICLE 7 without the prior written consent of the other Party, which will not be unreasonably withheld, conditioned or delayed. With respect to any such permitted election, each Party will use reasonable efforts to cooperate and coordinate their activities with the other Party with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in 35 U.S.C. § 100(h).

7.9.
Obligations to Third Parties. Notwithstanding any of the foregoing, each Party’s rights and obligations with respect to Licensed Technology under this ARTICLE 7 will be subject to the Third Party rights and obligations under any (i) New Third Party License obtained in accordance with Section 6.8.2(a) or Section 6.8.3(a)(i), (ii) Prior Agreements, and (iii) Ionis In-License Agreements; provided, however, that, to the extent that Ionis has a non-transferable right to prosecute, maintain or enforce any Patent Rights licensed to Biogen hereunder and, this Agreement purports to grant any such rights to Biogen, Ionis will act in such regard with respect to such Patent Rights at Biogen’s direction.

7.10.
Additional Right and Exceptions. Notwithstanding any provision of this ARTICLE 7, Ionis retains the sole right to Prosecute and Maintain Ionis Core Technology Patents and Ionis Manufacturing and Analytical Patents during the Agreement Term and to control any enforcement of Ionis Core Technology Patents and Ionis Manufacturing and Analytical Patents, and will take the lead on such enforcement solely to the extent that the scope or validity of any Patent Rights Controlled by Ionis and Covering the Ionis Core Technology Patents or Ionis Manufacturing and Analytical Patents is at risk.

7.11.
Patent Term Extension. The Parties will cooperate with each other in gaining patent term extension wherever applicable to a Product. After the date Biogen is granted the license under Section 4.1.1 with respect to a Product, Biogen will have the sole right to determine which relevant patents will be extended.

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ARTICLE 8.
REPRESENTATIONS AND WARRANTIES

8.1.	Representations and Warranties of Both Parties. Each Party hereby represents and warrants to the other Party, as of the Effective Date, that:

8.1.1.
such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

8.1.2.	such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

8.1.3.	this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation, enforceable against it in accordance with the terms hereof;

8.1.4.
the execution, delivery and performance of this Agreement by such Party will not constitute a default under or conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, or violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party;

8.1.5.
no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Applicable Laws, rules or regulations currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements; and

8.1.6.
it has not employed (and, to the best of its knowledge, has not used a contractor or consultant that has employed) and in the future will not employ (or, to the best of its knowledge, use any contractor or consultant that employs, provided that such Party may reasonably rely on a representation made by such contractor or consultant) any Person debarred by the FDA (or subject to a similar sanction of EMA or foreign equivalent), or any Person which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent), in the conduct of the Preclinical Studies or Clinical Studies of the Products and its activities under each Collaboration Program.

8.2.	Representations and Warranties of Ionis. Ionis hereby represents and warrants to Biogen, as of the Effective Date, that:

8.2.1.
Ionis Controls the Licensed Patents existing as of the Effective Date and is entitled to grant all rights and licenses (or sublicenses, as the case may be) it purports to grant to Biogen under this Agreement;

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8.2.2.
to the best of its knowledge and belief, there are no additional licenses (beyond those that would be granted to Biogen under Section 4.1.1 upon the exercise of the Option for a Product arising under the Collaboration Programs) under any intellectual property owned or Controlled by Ionis or its Affiliates as of the Effective Date that would be required in order for Biogen to further Develop and Commercialize a Product;

8.2.3.
the Licensed Technology existing as of the Effective Date constitutes all of the Patent Rights and Know-How Controlled by Ionis as of the Effective Date that are necessary to Develop, Manufacture or Commercialize the Compounds contemplated under the Collaboration Programs in the Field. Ionis has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Licensed Technology in a manner that conflicts with any rights granted to Biogen hereunder with respect to Products;

8.2.4.
neither Ionis nor its Affiliates owns or Controls any Patent Rights or Know-How covering formulation or delivery technology as of the Effective Date that would be useful or necessary in order for Biogen to further Develop or Commercialize the Compounds contemplated under the Collaboration Programs;

8.2.5.
there are no claims, judgments or settlements against or owed by Ionis or its Affiliates or pending against Ionis or, to the best of Ionis’ knowledge, threatened against Ionis, in each case relating to the Ionis Manufacturing and Analytical Know-How or Ionis Know-How that could impact activities under this Agreement. To the best of Ionis’ knowledge, there are no claims, judgments or settlements against or owed by any Third Party that is party to a Prior Agreement, or pending or threatened claims or litigation against any Third Party that is party to a Prior Agreement, in each case relating to the Ionis Manufacturing and Analytical Know-How or Ionis Know-How that would impact activities under this Agreement;

8.2.6.
Schedule 8.2.6(a), Schedule 8.2.6(b) and Schedule 8.2.6(c) set forth true, correct and complete lists of all Ionis Core Technology Patents, Ionis Manufacturing and Analytical Patents, and Ionis Product-Specific Patents that apply to the Compounds as of the Effective Date, respectively, and indicates whether each such Patent Right is owned by Ionis or licensed by Ionis from a Third Party and if so, identifies the licensor or sublicensor from which the Patent Right is licensed. Ionis Controls such Patent Rights existing as of the Effective Date and is entitled to grant all rights and licenses (or sublicenses, as the case may be) under such Patent Rights it purports to grant to Biogen under this Agreement;

8.2.7.
at the Effective Date (a) there is no fact or circumstance known by Ionis that would cause Ionis to reasonably conclude that any Licensed Patent is invalid or un-enforceable, (b) there is no fact or circumstance known by Ionis that would cause Ionis to reasonably conclude the inventorship of each Licensed Patent is not properly identified on each patent, (c) all official fees, maintenance fees and annuities for the Licensed Patents have been paid and all administrative procedures with governmental agencies have been completed, and (d) none of the Licensed Patents is currently involved in any interference, reissue, re-examination, cancellation or opposition proceeding and neither Ionis, nor any of its Affiliates, has received any written notice from any Person, or has knowledge, of such actual or threatened proceeding;

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8.2.8.
Ionis has set forth on Schedule 6.8.1 or in a separate written agreement with Biogen true, correct and complete lists of the agreements with Third Party licensors or sellers pursuant to which Ionis has licensed or acquired the Licensed Technology Controlled by Ionis as of the Effective Date that is necessary or useful to conduct the research, Development, Manufacture or Commercialization of the Products. All Ionis In-License Agreements are in full force and effect and have not been modified or amended. Neither Ionis nor, to the best knowledge of Ionis, the Third Party licensor in an Ionis In-License Agreement is in default with respect to a material obligation under such Ionis In-License Agreement, and neither such party has claimed or has grounds upon which to claim that the other party is in default with respect to a material obligation under, any Ionis In-License Agreement;

8.2.9.
Schedule 8.2.9 is a complete and accurate list of all agreements that create Third Party Obligations with respect to the Ionis Core Technology Patents and Ionis Manufacturing and Analytical Patents that affect the rights granted by Ionis to Biogen under this Agreement with respect to Collaboration Programs;

8.2.10.
to the best of Ionis’ knowledge, the Development, Manufacture (as manufactured by Ionis at its facility as of the Effective Date) and Commercialization of the Compounds or Products as contemplated by this Agreement does not [***]; and

8.2.11.	as of the Effective Date, Ionis has no [***].

8.3.	Ionis Covenants. Ionis hereby covenants to Biogen that, except as expressly permitted under this Agreement:

8.3.1.
Ionis will promptly amend Schedule 8.2.6(a), Schedule 8.2.6(b) and Schedule 8.2.6(c) and submit such amended Schedules to Biogen if Ionis becomes aware that any Ionis Core Technology Patents, Ionis Manufacturing and Analytical Patents or Ionis Product-Specific Patents are not properly identified on such Schedule.

8.3.2.
during the Agreement Term, Ionis will maintain and not breach any Ionis In-License Agreements and any agreements with Third Parties entered into after the Effective Date (“New Third Party Licenses”) that provide a grant of rights from such Third Party to Ionis that are Controlled by Ionis and are licensed or may become subject to a license from Ionis to Biogen for a Development Candidate under this Agreement;

8.3.3.
Ionis will promptly notify Biogen of any material breach by Ionis or a Third Party of any New Third Party License, and in the event of a breach by Ionis, will permit Biogen to cure such breach on Ionis’ behalf upon Biogen’s request;

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8.3.4.
Ionis will not amend, modify or terminate any Ionis In-License Agreement or New Third Party License in a manner that would adversely affect Biogen’s rights hereunder without first obtaining Biogen’s written consent, which consent may be withheld in Biogen’s sole discretion;

8.3.5.
Ionis will not enter into any new agreement or other obligation with any Third Party, or amend an existing agreement with a Third Party, in each case that restricts, limits or encumbers the rights granted to Biogen under this Agreement;

8.3.6.	Ionis will cause its Affiliates, licensees and sublicensees to comply with the terms of Section 2.1;

8.3.7.
all employees and contractors of Ionis performing Development activities hereunder on behalf of Ionis will be obligated to assign all right, title and interest in and to any inventions developed by them, whether or not patentable, to Ionis or such Affiliate, respectively, as the sole owner thereof; and

8.3.8.
if, after the Effective Date, Ionis becomes the owner or otherwise acquires Control of any formulation or delivery technology that would be necessary or useful in order for Biogen to further Develop, Manufacture or Commercialize a Product, and Biogen has exercised the applicable Option and the license granted to Biogen under this Agreement with respect to such Product is in effect, Ionis will make such technology available to Biogen on commercially reasonable terms.

8.4.
DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY NOR ITS AFFILIATES MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. BIOGEN AND IONIS UNDERSTAND THAT EACH PRODUCT IS THE SUBJECT OF ONGOING RESEARCH AND DEVELOPMENT AND THAT NEITHER PARTY CAN ASSURE THE SAFETY, USEFULNESS OR COMMERCIAL OR TECHNICAL VIABILITY OF EACH PRODUCT.

ARTICLE 9.
INDEMNIFICATION; INSURANCE

9.1.
Indemnification by Biogen. Biogen will indemnify, defend and hold harmless Ionis and its Affiliates, and its or their respective directors, officers, employees and agents, from and against any and all liabilities, damages, losses, costs and expenses including the reasonable fees of attorneys (collectively “Losses”) arising out of or resulting from any and all Third Party suits, claims, actions, proceedings or demands (“Claims”) based upon:

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9.1.1.
the gross negligence or willful misconduct of Biogen, its Affiliates or Sublicensees and its or their respective directors, officers, employees and agents, in connection with Biogen’s performance of its obligations or exercise of its rights under this Agreement;

9.1.2.	any breach of any representation or warranty or express covenant made by Biogen under ARTICLE 8 or any other provision under this Agreement;

9.1.3.
the Development or Manufacturing activities that are conducted by or on behalf of Biogen or its Affiliates or Sublicensees (which will exclude any Development or Manufacturing activities that are conducted by or on behalf of Ionis pursuant to this Agreement); or

9.1.4.	the Commercialization of a Product by or on behalf of Biogen or its Affiliates or Sublicensees;

except, in each case above, to the extent such Claim arose out of or resulted from or is attributable to any acts or omissions of Ionis or its Affiliates, licensees, Sublicensees or contractors, and its or their respective directors, officers, employees and agents or other circumstance for which Ionis has an indemnity obligation pursuant to Section 9.2.

9.2.
Indemnification by Ionis. Ionis will indemnify, defend and hold harmless Biogen and its Affiliates, and its or their respective directors, officers, employees and agents, from and against any and all Losses arising out of or resulting from any and all Claims based upon:

9.2.1.
the gross negligence or willful misconduct of Ionis, its Affiliates or Sublicensees or its or their respective directors, officers, employees and agents, in connection with Ionis’ performance of its obligations or exercise of its rights under this Agreement;

9.2.2.	any breach of any representation or warranty or express covenant made by Ionis under ARTICLE 8 or any other provision under this Agreement;

9.2.3.
any Development or Manufacturing activities that are conducted by or on behalf of Ionis or its Affiliates or Sublicensees (which will exclude any Development or Manufacturing activities that are conducted by or on behalf of Biogen pursuant to this Agreement); or

9.2.4.	any development, manufacturing or commercialization activities that are conducted by or on behalf of Ionis or its Affiliates or Sublicensees with respect to a Discontinued Product.

except, in each case above, to the extent such Claim arose out of or resulted from or is attributable to any acts or omissions of Biogen or its Affiliates, licensees, Sublicensees or contractors and its or their respective directors, officers, employees and agents or other circumstance for which Biogen has an indemnity obligation pursuant to Section 9.1.

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9.3.
Procedure. If a Person entitled to indemnification under Section 9.1 or Section 9.2 (an “Indemnitee”) seeks such indemnification, such Indemnitee will (i) inform the indemnifying Party in writing of a Claim as soon as reasonably practicable after such Indemnitee receives notice of such Claim, (ii) permit the indemnifying Party to assume direction and control of the defense of the Claim (including the sole right to settle such Claim at the sole discretion of the indemnifying Party, provided that (A) such settlement or compromise does not admit any fault or negligence on the part of the Indemnitee, or impose any obligation on, or otherwise materially adversely affect, the Indemnitee or other Party and (B) the indemnifying Party first obtain the written consent of the Indemnitee with respect to such settlement, which consent will not be unreasonably withheld), (iii) cooperate as reasonably requested (at the expense of the indemnifying Party) in the defense of the Claim, and (iv) undertake reasonable steps to mitigate any Losses with respect to the Claim. The provisions of Section 7.4 will govern the procedures for responding to a Claim of infringement described therein. Notwithstanding anything in this Agreement to the contrary, the indemnifying Party will have no liability under Section 9.1 or Section 9.2, as the case may be, for Claims settled or compromised by the Indemnitee without the indemnifying Party’s prior written consent.

9.4.	Insurance.

9.4.1.
Ionis’ Insurance Obligations. Ionis will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement. Ionis will furnish to Biogen evidence of such insurance upon request.

9.4.2.
Biogen’s Insurance Obligations. Biogen will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement, provided, that, at a minimum, Biogen will maintain, in force from 30 days prior to enrollment of the first patient in a Clinical Study, a [***] insurance policy providing coverage of at least $[***] per claim and $[***] Annual aggregate and, provided further that such coverage is increased to at least $[***] at least 30 days before Biogen initiates the First Commercial Sale of a Product hereunder. Biogen will furnish to Ionis evidence of such insurance upon request. Notwithstanding the foregoing, Biogen may self-insure to the extent that it self-insures for its other products.

9.5.
LIMITATION OF CONSEQUENTIAL DAMAGES. EXCEPT FOR (a) CLAIMS OF A THIRD PARTY THAT ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 9, (b) CLAIMS ARISING OUT OF A PARTY’S WILLFUL MISCONDUCT OF THIS AGREEMENT, (c) A PARTY’S BREACH OF ARTICLE 2, OR A BREACH OF SECTION 10.4.4(a) BY BIOGEN OR ITS AFFILIATES OR (d) CLAIMS ARISING OUT OF A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT, NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT OR ITS AFFILIATES FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR OTHER INDIRECT DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

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ARTICLE 10.
TERM; TERMINATION

10.1.
Agreement Term; Expiration. This Agreement is effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this ARTICLE 10, will continue in full force and effect until this Agreement expires as follows:

10.1.1.
on a country-by-country basis, on the date of expiration of all payment obligations by the Commercializing Party under this Agreement with respect to all Products (or Discontinued Products) in such country;

10.1.2.	in its entirety upon the expiration of all payment obligations under this Agreement with respect to all Products (or Discontinued Products) in all countries pursuant to Section 10.1.1;

10.1.3.	where no Development Candidates have been designated by the expiration of the ASO Development Candidate Identification Term as described in Section 1.9; and

10.1.4.
where every Option has expired as a result of Biogen not providing Ionis a written notice stating Biogen is exercising such Options and paying Ionis the applicable license fees under Section 6.2 by the Option Deadline.

The period from the Effective Date until the date of expiration of this Agreement pursuant to this Section 10.1 is the “Agreement Term.”

10.2.	Termination of the Agreement.

10.2.1.
Biogen’s Termination for Convenience. At any time following payment by Biogen of the up-front fee under Section 6.1, subject to Section 10.4.1 below, Biogen may terminate this Agreement for convenience, in its entirety or on a Collaboration Program-by-Collaboration Program or Product-by-Product basis, at any time by [***] days’ written notice to Ionis of such termination.

10.2.2.
Termination for Failure to Divest Directly Competitive Product. If a Competing Acquirer does not, during the Divestiture Period, divest itself of a Directly Competitive Product, terminate the development and commercialization of such Directly Competitive Product or assign this Agreement to a Third Party that is not itself developing or commercializing a Directly Competitive Product as set forth in Section 12.5, Biogen may terminate this Agreement immediately upon providing written notice to Ionis.

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10.2.3.	Termination Due to Failure to Obtain HSR Clearance.

(a)
If the Parties make an HSR Filing with respect to a Collaboration Program under Section 3.3 of this Agreement and the HSR Clearance Date has not occurred on or prior to [***] days after the effective date of the latest HSR Filing made by the Parties, this Agreement will terminate solely with respect to the applicable Collaboration Program (i) at the election of either Party immediately upon notice to the other Party, if the FTC or the DOJ has instituted (or threatened to institute) any action, suit or proceeding including seeking, threatening to seek or obtaining a preliminary injunction under the HSR Act against Biogen and Ionis to enjoin or otherwise prohibit the transactions contemplated by this Agreement related to such Collaboration Program, or (ii) at the election of either Party, immediately upon notice to the other Party, if the Parties have not resolved any and all objections of the FTC and DOJ as contemplated by Section 3.3.2. Notwithstanding the foregoing, this Section 10.2.3 will not apply if an HSR Filing is not required to fully perform this Agreement with respect to a proposed Collaboration Program.

(b)	If Biogen has paid the up-front fee under Section 6.1 and this Agreement is terminated with respect to a Collaboration Program in accordance with Section 10.2.3(a), then, until [***] as follows:

(i)	If Ionis [***]; and

(ii)	If (a) Ionis, (b) its Affiliates or (c) the licensee [***].

Nothing in this Section 10.2.3(b) obligates Ionis to (y) [***] or (z) [***]. For clarity, Ionis’ rights to (1) [***] or (2) [***] are subject to the provisions of ARTICLE 2 of this Agreement.

10.2.4.	Termination for Material Breach.

(a)
Biogen’s Right to Terminate. If Biogen believes that Ionis is in material breach of this Agreement (other than with respect to a failure to use Commercially Reasonable Efforts under ARTICLE 1, which is governed by Section 10.2.5 below), then Biogen may deliver notice of such material breach to Ionis. If the breach is curable, Ionis will have [***] days to cure such breach. If Ionis fails to cure such breach within the [***]-day period, or if the breach is not subject to cure, Biogen in its sole discretion may terminate this Agreement with respect to the Collaboration Program affected by such breach by providing written notice to Ionis. Without limiting the foregoing, breach by a Party of ARTICLE 2 of this Agreement constitutes a material breach of this Agreement with respect to the Collaboration Program affected by such breach.

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(b)
Ionis’ Right to Terminate. On a Product-by-Product basis, if Ionis believes that Biogen is in material breach of (i) a payment obligation under ARTICLE 6 with respect to a Product or (ii) one or more material provisions of this Agreement with respect to a Product, where such material breaches have occurred multiple times over the course of at least a [***]-month period (where such material breach is not a single continuous event) demonstrating a pattern of failing to timely comply with Biogen’s obligations under this Agreement (other than with respect to a failure to use Commercially Reasonable Efforts under Section 5.1, which is governed by Section 10.2.5 below), then Ionis may deliver notice of such material breach with respect to such Product to Biogen. If the breach is curable, Biogen will have [***] days to cure such breach (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within [***] days following such notice). If Biogen fails to cure such breach within the [***]-day or [***]-day period, as applicable, or if the breach is not subject to cure, Ionis in its sole discretion may terminate this Agreement with respect to the Collaboration Program affected by such breach by providing written notice to Biogen.

10.2.5.	Remedies for Failure to Use Commercially Reasonable Efforts.

(a)
If Ionis, in Biogen’s reasonable determination, fails to use Commercially Reasonable Efforts in the activities contemplated in ARTICLE 1 prior to the date Biogen is granted a license under Section 4.1.1 with respect to a Collaboration Program, Biogen will notify Ionis and, within [***] days thereafter, Ionis and Biogen will meet and confer to discuss and resolve the matter in good faith, and attempt to devise a mutually agreeable plan to address any outstanding issues related to Ionis’ use of Commercially Reasonable Efforts in ARTICLE 1. Following such a meeting, Ionis will have [***] days to cure such outstanding issues related to its use of Commercially Reasonable Efforts. If by the end of the [***]-day period, Ionis fails to use Commercially Reasonable Efforts as contemplated by ARTICLE 1 with respect to the applicable Collaboration Program, then subject to Section 10.2.6 below, Biogen will have the right, at its sole discretion, to (i) terminate this Agreement as it relates to the applicable Collaboration Program, or (ii) if the breach involves a Collaboration Program prior to Option exercise, trigger the alternative remedy provisions of Section 10.3 below as it relates to the applicable Collaboration Program in lieu of terminating this Agreement for such Collaboration Program by providing written notice to Ionis.

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(b)
If Biogen, in Ionis’ reasonable determination, fails to use Commercially Reasonable Efforts under Section 5.1 above, Ionis will notify Biogen and, within [***] days thereafter, Ionis and Biogen will meet and confer to discuss and resolve the matter in good faith, and attempt to devise a mutually agreeable plan to address any outstanding issues related to Biogen’s use of Commercially Reasonable Efforts in Section 5.1. Following such a meeting, Biogen will have [***] days to cure such outstanding issues related to its use of Commercially Reasonable Efforts. If by the end of the [***]-day period, Biogen fails to use Commercially Reasonable Efforts as contemplated by Section 5.1, then subject to Section 10.2.6 below, Ionis will have the right, at its sole discretion, to terminate this Agreement.

10.2.6.
Disputes Regarding Material Breach. Notwithstanding the foregoing, if the Breaching Party in Section 10.2.4 or Section 10.2.5 disputes in good faith the existence, materiality, or failure to cure of any such breach which is not a payment breach, and provides notice to the Non-Breaching Party of such dispute within such [***]-day period, the Non-Breaching Party will not have the right to terminate this Agreement in accordance with Section 10.2.4 or Section 10.2.5, or trigger the alternative remedy provisions of Section 10.3, as applicable, unless and until it has been determined in accordance with Section 12.1 that this Agreement was materially breached by the Breaching Party and the Breaching Party fails to cure such breach within [***] days following such determination. It is understood and acknowledged that during the pendency of such dispute, all the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder, including satisfying any payment obligations.

10.2.7.	Termination for Insolvency.

(a)
Either Party may terminate this Agreement if, at any time, the other Party files in any court or agency pursuant to any statute or regulation of any state or country a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets; or if the other Party proposes a written agreement of composition or extension of substantially all of its debts; or if the other Party will be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition will not be dismissed within 90 days after the filing thereof; or if the other Party will propose or be a party to any dissolution or liquidation; or if the other Party will make an assignment of substantially all of its assets for the benefit of creditors.

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(b)
All rights and licenses granted under or pursuant to any section of this Agreement are and will otherwise be deemed to be for purposes of Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined in Section 101(56) of the Bankruptcy Code. The Parties will retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party will further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and such, if not already in its possession, will be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects in writing to continue, and continues, to perform all of its obligations under this Agreement.

10.2.8.
Termination for Patent Challenge. Ionis may terminate this Agreement if Biogen (i) commences or otherwise voluntarily determines to participate in any action or proceeding, challenging or denying the enforceability or validity of any claim within an issued patent or patent application within such Licensed Patents, or (ii) directs, supports or actively assists any other Person in bringing or prosecuting any action or proceeding challenging or denying the validity of any claim within an issued patent or patent application within such Licensed Patents and, in each case ((i) or (ii)), within [***] days’ written notice from Ionis, Biogen fails to rescind any and all of such actions, provided however that, nothing in this clause prevents Biogen from taking any of the actions referred to in this clause and provided further that Ionis will not have the right to terminate if Biogen:

(a)
takes any such action as described in clause (i) or (ii) above as may be necessary or reasonably required to assert a cross-claim or a counter-claim or to respond to a court request or order or administrative law request or order, including asserting invalidity as a defense in any court proceeding brought by Ionis asserting infringement of a Licensed Patent; or

(b)	Acquires a Third Party that has an existing challenge, whether in a court or administrative proceeding, against a Licensed Patent; or

(c)	licenses a product for which Ionis has an existing challenge, whether in a court or administrative proceeding, against a Licensed Patent.

10.3.
Alternative Remedies to Termination Available to Biogen Prior to Option Exercise. If, prior to Option exercise with respect to a particular Collaboration Program, Biogen elects to exercise the alternative remedy provisions of this Section 10.3 in lieu of terminating this Agreement for such Collaboration Program by providing written notice of such election to Ionis in accordance with Section 10.2.5(a), then, solely with respect to the Collaboration Program giving rise to Biogen’s exercise of these alternative remedy provisions, this Agreement will continue in full force and effect with the following modifications:

(a)
Ionis will have no further rights or obligations to Develop the Product under the applicable Collaboration Program or participate in the JSC, JPC or any other subcommittees or working groups established pursuant to this Agreement. Biogen will solely make all decisions that this Agreement would otherwise require or permit the JSC, JPC or any other subcommittees or working groups, or the Parties collectively, to make; provided, however, that Biogen will not have the right to create any obligations or incur any liabilities for or on behalf of Ionis;

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(b)
effective as of the date of Biogen’s notice to Ionis electing the alternative remedy provisions of this Section 10.3, Biogen will be deemed for all purposes of this Agreement to have exercised the applicable Option;

(c)	Biogen will have and Ionis grants, the exclusive license granted to Biogen under Section 4.1.1 for the applicable Collaboration Program;

(d)
Biogen may exclude Ionis from all discussions with Regulatory Authorities regarding the applicable Products, except to the extent Ionis’ participation is required by a Regulatory Authority or is otherwise reasonably necessary to comply with Applicable Law;

(e)
Biogen’s obligation to make further disclosures of Know-How or other information to Ionis regarding the applicable Products pursuant to this Agreement (including pursuant to Section 4.9) will terminate, other than reports required by Section 6.9.1, Section 10.4.3 (if applicable), and as reasonably required to permit Ionis to perform its obligations under this Agreement; provided such remedy will not limit or diminish the scope of any licenses granted by Biogen to Ionis under this Agreement; and

(f)
Ionis will perform its obligations under Section 4.9 with respect to the applicable Product within [***] days of Biogen electing to exercise its alternative remedies under this Section 10.3, and will provide to Biogen and its Third Party contractors all Know-How, assistance, assignments and other support reasonably requested to assist Biogen in assuming complete responsibility for the Development and Manufacture of the applicable Products in an efficient and orderly manner.

10.4.	Consequences of Expiration or Termination of the Agreement.

10.4.1.
In General. If this Agreement expires or is terminated by a Party in accordance with this ARTICLE 10 at any time and for any reason, the following terms will apply to any Product that is the subject of such expiration or termination:

(a)
Return of Information and Materials. The Parties will return (or destroy, as directed by the other Party) all data, files, records and other materials containing or comprising the other Party’s Confidential Information, except to the extent such Confidential Information is necessary or useful to conduct activities for a surviving Product or Spinraza®. Notwithstanding the foregoing, the Parties will be permitted to retain one copy of such data, files, records, and other materials for archival and legal compliance purposes.

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(b)
Accrued Rights. Termination or expiration of this Agreement for any reason will be without prejudice to any rights or financial compensation that will have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration will not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. For purposes of clarification, milestone payments under ARTICLE 6 accrue as of the date the applicable Milestone Event is achieved even if the payment is not due at that time.

(c)	No Effect on Original Agreement. For clarity, the expiration or termination of this Agreement shall not modify the rights and obligations of the Parties under the Original Agreement.

(d)
Survival. The following provisions of this Agreement will survive the expiration or termination of this Agreement: Section 1.9 (End of ASO Development Candidate Identification Term); Section 1.10 (Carryover Development Candidates); ARTICLE 2 (Exclusivity Covenants) (solely to the extent set forth in Section 2.4 (Exclusivity Under Original Agreement)); Section 3.2 (Option and Option Deadline) (but only with respect to each Party’s transfer obligations thereunder); Section 4.1.3 (Effect of Termination on Sublicenses); Section 4.2.2 (Grant Back to Ionis); Section 4.3 (Data Licenses); Section 4.4.3 (Enabling License to Biogen); Section 4.4.4 (Enabling License to Ionis); Section 4.5 (Licenses to Ionis for Biogen Results); Section 4.6 (Right to Obtain Direct License from Biogen to Ionis Partner; Sublicensees of Ionis); Section 4.7.2 (Priority Review Vouchers) (but not in the case where this Agreement is terminated under Section 10.2.2, Section 10.2.4(a) or Section 10.2.5(a)); Section 5.4 (Research and Manufacturing Records); Section 6.7 (Reverse Royalty Payments to Biogen for a Discontinued Product); Section 6.9.3 (Records Retention); Section 6.10 (Audits); Section 6.13 (Exclusion of Products under Original Agreement); Section 7.1.1 (Ionis Technology and Biogen Technology); Section 7.1.2 (Agreement Technology); Section 8.4 (Disclaimer); ARTICLE 9 (Indemnification; Insurance); Section 10.2.3(b); Section 10.2.7 (Termination for Insolvency); Section 10.4 (Consequences of Expiration or Termination of the Agreement) (except Section 10.4.5 (Remedies Available to Biogen after Ionis’ Material Breach After Option Exercise)); ARTICLE 11 (Confidentiality); ARTICLE 12 (Miscellaneous) and Appendix 1 (Definitions) (to the extent definitions are embodied in the foregoing listed Articles and Sections).

10.4.2.	Natural Expiration. If this Agreement expires in accordance with Section 10.1.1 or Section 10.1.2, the following terms will apply to any Product that is the subject of such expiration:

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(a)
Perpetual, Royalty-Free Non-Exclusive License. If Biogen has been granted a license under Section 4.1.1 for a particular Product, then upon expiration of the Reduced Royalty Period for such Product in all countries in which such Product is being or has been sold, Ionis will and hereby does grant to Biogen a perpetual, non-exclusive, worldwide, royalty-free, fully paid-up, sublicensable license under the Ionis Know-How to Manufacture, Develop and Commercialize the applicable Product.

10.4.3.
Termination Before License Grant. If this Agreement expires or is terminated by a Party in accordance with this ARTICLE 10 before Biogen has been granted a license under Section 4.1.1 for a particular Product, then, in addition to the terms set forth in Section 10.4.1, the following terms will apply to each Product or Collaboration Program that is the subject of such expiration or termination:

(a)	Biogen’s Option under ARTICLE 3 will expire.

(b)
Solely in the event that this Agreement expires or is terminated by a Party in its entirety or upon termination of both Collaboration Programs without Option exercise by Biogen, Ionis will be free to Develop and Commercialize the applicable Product (and any other applicable Compounds or other ASOs designed to bind to the RNA that encodes SMN) on its own or with a Third Party, subject to the provisions of Section 1.10 and ARTICLE 2 of this Agreement.

(c)
Solely in the event that this Agreement expires or is terminated by a Party in its entirety or upon termination of both Collaboration Programs without Option exercise by Biogen, neither Party will have any further obligations under Section 2.1 of this Agreement, except as expressly set forth in Section 2.4 of this Agreement.

(d)
Solely in the event that this Agreement expires or is terminated by a Party in its entirety or upon termination of both Collaboration Programs without Option exercise by Biogen, to the extent requested by Ionis, Biogen will promptly (1) assign to Ionis any manufacturing agreements with a CMO identified by Ionis to which Biogen is a party, solely to the extent such manufacturing agreements relate to the Collaboration Programs, and (2) transfer to Ionis all data, results and information (including Biogen’s Confidential Information and any regulatory documentation (including drafts)) related to the testing and Clinical Studies under the Collaboration Programs in the possession of Biogen and its contractors to the extent such data, results and information were generated by or on behalf of Biogen under this Agreement; and Ionis will pay all out-of-pocket direct Third Party costs and expenses in transferring such data, results and information together with Biogen’s FTE Cost in transferring such data, results and information.

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(e)
Except as explicitly set forth in Section 10.4.1(a) or 10.4.1(b), Biogen will have no further rights and Ionis will have no further obligations with respect to the terminated Products and Collaboration Programs.

(f)	If this Agreement is terminated in its entirety by Biogen for convenience, then:

(i)
Biogen will, and does hereby, grant to Ionis a sublicensable, worldwide, exclusive license or sublicense, as the case may be, to all Biogen Technology Controlled by Biogen as of the date of such reversion that Covers the applicable Discontinued Product(s) solely as necessary to Develop, make, have made, use, sell, offer for sale, have sold, import and otherwise Commercialize the applicable Discontinued Product(s) in the Field (such license will be sublicensable by Ionis in accordance with Section 4.1.2, mutatis mutandis); and

(ii)
Within 30 days following the date of the termination, Biogen will assign, and hereby does assign, to Ionis all of Biogen’s right, title and interest in and to all Regulatory Materials, including any IND and orphan drug designation that relate to the applicable Discontinued Product(s), provided that, (x) notwithstanding the foregoing, and subject to the provisions of Section 2.1, the Parties acknowledge that Biogen shall be permitted to use excerpts or portions of any such assigned Regulatory Materials in any other regulatory submissions, notifications, registrations, approvals and/or other filings and correspondence made to or with a Regulatory Authority in any country or jurisdiction related to products under the Ionis/Biogen Additional Agreements or products that do not include an Oligonucleotide as an active pharmaceutical ingredient, provided, further that, for such products that do not include an Oligonucleotide as an active pharmaceutical ingredient, such excerpts or portions shall not include any Confidential Information of Ionis, and (y) for clarity, such assignment of Biogen’s right, title and interest in and to such Regulatory Materials shall not include the assignment of any Know-How (including any data) contained therein. If Biogen intends to use any excerpt or portion of any such assigned Regulatory Materials in accordance with clause (x) of the preceding sentence, Biogen shall, at least 30 days in advance of the anticipated submission of such excerpt or portion to a Regulatory Authority, notify Ionis of such intent and provide to Ionis a copy of such proposed excerpt or portion for review and comment. The Parties shall discuss in good faith any comments of Ionis with respect to such proposed excerpt or portion prior to submission thereof.

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10.4.4.
Termination After License Grant. If this Agreement is terminated by a Party in accordance with this ARTICLE 10 after Biogen has been granted a license under Section 4.1.1 for a particular Product, then, in addition to the terms set forth in Section 10.4.1, the following terms will apply to any Product or Collaboration Program that is the subject of such termination:

(a)
The applicable licenses granted by Ionis to Biogen under this Agreement will terminate. Biogen, its Affiliates and Sublicensees will cease selling the applicable Products, unless Ionis elects to have Biogen continue to sell the applicable Products as part of the Transition Services to the extent provided in Section 10.4.6.

(b)
Solely in the event that this Agreement expires or is terminated by a Party in its entirety, neither Party will have any further obligations under Section 2.1 of this Agreement, except as expressly set forth in Section 2.4 of this Agreement.

(c)	Except as explicitly set forth in Section 10.4.1(a), Biogen will have no further rights and Ionis will have no further obligations with respect to the terminated Product and Collaboration Program(s).

(d)
If (i) Biogen terminates the Agreement under Section 10.2.1 (Biogen’s Termination for Convenience) or (ii) Ionis terminates this Agreement under Section 10.2.4(b) (Ionis’ Right to Terminate) or Section 10.2.5 (Remedies for Failure to Use Commercially Reasonable Efforts), in each case, in its entirety, then the following additional terms will also apply:

(i)
Biogen will, and does hereby, grant to Ionis a sublicensable, worldwide, exclusive license or sublicense, as the case may be, to all Biogen Technology Controlled by Biogen as of the date of such reversion that Covers the Discontinued Product(s) solely as necessary to Develop, make, have made, use, sell, offer for sale, have sold, import and otherwise Commercialize the Discontinued Product(s) in the Field (such license will be sublicensable by Ionis in accordance with Section 4.1.2, mutatis mutandis);

(ii)
Within 60 days following the date of the termination, Biogen will assign back to Ionis any Product-Specific Patents and Ionis’ interest in any Program Patents that relate to the applicable Discontinued Product(s) previously assigned by Ionis to Biogen under this Agreement;

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(iii)
Within 60 days following the date of the termination, Biogen will transfer to Ionis solely for use with respect to the Development and Commercialization of the applicable Discontinued Product(s), any Know-How, data, results and copies of Regulatory Materials in the possession of Biogen as of the date of such reversion to the extent related to such Discontinued Product(s), and any other information or material specified in Section 4.9, provided that, for the avoidance of doubt, as between the Parties, title to any intellectual property that is Biogen Technology within any of the foregoing will remain with Biogen subject to the license granted to Ionis under Section 10.4.4(d)(i), except as otherwise provided in Section 10.4.4(d)(iv) below;

(iv)
Within [***] days following the date of the termination, Biogen will assign, and hereby does assign, to Ionis all of Biogen’s right, title and interest in and to all Regulatory Materials, including any NDA, IND and orphan drug designation that relate to the applicable terminated Product(s), provided that, (x) notwithstanding the foregoing, and subject to the provisions of Section 2.1, the Parties acknowledge that Biogen shall be permitted to use excerpts or portions of any such assigned Regulatory Materials in any other regulatory submissions, notifications, registrations, approvals and/or other filings and correspondence made to or with a Regulatory Authority in any country or jurisdiction related to products under the Ionis/Biogen Additional Agreements or products that do not include an Oligonucleotide as an active pharmaceutical ingredient, provided, further that, for such products that do not include an Oligonucleotide as an active pharmaceutical ingredient, such excerpts or portions shall not include any Confidential Information of Ionis, and (y) for clarity, such assignment of Biogen’s right, title and interest in and to such Regulatory Materials shall not include the assignment of any Know-How (including any data) contained therein. If Biogen intends to use any excerpt or portion of any such assigned Regulatory Materials in accordance with clause (x) of the preceding sentence, Biogen shall, at least 30 days in advance of the anticipated submission of such excerpt or portion to a Regulatory Authority, notify Ionis of such intent and provide to Ionis a copy of such proposed excerpt or portion for review and comment. The Parties shall discuss in good faith any comments of Ionis with respect to such proposed excerpt or portion prior to submission thereof;

(v)
Biogen will, and does hereby, exclusively license to Ionis any trademarks that are specific to the Discontinued Product(s) solely for use with such Discontinued Product(s); provided, however, in no event will Biogen have any obligation to license to Ionis any trademarks used by Biogen both in connection with the Product and in connection with the sale of any other product or service, including any BIOGEN- or BIOGEN-formative marks;

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(vi)
Ionis will control and be responsible for all aspects of the Prosecution and Maintenance of all Jointly-Owned Program Patents arising from the terminated Product and/or Collaboration Program, and Biogen will provide Ionis with (and will instruct its counsel to provide Ionis with) all of the information and records in Biogen’s and its counsel’s possession related to the Prosecution and Maintenance of such Jointly-Owned Program Patents; provided, however, if Ionis intends to abandon any such Jointly-Owned Program Patents without first filing a continuation or substitution, then Ionis will notify Biogen of such intention at least [***] days before such Patent Right will become abandoned, and Biogen will have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof at its own expense with counsel of its own choice; and

(vii)
Ionis will have the obligation to pay royalties to Biogen under Section 6.7 with respect to the Discontinued Product(s). Such payments will be governed by the financial provisions in Section 6.8.3(b), and the definition of Net Sales will apply to sales of Discontinued Product(s) by Ionis, in each case mutatis mutandis.

(e)
If Ionis terminates this Agreement in its entirety due to Biogen’s material breach or Biogen terminates this Agreement in its entirety for convenience, upon Ionis’ written request pursuant to a mutually agreed supply agreement, Biogen will sell to Ionis any bulk API, Clinical Supplies and Finished Drug Product with respect to the Discontinued Product(s) in Biogen’s possession at the time of such termination, at a price equal to [***].

(f)
Solely in the event that this Agreement expires or is terminated by a Party in its entirety, to the extent requested by Ionis, Biogen will promptly assign to Ionis any manufacturing agreements solely to the extent related to the Discontinued Product(s) and identified by Ionis to which Biogen is a party.

10.4.5.	Remedies Available to Biogen for Ionis’ Material Breach After Option Exercise.

(a)
Termination of Committees and Information Sharing. If, after Option exercise, Ionis materially breaches this Agreement and fails to cure such breach within the time periods set forth under Section 10.2.4(a) or Section 10.2.5(a), and Biogen does not wish to terminate this Agreement in its entirety (an “Ionis Breach Event”), then, in addition to any other remedies Biogen may have under this Agreement or otherwise, Biogen will have the right to do any or all of the following in Biogen’s discretion solely with respect to the Collaboration Programs that are the subject of the Ionis Breach Event:

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(i)	terminate Ionis’ right to participate in the JPC, which will be disbanded (except to the extent it is performing activities under an Ionis/Biogen Additional Agreement);

(ii)	terminate Ionis’ participation in any ongoing research and development programs under the applicable Collaboration Program and Biogen’s funding obligations associated therewith;

(iii)
solely make all decisions required or permitted to be made by the JPC or the Parties collectively under this Agreement in connection with the Development and Commercialization of the applicable Product; provided, however, that Biogen will not have the right to create any obligations or incur any liabilities for or on behalf of Ionis;

(iv)
exclude Ionis from all discussions with Regulatory Authorities regarding applicable Products, except to the extent Ionis’ participation is required by a Regulatory Authority or is otherwise reasonably necessary to comply with Applicable Law;

(v)
terminate Biogen’s obligation to make further disclosures of Know-How or other information to Ionis pursuant to this Agreement related to the applicable Products, including pursuant to Section 4.9 and Section 5.3.2, other than reports required by Section 6.9.1, Section 10.4.4 (if applicable), and as reasonably required to permit Ionis to perform its obligations under this Agreement; provided such remedy will not limit or diminish the scope of any licenses granted by Biogen to Ionis under this Agreement; and

(vi)
if Ionis has not completed the activities that are its responsibility under the Collaboration Programs, then Biogen may, but will not be obligated to, assume all responsibility for all such activities that would have otherwise been Ionis’ responsibility under this Agreement.

Ionis will cooperate with the foregoing and provide to Biogen and its Third Party contractors all Know-How, assistance, assignments and other support reasonably requested to assist Biogen in assuming complete responsibility for the Development and Manufacture of the Products in an efficient and orderly manner.

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(b)
Biogen’s Right of Setoff. If there is an [***] and Biogen does not wish to [***], then, in addition to any other remedies Biogen may have under this Agreement or otherwise, Biogen may setoff against any amounts owed to Ionis pursuant to ARTICLE 6 (Financial Provisions) solely with respect to the Collaboration Program that is the subject of the Ionis Breach Event [***] (the “Setoff Amount”). If Biogen exercises its setoff right under this Section 10.4.5(b), Biogen will provide Ionis with a written certificate, signed by Biogen’s Chief Financial Officer, certifying that the amount setoff by Biogen represents [***]. Notwithstanding the foregoing, if Ionis notifies Biogen in writing (a “Setoff Dispute Notice”) that it disputes Biogen’s assertion that Ionis is in material breach of this Agreement or the amount setoff by Biogen (a “Setoff Dispute”), then (i) both Parties will participate in the dispute resolution process set forth on Schedule 10.4.5(b), and (ii) pending the Parties' agreement regarding the appropriate setoff (if any) or a determination by the Advisory Panel of the proper amount that Biogen may setoff (if any) in accordance with Schedule 10.4.5(b), Biogen will pay the Setoff Amount into an interest-bearing escrow account established for the purpose at a bank. If the Parties cannot settle their dispute by mutual agreement, then, in accordance with Schedule 10.4.5(b) the Advisory Panel will determine (1) the amount (if any) that Biogen may setoff against future payments solely with respect to the Collaboration Program that is the subject of the Ionis Breach Event to Ionis going forward, and (2) whether any portion of the escrow account should be released to Ionis or returned to Biogen, provided that any decision or determination by the Advisory Panel (a “Panel Decision”) will not be treated as an arbitral award but will be binding on the Parties until and unless a court of competent jurisdiction (the “Trial Court”) has determined in a judgment regarding some or all of the issues decided in the Panel Decision, and in any Action contemplated by the next sentence hereof the Trial Court will determine the facts and the law de novo, and will give a Panel Decision only such persuasive effect, if any, that after review of all of the facts and the law presented to the Trial Court by the Parties, the Trial Court deems appropriate, provided, that the escrow agent will comply with a Panel Decision that determines that any portion of the escrow account should be released to Ionis or returned to Biogen. If it is determined in a judgment by the Trial Court that Ionis owes Biogen any damages, then, during the pendency of any appeal of the Trial Court’s decision (or, if the Trial Court’s decision is not appealed, until Biogen recoups such amount), Biogen may setoff against any future payments solely with respect to the Collaboration Programs that are the subject of the Ionis Breach Event to Ionis under this Agreement the amount of any such damages not paid by Ionis. If it is determined in a Trial Court that Biogen has setoff an amount that exceeds the amount of losses, damages and expenses actually incurred by Biogen as a result of Ionis’ breach of this Agreement, then Biogen will promptly pay Ionis the amount of such excess, plus interest on such amount as provided for in Section 6.12 (Interest), with interest accruing from the time Biogen applied such excess setoff. If, with respect to a Setoff Dispute, Ionis provides a Setoff Dispute Notice to Biogen and Biogen fails to do any of the following: (X) appoint a member of the Advisory Panel to the extent required in Section 2 of Schedule 10.4.5(b); (Y) meet with the Advisory Panel as required in Section 3 of Schedule 10.4.5(b); or (Z) pay the Setoff Amount into an interest-bearing escrow account established for the purpose at a bank, then Biogen will forfeit its right to set off under this Section 10.4.5(b) and Schedule 10.4.5(b) with respect to any and all Setoff Disputes.

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10.4.6.
Transition Services. In the case where (i) Biogen terminates this Agreement in its entirety under Section 10.2.1 (Biogen’s Termination for Convenience) or (ii) Ionis terminates this Agreement in its entirety under Section 10.2.4(b) (Ionis’ Right to Terminate) or Section 10.2.5 (Remedies for Failure to Use Commercially Reasonable Efforts), the terms of this Section 10.4.6 shall apply.

(a)
In such event, the Parties wish to provide a mechanism to ensure that patients who were being treated with a Product prior to such termination or who desire access to a Product can continue to have access to such Product while the regulatory and commercial responsibilities for such Product are transitioned from Biogen to Ionis. As such, Ionis may request Biogen perform transition services as listed on Schedule 10.4.6 and such other transition services that the Parties mutually agree in writing to (1) provide patients with continued access to the applicable Products, (2) transition the responsibilities under all Approvals and ongoing Clinical Studies for the applicable Product to Ionis or its designee, and (3) transition the then-current supply process and responsibilities for the Products to Ionis or its designee (collectively, the “Transition Services”). Subject to the Parties agreeing on a transition plan as described in Section 10.4.6(b), Biogen will perform such Transition Services using reasonable efforts for a period not to exceed [***] months from the termination date; provided that Biogen and Ionis may mutually agree to conduct the Transition Services for a longer period of time. Notwithstanding the provision of the Transition Services under this Section 10.4.6(a), Ionis shall not conduct activities with respect to any Discontinued Products to the extent prohibited by ARTICLE 2 of this Agreement.

(b)
Ionis may elect to have Biogen perform the Transition Services by providing written notice to Biogen no later than 30 days following the effective date of the termination. If Ionis requests Transition Services, then Ionis shall propose a transition plan setting forth the Transition Services to be performed by Biogen, including delivery and transition dates consistent with those set forth on Schedule 10.4.6, and, for a period of 30 days after such request, the Parties will use good faith efforts to negotiate a mutually agreeable version of such transition plan. In addition, the Parties will, within 30 days after such request, establish a transition committee consisting of at least each Party’s Alliance Managers, a representative from each Party’s chemistry, manufacturing and controls (CMC) group who was responsible for the Products prior to the termination, and up to two additional representatives from each Party who are from other relevant functional groups to facilitate a smooth transition. While Biogen is providing Transition Services, Biogen and Ionis will mutually agree on talking points and a communication plan to customers, specialty pharmacies, physicians, Regulatory Authorities, patient advocacy groups, and clinical study investigators, and Biogen will make all such communication to such entities in accordance with the mutually agreed talking points.

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(c)
Ionis will pay Biogen for the Transition Services at [***]% of Biogen’s internal costs to perform the Transition Services, calculated using the same methodology as Biogen used to calculate such expenses for such Product in its most recently audited financial statements prior to the termination date. In addition, Ionis will reimburse [***]% of Biogen’s out-of-pocket costs to perform the Transition Services. Ionis will own all revenue derived from the Products after the termination date and Biogen will remit all such revenues to Ionis no later than the [***] day following the end of the month in which such revenue was received.

(d)
Ionis or its designee will be sufficiently prepared to accept the transition of Development, Manufacturing and Commercialization activities with respect to the Products to Ionis or such designee on the timelines set forth on Schedule 10.4.6 for the Transition Services. Biogen will have no liability under this Agreement with respect to a failure of or delay in the Transition Services to the extent caused by any failure or delay by Ionis or its designee in accepting the transition of Development, Manufacturing and Commercialization activities with respect to the Products. In the event that Biogen encounters any delays beyond Biogen’s reasonable control, the Parties shall discuss in good faith and agree upon extended timelines for completion of the Transition Services.

ARTICLE 11.
CONFIDENTIALITY

11.1.
Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the Agreement Term and for five years thereafter, the receiving Party (the “Receiving Party”) and its Affiliates will keep confidential and will not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any confidential or proprietary information or materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) which is disclosed to it by the other Party (the “Disclosing Party”) or its Affiliates or otherwise received or accessed by a Receiving Party in the course of performing its obligations or exercising its rights under this Agreement or the Original Agreement, including trade secrets, Know-How, inventions or discoveries, proprietary information, formulae, processes, techniques and information relating to the past, present and future marketing, financial, and research and development activities of any product or potential product or useful technology of the Disclosing Party or its Affiliates and the pricing thereof (collectively, “Confidential Information”).

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11.2.
Authorized Disclosure. Except as expressly provided otherwise in this Agreement, a Receiving Party or its Affiliates may use and disclose to Third Parties Confidential Information of the Disclosing Party as follows: (i) solely in connection with the performance of its obligations or exercise of rights granted or reserved in this Agreement under confidentiality provisions no less restrictive than those in this Agreement, provided, that Confidential Information may be disclosed by a Receiving Party to a governmental entity or agency without requiring such entity or agency to enter into a confidentiality agreement; (ii) to the extent reasonably necessary to file or prosecute patent, copyright and trademark applications (subject to Section 11.3 below), complying with applicable governmental regulations, obtaining Approvals, conducting Preclinical Studies or Clinical Studies, marketing the Products, or as otherwise required by Applicable Law, regulation, rule or legal process (including the rules of the SEC and any stock exchange); provided, however, that if a Receiving Party or any of its Affiliates is required by law or regulation to make any such disclosure of a Disclosing Party’s Confidential Information it will, except where impracticable for necessary disclosures, give reasonable advance notice to the Disclosing Party of such disclosure requirement and will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed; (iii) in communication with actual or potential lenders, investors, merger partners, acquirers, consultants, or professional advisors on a need-to-know basis, in each case under confidentiality provisions no less restrictive than those of this Agreement; (iv) to the extent such disclosure is required to comply with existing expressly stated contractual obligations owed to such Party’s or its Affiliates’ licensor with respect to any intellectual property licensed to the other Party under this Agreement; or (v) as mutually agreed to in writing by the Parties.

11.3.	Press Release; Publications; Disclosure of Agreement.

11.3.1.
Public Announcements. On or promptly after the Effective Date, the Parties will jointly issue a public announcement of the execution of this Agreement in form and substance mutually agreed by the Parties. Except to the extent required to comply with Applicable Law, regulation, rule or legal process or as otherwise permitted in accordance with this Section 11.3, neither Party nor such Party’s Affiliates will make any public announcements, press releases or other public disclosures concerning this Agreement or the terms or the subject matter hereof without the prior written consent of the other, which will not be unreasonably withheld, conditioned or delayed.

11.3.2.
Use of Name. Except as set forth in Section 11.3.8, neither Party will use the other Party’s name in a press release or other publication without first obtaining the prior consent of the Party to be named.

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11.3.3.
Notice of Significant Events. Each Party will immediately notify (and provide as much advance notice as possible, but at a minimum two Business Days’ advance notice to) the other Party of any event materially related to a Product (including in such notice any disclosure of starting/stopping of a Clinical Study, clinical data or results, material regulatory discussions, filings, Approval or Biogen’s sales projections) so the Parties may analyze the need for or desirability of publicly disclosing or reporting such event.

11.3.4.
Prior to License Grant. Prior to the date Biogen has been granted a license under Section 4.1.1 with respect to a Product, such Product is the sole property of Ionis and, subject to the provisions of this Section 11.3.4, Ionis will have the sole right to issue press releases, publish, present or otherwise disclose the progress and results regarding such Product to the public, which shall be consistent with its practice with its other compounds and products; provided that, with respect to any proposed press release or other similar public communication by Ionis disclosing regulatory discussions or data or results arising from a Collaboration Program or Development activities under this Agreement, or that may be reasonably anticipated to impact Spinraza®, (i) Ionis will submit such proposed communication to Biogen for review at least two Business Days in advance of such proposed public disclosure, (ii) Biogen will have the right to review and recommend changes to such communication, (iii) Ionis will in good faith consider any changes that are timely recommended by Biogen, and (iv) to the extent such communication discloses data or results arising from a Collaboration Program or Development activities, (x) if Biogen informs Ionis that such communication contains Biogen Confidential Information, then Ionis will delete such Biogen Confidential Information from such communication, and (y) if Biogen informs Ionis that such communication would disclose inventions made by either Party in the course of a Collaboration Program or Development activities under this Agreement that have not yet been protected through the filing of a patent application, or the public disclosure of such communication could be expected to have a material adverse effect on any Patent Rights or Know-How solely owned or Controlled by Biogen, then Ionis will either (a) delay such proposed publication for up to 60 days from the date Biogen informed Ionis of its objection to such communication, to permit the timely preparation and first filing of patent application(s) on the information involved or (b) remove the identified disclosures prior to the publication of such communication.

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11.3.5.
After License Grant. After the date Biogen has been granted a license under Section 4.1.1 with respect to a Product, subject to the provisions of this Section 11.3.5, Biogen will have the sole right to issue press releases, publish, present or otherwise disclose the progress and results regarding such Product to the public, which shall be consistent with its practice with its other compounds and products; provided that with respect to any proposed press release or other similar public communication by Biogen disclosing regulatory discussions, Biogen’s sales projections or data or results arising from a Collaboration Program or Development activities under this Agreement, (i) Biogen will submit such proposed communication to Ionis for review at least two Business Days in advance of such proposed public disclosure, (ii) Ionis will have the right to review and recommend changes to such communication, (iii) Biogen will in good faith consider any changes that are timely recommended by Ionis, and (iv) to the extent such communication discloses data or results arising from a Collaboration Program or Development activities, (x) if Ionis informs Biogen that such communication contains Ionis Confidential Information, then Biogen will delete such Ionis Confidential Information from such communication, and (y) if Ionis informs Biogen that such communication would disclose inventions made by either Party in the course of a Collaboration Program or Development activities under this Agreement that have not yet been protected through the filing of a patent application, or the public disclosure of such communication could be expected to have a material adverse effect on any Patent Rights or Know-How solely owned or Controlled by Ionis, then Biogen will either (a) delay such proposed publication for up to 60 days from the date Ionis informed Biogen of its objection to such communication, to permit the timely preparation and first filing of patent application(s) on the information involved or (b) remove the identified disclosures prior to the publication of such communication.

11.3.6.
Scientific or Clinical Presentations for Products. Regarding any proposed scientific publications or public presentations related to summaries of data or results arising from a Collaboration Program or Development activities under this Agreement, the Parties acknowledge that scientific lead time is a key element of the value of the Products under this Agreement and further agree to use Commercially Reasonable Efforts to control public scientific disclosures of such data or results, to prevent any potential adverse effect of any premature public disclosure of such data or results. The Parties will establish a procedure for publication review and each Party will first submit to the other Party through the JPC an early draft of all such publications or presentations, whether they are to be presented orally or in written form, at least [***] days prior to submission for publication including to facilitate the publication of any summaries of such data or results as required on the clinical trial registry of each respective Party, as applicable. Each Party will review such proposed publication in order to avoid the unauthorized disclosure of a Party’s Confidential Information and to preserve the patentability of inventions arising from the Collaboration Programs. If, during such [***]-day period, the other Party informs such Party that its proposed publication contains Confidential Information of the other Party, then such Party will delete such Confidential Information from its proposed publication. In addition, if at any time during such [***]-day period, the other Party informs such Party that its proposed publication discloses inventions made by either Party in the course of a Collaboration Program or Development activities under this Agreement that have not yet been protected through the filing of a patent application, or the public disclosure of such proposed publication could be expected to have a material adverse effect on any Patent Rights or Know-How solely owned or Controlled by such other Party, then such Party will either (i) delay such proposed publication for up to [***] days from the date the other Party informed such Party of its objection to the proposed publication, to permit the timely preparation and first filing of patent application(s) on the information involved or (ii) remove the identified disclosures prior to publication. With respect to each Clinical Study, Biogen shall determine authorship or attribution with respect to any proposed publications regarding the results of such Clinical Study, by interpreting and applying the authorship and attribution principles of the International Committee of Medical Journal Editors’ Recommendations for the Conduct, Reporting, Editing and Publication of Scholarly Work in Medical Journals.

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11.3.7.
SEC Filings. Each Party will give the other Party a reasonable opportunity to review all material filings with the SEC describing the terms of this Agreement prior to submission of such filings, and will give due consideration to any reasonable comments by the non-filing Party relating to such filing.

11.3.8.
Subsequent Disclosure. Notwithstanding the foregoing, to the extent information regarding this Agreement or a Product has already been publicly disclosed, either Party (or its Affiliates) may subsequently disclose the same information to the public without the consent of the other Party.

11.3.9.
Acknowledgment. Each Party will acknowledge in any press release, public presentation or publication regarding the Collaboration Programs or a Product, the other Party’s role in discovering and developing the Product or Discontinued Product, as applicable, that the Product is under license from Ionis and otherwise acknowledge the contributions from the other Party, and each Party’s stock ticker symbol (e.g., Nasdaq: IONS, BIIB).

(a)
Biogen understands and acknowledges the importance to Ionis of continuing to be associated with the drugs it discovers under the Collaboration Programs. As such, Biogen agrees that it will use reasonable efforts to prominently acknowledge Ionis’ role in the discovery of a Product in any scientific, medical and other Product-related communications to the extent such communications address the research, discovery or commercialization of a Product, by prominently including the words “Discovered by Ionis” or equivalent language (collectively, the “Ionis Attribution Language”) in any such communications; provided, however, that Biogen shall have no obligation to include the Ionis Attribution Language in any of the following: (i) communications or materials where such inclusion would be prohibited by Applicable Laws or applicable Third Party institutional, corporate or other policies; (ii) communications that Biogen does not control, such as publications with non-Biogen lead authors; (iii) materials primarily focused on or directed to patients, or other materials where Biogen branding is not prominently featured; or (iv) abstracts or other communications with a word limitation, if Biogen reasonably determines that such word limitation would preclude the inclusion of the Ionis Attribution Language, provided that, in each case, Biogen will use reasonable efforts to have the Ionis Attribution Language included in any such communication, consistent with the efforts that Biogen uses to have statements regarding its own contributions to the Product included in such communication.

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(b)	Ionis may include the Products (and identify Biogen as its partner for the Products) in Ionis’ drug pipeline.

ARTICLE 12.
MISCELLANEOUS

12.1.	Dispute Resolution.

12.1.1.
Escalation. In the event of any Dispute (other than a Setoff Dispute, which Setoff Dispute will be resolved pursuant to Section 12.1.3, or dispute regarding the construction, validity or enforcement of either Party’s Patent Rights, which disputes will be resolved pursuant to Section 12.2), either Party may, within [***] days after either Party notifies the other Party that the Dispute has not been resolved (provided, that such notice cannot be given less than [***] days after the Dispute has arisen), make a written request that the Dispute be referred for resolution to the Executive Vice President, Business Development of Biogen and the Chief Operating Officer of Ionis (the “Executives”). Within [***] days of either Party’s written request that the Dispute be referred to the Executives, the Executives will meet in person at a mutually acceptable time and location or by means of telephone or video conference to negotiate a settlement of a Dispute. If the Executives fail to resolve the Dispute within such [***]-day period, then the Dispute will be referred to mediation under Section 12.1.2.

12.1.2.
Mediation. If a Dispute subject to Section 12.1.1 cannot be resolved pursuant to Section 12.1.1, or if neither Party timely makes the written request that the Dispute be referred to the Executives, the Parties will resolve any such Dispute in accordance with the dispute resolution procedures set forth in Schedule 12.1.2.

12.1.3.	Setoff Disputes. Setoff Disputes will be resolved in accordance with Section 10.4.5(b) and Schedule 10.4.5(b).

12.1.4.
Technical Failure. If Biogen disagrees with Ionis’ determination that a Technical Failure has occurred under Section 1.2, Biogen may refer the matter to an independent qualified Third Party expert accepted by both Parties for final resolution of the dispute. The expert will use the information, materials and data provided to her or him by either Party to promptly resolve the dispute. The decision of the expert will be binding upon both Parties. The Parties will equally share the costs of the expert. Should the Parties fail to agree on the expert within 10 days following either Party’s request to nominate an expert under this Section 12.1.4, each Party will nominate an independent expert (who will not be a current or former employee of a Party or any of their Affiliates or have any personal or financial interest in a Party or any of their Affiliates), and promptly thereafter, those two independent experts will agree on the Third Party expert to resolve the dispute in accordance with this Section 12.1.4. In the event of any expert proceeding under this Section 12.1.4, Ionis will not be required to conduct the applicable ASO Development Candidate Identification Plan during the pendency of such proceeding.

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12.2.	Governing Law; Jurisdiction; Venue; Service of Process.

12.2.1.	This Agreement and any Dispute will be governed by and construed and enforced in accordance with the laws of the State of Delaware, U.S.A., without reference to conflicts of laws principles.

12.2.2.
Subject to the provisions of Section 12.1, each Party by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware (or, if but only if such court lacks, or will not exercise, subject matter jurisdiction over the entirety of a Dispute, the Court of Chancery of the State of Delaware, or, if but only if such court lacks, or will not exercise, subject matter jurisdiction over the entirety of a Dispute, the Superior Court of the State of Delaware, with respect to the Dispute) for the purpose of any Dispute arising between the Parties in connection with this Agreement (each, an “Action”) and (b) hereby waives to the extent not prohibited by Applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that venue in the above-named courts is improper, that its property is exempt or immune from attachment or execution, that any such Action brought in the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such courts and (c) hereby agrees not to commence any such Action other than before the above-named courts. Notwithstanding the previous sentence, a Party may commence any Action in a court other than the above-named court solely for the purpose of enforcing an order or judgment issued by the above-named court.

12.2.3.
Each Party hereby agrees that service of process: (a) made in any manner permitted by Delaware law, or (b) made by overnight express courier service (signature required), prepaid, at its address specified pursuant to Section 12.7, will constitute good and valid service of process in any such Action and (c) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Action any claim that service of process made in accordance with clause (a) or (b) does not constitute good and valid service of process.

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12.3.
Remedies. Notwithstanding anything to the contrary in this Agreement, each Party will be entitled to seek, in addition to any other right or remedy it may have, at law or in equity, a temporary restraining order or a preliminary injunction, without the posting of any bond or other security, enjoining or restraining the other Party from any violation or threatened violation of this Agreement, and the Parties agree that in the event of a threatened or actual material breach of this Agreement injunctive relief would be appropriate. Neither Party will be entitled to recover any Losses relating to any matter arising under one provision of this Agreement to the extent that such Party has already recovered Losses with respect to such matter pursuant to other provisions of this Agreement (including recoveries under Section 9.1 or Section 9.2). Except for the offsets and credits explicitly set forth in Section 6.10 and Section 10.4.5(b), neither Party will have the right to setoff any amount it is owed or believes it is owed against payments due or payable to the other Party under this Agreement.

12.4.
Assignment and Successors. Neither this Agreement nor any obligation of a Party hereunder may be assigned by either Party without the consent of the other, which will not be unreasonably withheld, delayed or conditioned, [***]; provided, if Biogen transfers or assigns this Agreement to [***] described in this Agreement, then Biogen (or such Affiliate), will [***] due Ionis under ARTICLE 6 for the [***] such that Ionis receives [***] or assignment. In addition, Ionis may assign or transfer its rights to receive payments under this Agreement (but no liabilities), without Biogen’s consent, to an Affiliate or to a Third Party in connection with a payment factoring transaction. Any purported assignment or transfer made in contravention of this Section 12.4 will be null and void.

The [***].

To the extent Ionis utilizes a [***] in any year, Ionis will [***] to Biogen [***]. To assist Biogen in determining when [***] pursuant to the foregoing sentence, beginning with the first Annual tax return for the year in which Biogen [***] payment under this Section 12.4, and each year thereafter (including, for clarity, all years in which Ionis utilizes [***]), Ionis will provide Biogen with Ionis’ Annual tax returns (federal and state) and, in years in which Ionis utilizes [***], supporting documentation for such [***]. Notwithstanding the foregoing, if the [***].

12.5.	Change of Control.

Confidential
12.5.1.
On a Collaboration Program-by-Collaboration Program basis, if, at any time during the applicable Option Period, a Change of Control occurs involving Ionis and a Person that, at the time of the close of such Change of Control, is developing in human clinical trials or commercializing a Directly Competitive Product within the Field or is engaged in a Directly Competitive Collaboration Program (such pre-existing Directly Competitive Product, a “Pre-Existing Competitive Product”) or, at any time during the Agreement Term after the closing of such Change of Control, develops or acquires a Directly Competitive Product or begins a Directly Competitive Collaboration Program (such Person being hereinafter referred to as a “Competing Acquirer”) and such Competing Acquirer has not, within [***] of either (i) the closing of the Change of Control in the event the Directly Competitive Product is being developed in human clinical trials or commercialized, or the Directly Competitive Collaboration Program exists, as of such closing date or (ii) the date of first development or acquisition of such Directly Competitive Product or the date on which such Competing Acquirer begins such Directly Competitive Collaboration Program (the “Divestiture Period”) divested itself of the Directly Competitive Product or Directly Competitive Collaboration Program, or terminated development and commercialization of such Directly Competitive Product or such Directly Competitive Collaboration Program, then (A) Ionis will provide written notice to Biogen of the closing of such Change of Control or Divestiture Period, as applicable, (B) [***]; (C) solely with respect to any Collaboration Program that relates to such Directly Competitive Product or Directly Competitive Collaboration Program for which Initiation of IND-Enabling Toxicology Studies have not occurred, subject to Section 12.5.2, elect to have Ionis complete Ionis Activities under this Agreement for such Collaboration Program until such time as the applicable Collaboration Program is ready to begin IND-Enabling Toxicology Studies, after which Biogen may elect to exercise its rights under clause (D) of this Section 12.5.1 with respect to such Collaboration Program (in which case the applicable deadline for Biogen’s notice under such clause will be extended until [***] after designation of a Development Candidate for such Collaboration Program), and (D) Biogen will have the right, within [***] following such written notice, to either:

(a)
if unexercised, exercise the applicable Option by notifying Ionis in writing of Biogen’s election to license the applicable Product at a prorated license fee payment as compared to the license fee payment set forth in Section 6.2, based upon the stage of Development of the applicable Product at the time of Change of Control or Divestiture Period, as applicable, which license fee payment shall be negotiated by the Parties in good faith at the time of such notification by Biogen. If Biogen exercises the applicable Option pursuant to this Section 12.5, [***]. Upon Biogen’s exercise of its Option pursuant to this Section 12.5.1(a), Biogen will be deemed to have obtained and Ionis will be deemed to have granted the license set forth in Section 4.1.1; or

(b)
Allow such [***]-day period to lapse without providing any such notice of election under this Section 12.5, or otherwise provide Ionis with written notice within such period electing not to exercise the applicable Option pursuant to Section 12.5.1(a) above, in either of which cases Ionis and Biogen will continue to exercise their rights and perform their respective obligations with respect to the applicable Product under the terms of this Agreement.

Confidential
Upon Biogen’s exercise of the applicable Option pursuant to Section 12.5.1(a) above, Ionis will carry out its technology transfer obligations pursuant to Section 4.9 with respect to the applicable Product. Provided that Ionis complies with Section 12.5.2, except as expressly set forth in Section 10.2.2, Biogen’s rights as set forth in this Section 12.5.1 shall be Biogen’s exclusive remedies for the failure of a Competing Acquirer to divest or terminate development and commercialization of a Directly Competitive Product or Directly Competitive Collaboration Program during the Divestiture Period in accordance with this Section 12.5.1, and the development or commercialization of a Pre-Existing Competitive Product by a Competing Acquirer will not be a violation of Ionis’ exclusivity covenants under Section 2.1.1. For the avoidance of doubt, except as set forth in this Section 12.5.1, all other terms and conditions of this Agreement will apply to any such license granted pursuant to Biogen’s exercise of its rights hereunder.

12.5.2.
At any time while Ionis is conducting activities pursuant to Section 12.5.1, to separate its Development activities under this Agreement from development activities relating to a Directly Competitive Product (“Directly Competing Development Activities”), Ionis will, and will cause the Competing Acquirer to, (a) establish separate teams to conduct Development activities under this Agreement and such Directly Competing Development Activities, (b) prevent any Know-How that is Confidential Information relating to the Development of the applicable Product from being disclosed to, or used by, individuals performing such Directly Competing Development Activities and (c) not use or reference any Know-How that is Confidential Information or conduct any activities Covered by any Patent Rights, in each case Controlled by Ionis or its Affiliates prior to the effective date of the Change of Control in the development, manufacture or commercialization of the Directly Competitive Product.

12.6.
Force Majeure. No Party will be held responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in performing any obligation of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, force majeure means a cause beyond the reasonable control of a Party, which may include acts of God; acts, regulations, or laws of any government; war; terrorism; civil commotion; fire, flood, earthquake, tornado, tsunami, explosion or storm; pandemic; epidemic and failure of public utilities or common carriers. In such event the Party so failing or delaying will immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice will be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled for up to a maximum of 90 days, after which time the Parties will negotiate in good faith any modifications of the terms of this Agreement that may be necessary to arrive at an equitable solution, unless the Party giving such notice has set out a reasonable timeframe and plan to resolve the effects of such force majeure and executes such plan within such timeframe. To the extent possible, each Party will use reasonable efforts to minimize the duration of any force majeure.

Confidential
12.7.
Notices. Any notice or request required or permitted to be given under or in connection with this Agreement will be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), electronic mail transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

If to Ionis, addressed to:	Ionis Pharmaceuticals, Inc.
2855 Gazelle Court
Carlsbad, CA 92010
Attention: Chief Operating Officer
E-mail: [***]

with a copy to:	Ionis Pharmaceuticals, Inc.
2855 Gazelle Court
Carlsbad, CA 92010
Attention: General Counsel
E-mail: [***]

If to Biogen, addressed to:	Biogen MA Inc.
225 Binney Street
Cambridge, MA 02142
Attention: Vice President Corporate Development
E-mail: [***]

with a copy to:	Biogen MA Inc.
225 Binney Street
Cambridge, MA 02142
Attention: Chief Legal Officer
E-mail: [***]

and:	Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199-3600
Attention: Susan Galli, Esq.
E-mail: [***]

or to such other address for such Party as it will have specified by like notice to the other Party; provided that notices of a change of address will be effective only upon receipt thereof. If delivered personally or by electronic mail transmission, the date of delivery will be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery will be deemed to be the next Business Day after such notice or request was deposited with such service. If sent by certified mail, the date of delivery will be deemed to be the third Business Day after such notice or request was deposited with the U.S. Postal Service.

Confidential
12.8.
Export Clause. Each Party acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin. Each Party agrees that it will not export or re-export restricted commodities or the technical data of the other Party in any form without the appropriate United States and foreign government licenses.

12.9.
Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances will be construed as a continuing waiver or subsequent waiver of such condition or term or of another condition or term.

12.10.
Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties will negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.

12.11.
Entire Agreement. This Agreement (together with the Schedules and Appendices hereto) is a comprehensive and integrated statement of the agreement between the Parties with respect to the subject matter hereof. For the avoidance of doubt, except as expressly set forth in Section 2.4 and Section 4.2.3 with respect to the Original Agreement, this Agreement in no way supersedes, modifies or otherwise affects any of the Ionis/Biogen Additional Agreements, which will remain in full force and effect in accordance with each of their respective terms. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to the subject matter hereof other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

12.12.
Independent Contractors. Nothing herein will be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties. Each Party is an independent contractor. Neither Party will assume, either directly or indirectly, any liability of or for the other Party. Neither Party will have the authority to bind or obligate the other Party and neither Party will represent that it has such authority.

Confidential
12.13.
Interpretation. Except as otherwise explicitly specified to the contrary, (a) references to a section, exhibit or schedule means a section of, or schedule or exhibit to this Agreement, unless another agreement is specified, (b) the word “including” (in its various forms) means “including without limitation,” (c) the words “shall” and “will” have the same meaning, (d) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (e) words in the singular or plural form include the plural and singular form, respectively, (f) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement, (g) unless otherwise specified, “$” is in reference to United States dollars, and (h) the headings contained in this Agreement, in any exhibit or schedule to this Agreement and in the table of contents to this Agreement are for convenience only and will not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

12.14.
Books and Records. Any books and records to be maintained under this Agreement by a Party or its Affiliates or Sublicensees will be maintained in accordance with GAAP (or any successor standard), consistently applied.

12.15.
Further Actions. Each Party will execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

12.16.
Construction of Agreement. The terms and provisions of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement will be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement will be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.

12.17.
Supremacy. In the event of any express conflict or inconsistency between this Agreement and any Schedule or Appendix hereto, the terms of this Agreement will apply. The Parties understand and agree that the Schedules and Appendices hereto are not intended to be the final and complete embodiment of any terms or provisions of this Agreement, and are to be updated from time to time during the Agreement Term, as appropriate and in accordance with the provisions of this Agreement.

12.18.
Counterparts. This Agreement may be signed in counterparts, each of which will be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers. Facsimile signatures and signatures transmitted via electronic mail in PDF format will be treated as original signatures.

12.19.
Compliance with Laws. Each Party will, and will ensure that its Affiliates and Sublicensees will, comply with all relevant laws and regulations and good laboratory and clinical practices and cGMP in exercising its rights and fulfilling its obligations under this Agreement.

[SIGNATURE PAGE FOLLOWS]

* - * - * - *

Confidential
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Effective Date.

BIOGEN MA INC.

By:	/s/ Michel Vounatsos
Name:	Michel Vounatsos
Title:	Chief Executive Officer

[Signature Page to Research Collaboration, Option and License Agreement]

Confidential
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Effective Date.

IONIS PHARMACEUTICALS, INC.

By:	/s/ B. Lynne Parshall
Name:	B. Lynne Parshall
Title:	Chief Operating Officer

[Signature Page to Research Collaboration, Option and License Agreement]

Confidential
List of Appendices and Schedules

Appendix 1 – Definitions

Appendix 2 – Development Candidate Checklist

Appendix 3 – ASO Development Candidate Identification Plans

Schedule 1.3.1 – JSC Governance

Schedule 1.3.5 – Alliance Management Activities

Schedule 1.5 – List of [***]

Schedule 4.9.2(c) – Ionis’ Fully Absorbed Cost of Goods Methodology

Schedule 5.1 – Biogen’s Development and Commercialization Activities

Schedule 5.1.1 - Integrated Development Plan Content

Schedule 6.6.2(f) – Royalty Calculation Examples

Schedule 6.6.2(g) – Allocation of Net Sales

Schedule 6.8.1 – Ionis In-License Agreements

Schedule 6.8.3(b) – Royalty Rate Reduction Example

Schedule 8.2.6(a) – Ionis Core Technology Patents

Schedule 8.2.6(b) – Ionis Manufacturing and Analytical Patents

Schedule 8.2.6(c) – Ionis Product-Specific Patents

Schedule 8.2.9 – Prior Agreements

Schedule 10.4.5(b) – Advisory Panel Regarding Setoff Disputes

Schedule 10.4.6 – Transition Services

Schedule 12.1.2 – Mediation

Confidential
Appendix 1

DEFINITIONS

For purposes of this Agreement, the following capitalized terms will have the following meanings:

“Action” has the meaning set forth in Section 12.2.2.

“Additional Core IP” means Third Party intellectual property that is necessary to [***]. For clarity, Additional Core IP does not include any Patent Rights claiming (or intellectual property related to) [***].

“Additional Ionis IP” has the meaning set forth in Section 6.8.3(a)(i).

“Additional Manufacturing IP” has the meaning set forth in Section 6.8.3(a)(i).

“Advisory Panel” has the meaning in Schedule 10.4.5(b) of this Agreement.

“Affiliate” of an entity means any corporation, firm, partnership or other entity which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with a Party to this Agreement. An entity will be deemed to control another entity if it (i) owns, directly or indirectly, at least 50% of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of such other entity, or has other comparable ownership interest with respect to any entity other than a corporation; or (ii) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the entity. For clarity, Regulus Therapeutics Inc. will not be deemed an “Affiliate” of Ionis for the purposes of this Agreement under any circumstances.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Agreement Term” has the meaning set forth in Section 10.1.

“Alliance Manager” has the meaning set forth in Section 1.3.5.

“Annual” means the period covering a Calendar Year or occurring once per Calendar Year, as the context requires.

“API” means the bulk active pharmaceutical ingredient manufactured in accordance with cGMP for a Product.

“Applicable Law” or “Law” means all applicable laws, statutes, rules, regulations and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, including any applicable rules, regulations, guidelines, or other requirements of the Regulatory Authorities that may be in effect from time to time.

“Approval” means, with respect to a Product in any regulatory jurisdiction, approval from the applicable Regulatory Authority sufficient for the manufacture, distribution, use, marketing and sale of such Product in such jurisdiction in accordance with Applicable Laws. In jurisdictions where the applicable Regulatory Authority sets the pricing or reimbursement authorizations necessary for the general marketing and sale of such Product in the marketplace, Approval will not be deemed to have occurred if the final approval to market and sell such Product is being withheld because Biogen (or its Affiliate or Sublicensee) and the Regulatory Authority have not yet determined pricing or reimbursement even if all other approvals, licenses, registrations or authorizations necessary for marketing, sale or use of such Product in such jurisdiction have been obtained. “Approval” does not include authorization by a Regulatory Authority to conduct named patient, compassionate use or other similar activities.

Confidential
“ASO” means a [***] Oligonucleotide compound, or analog, variant, mimic, or mimetic thereof, having a sequence that is at least six bases long and that modulates expression or splicing of a gene target via the binding, partially or wholly, of such compound to the RNA of such gene target.

“ASO Development Candidate Identification Plan” means, with respect to each Collaboration Program, the initial draft plan to identify a Development Candidate under such Collaboration Program. The ASO Development Candidate Identification Plans have been mutually agreed to by the Parties as of the Effective Date and attached hereto as Appendix 3, and may be modified from time to time as determined by the JSC to address the discovery, research and optimization activities that Ionis will conduct under the applicable Collaboration Program.

“ASO Development Candidate Identification Term” has the meaning set forth in Section 1.2.

“Audit Report” has the meaning set forth in Section 6.10.

“Backup Compound” has the meaning set forth in Section 1.4.2(b).

“Bankruptcy Code” has the meaning set forth in Section 10.2.7(b).

“Biogen” has the meaning set forth in the Preamble of this Agreement.

“Biogen Activities” means, under an ASO Development Candidate Identification Plan or high-level preclinical toxicology strategy, any and all research, preclinical and/or clinical activities that Biogen agrees to conduct; provided that Biogen will be deemed to have agreed to conduct any activities designated as Biogen Activities under any ASO Development Candidate Identification Plan it approves.

“Biogen-Approved Costs” has the meaning set forth in Section 1.8.

“Biogen Full Royalty” has the meaning set forth in Section 6.6.1.

“Biogen Know-How” means any Know-How owned, used, developed by, or licensed to Biogen or its Affiliates, in each case to the extent Controlled by Biogen or its Affiliates on the Effective Date or at any time during the Agreement Term, but specifically excluding the Biogen Program Know-How.

“Biogen Manufacturing Program Patent” has the meaning set forth in Section 4.9.3.

“Biogen Patents” means any Patent Rights included in the Biogen Technology.

“Biogen Product-Specific Patents” means all Product-Specific Patents owned, used, developed by, or licensed to Biogen or its Affiliates, in each case to the extent Controlled by Biogen or its Affiliates on the Effective Date or at any time during the Agreement Term.

“Biogen Program Know-How” has the meaning set forth in Section 7.1.2.

“Biogen Program Patents” has the meaning set forth in Section 7.1.2.

“Biogen Program Technology” has the meaning set forth in Section 7.1.2.

Confidential
“Biogen-Prosecuted Patents” has the meaning set forth in Section 7.2.4.

“Biogen Reduced Royalty” has the meaning set forth in Section 6.6.2(c).

“Biogen Results” has the meaning set forth in Section 4.9.3.

“Biogen Supported Pass-Through Costs” means [***].

“Biogen Technology” means the Biogen Program Technology, Jointly-Owned Program Technology, Biogen Product-Specific Patents and any trademarks described in Section 4.1.6, owned, used, developed by, or licensed to Biogen or its Affiliates that is necessary or useful to Develop, register, Manufacture or Commercialize a Product.

“Biogen’s FTE Cost” means the FTE Rate applicable to Biogen, multiplied by the applicable number of FTEs.

“[***] ASO Product” has the meaning set forth in Section 2.1.2(a)(iv).

“Breaching Party” means the Party that is believed by the Non-Breaching Party to be in material breach of this Agreement.

“Business Day” means any day other than a Saturday or Sunday on which banking institutions in New York, New York are open for business.

“Calendar Quarter” means a period of three (3) consecutive months ending on the last day of March, June, September, or December, respectively, and will also include the period beginning on the Effective Date and ending on the last day of the Calendar Quarter in which the Effective Date falls.

“Calendar Year” means a year beginning on January 1 (or, with respect to 2017, the Effective Date) and ending on December 31.

“Carryover Development Candidate” has the meaning set forth in Section 1.10.

“Carryover Period” has the meaning set forth in Section 1.10.
“cGMP” means current Good Manufacturing Practices as specified in the United States Code of Federal Regulations, ICH Guideline Q7A, or equivalent laws, rules, or regulations of an applicable Regulatory Authority at the time of manufacture.

“Change of Control” means, with respect to Ionis, (a) a merger or consolidation of Ionis with a Third Party which results in the voting securities of Ionis outstanding immediately prior thereto ceasing to represent at least 50% of the combined voting power of the surviving entity immediately after such merger or consolidation, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the owner of 50% or more of the combined voting power of Ionis’ outstanding securities, (c) the sale or other transfer to a Third Party of all or substantially all of Ionis’ business to which the subject matter of this Agreement relates, or (d) the stockholders or equity holders of Ionis will approve a plan of complete liquidation of Ionis or an agreement for the sale or disposition by Ionis of all or a substantial portion of its assets, other than pursuant to the transaction as described above or to an Affiliate. Notwithstanding the foregoing, the sale or issuance of shares in exchange for cash for purposes of a bona fide financing will not constitute a Change of Control.

“Claims” has the meaning set forth in Section 9.1.

Confidential
“Clinical Study” or “Clinical Studies” means a Phase 1 Trial, Phase 2 Trial, Phase 3 Trial or Phase 4 Trial, or such other study in humans that is conducted in accordance with good clinical practices and is designed to generate data in support or maintenance of an NDA, MAA or other similar marketing application.

“Clinical Supplies” means API and finished drug Product for use in a Clinical Study.

“CMO” means a Third Party contract manufacturer Manufacturing API, Clinical Supplies or Finished Drug Product for any purpose under this Agreement.

“Collaboration Program” means (a) a collaboration program between Biogen and Ionis focused on the discovery, designation of, and preclinical research for a Development Candidate that is an [***] Compound (the “[***] Collaboration Program”) and (b) a collaboration program between Biogen and Ionis focused on the discovery, designation of and preclinical research for a Development Candidate that is an [***] Compound (the “[***] Collaboration Program”), in each case in accordance with the applicable ASO Development Candidate Identification Plan and high-level preclinical toxicology strategy.

“Collaborator IP” has the meaning set forth in Section 7.1.3(b).

“Collaborator License” has the meaning set forth in Section 7.1.3(b).

“Commercialize,” “Commercialization”, “Commercializing” or “Commercial” means any and all activities directed to marketing, promoting, detailing, distributing, importing, having imported, exporting, having exported, selling or offering to sell a Product following receipt of Approval for such Product in the applicable country, including conducting pre-and post-Approval activities, including studies reasonably required to increase the market potential of such Product and studies to provide improved formulation and Product delivery, and launching and promoting such Product in each country.

“Commercializing Party” means (a) Biogen, with respect to a Product that is being Developed and Commercialized by or on behalf of Biogen, its Affiliates or Sublicensees hereunder, and (b) Ionis, with respect to a Discontinued Product that is being Developed and Commercialized by or on behalf of Ionis, its Affiliates or Sublicensees hereunder.

“Commercially Reasonable Efforts” means the carrying out of discovery, research, development or commercialization activities using good-faith commercially reasonable and diligent efforts that the applicable Party would reasonably devote to a compound or product of similar market potential or profit potential at a similar stage in development or product life resulting from its own research efforts, based on conditions then prevailing and taking into account, without limitation, issues of safety and efficacy, regulatory authority-approved labeling, product profile, the competitiveness of alternative products in the marketplace (including Spinraza®), the likely timing of the product’s entry into the market, the patent and other proprietary position, the likelihood of Approval and other relevant scientific, technical and commercial factors. Without limiting any of the foregoing, Commercially Reasonable Efforts as it applies to Biogen’s Development or Commercialization of a Product hereunder includes the use of Commercially Reasonable Efforts to perform the “[***]” described in [***], and Commercially Reasonable Efforts as it applies to Ionis’ performance hereunder includes use of Commercially Reasonable Efforts to [***].

“Competing Acquirer” has the meaning set forth in Section 12.5.1.

“Competitive Infringement” has the meaning set forth in Section 7.5.1.

Confidential
“Complete,” “Completed,” or “Completion” means, with respect to a Clinical Study, the point in time at which the primary database lock for such study has occurred and, if such study has a statistical analysis plan, the data generated based on that primary database lock under the statistical analysis plan for such study are available.

“Compound” means any [***] Compound or [***] Compound.

“Confidential Information” has the meaning set forth in Section 11.1. “Confidential Information” does not include information that:

(a)
was in the lawful knowledge and possession of the Receiving Party or its Affiliates prior to the time it was disclosed to, or learned by, the Receiving Party or its Affiliates, or was otherwise developed independently by the Receiving Party or its Affiliates, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party or its Affiliates;

(b)	was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party or its Affiliates;

(c)
became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party or its Affiliates in breach of this Agreement; or

(d)
was disclosed to the Receiving Party or its Affiliates, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party or its Affiliates not to disclose such information to others.

“Conflicting Patent Right” has the meaning set forth in Section 7.2.4(c).

“Control” or “Controlled” means possession of the ability to grant a license or sublicense hereunder without violating the terms of any agreement with any Third Party; provided, however, that if a Party has a right to grant a license or sublicense, with respect to an item of intellectual property to the other Party only upon payment of compensation (including milestones or royalties) to a Third Party (“Third Party Compensation”) (other than Ionis Supported Pass-Through Costs in the case of Ionis, and other than Biogen Supported Pass-Through Costs in the case of Biogen), then the first Party will be deemed to have “Control” of the relevant item of intellectual property only if the other Party agrees to bear the cost of such Third Party Compensation. Notwithstanding anything to the contrary under this Agreement, with respect to any Third Party that becomes an Affiliate of a Party after the Effective Date (including a Third Party acquirer), no intellectual property of such Third Party will be included in the licenses granted hereunder by virtue of such Third Party becoming an Affiliate of such Party.

“Cover,” “Covered” or “Covering” means, with respect to a patent, that, but for rights granted to a Person under such patent, the act of making, using or selling by such Person would infringe a Valid Claim included in such patent, or in the case of a patent that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a patent.

“CSHL Agreement” means that certain Amended and Restated Collaboration and License Agreement between Cold Spring Harbor Laboratory and Ionis dated October 26, 2011, as amended.

Confidential
“Develop,” “Developing” or “Development” means with respect to a Product, any and all discovery, characterization, or preclinical (including IND-Enabling Toxicology Studies), clinical, or regulatory activity with respect to such Product to seek Approval (including the submission of all necessary filings with applicable Regulatory Authorities to support such preclinical and clinical activities and Approval), including human clinical trials conducted after Approval of such Product to seek Approval for additional indications for such Product.

“Development Candidate” means an [***] Development Candidate or an [***] Development Candidate.

“Development Candidate Data Package” means, with respect to a [***], the [***]; provided such package contains the [***] and is consistent with the applicable ASO Development Candidate Identification Plan, and includes the intellectual property assessment generated by the JPC in accordance with Section 7.1.3(a). The checklist Ionis uses as of the Effective Date when reviewing potential development candidates for approval is attached hereto as Appendix 2.

“Development Candidate Data Package Deficiency Notice” has the meaning set forth in Section 1.4.2(a).

“Development Milestone Event” has the meaning set forth in Section 6.3.

“Diagnostic Option” has the meaning set forth in Section 3.4.1.

“Directly Competing Development Activities” has the meaning set forth in Section 12.5.2.

“Directly Competitive Collaboration Program” means any internal research program for which [***] or [***], with the goal of discovering and developing a Directly Competitive Product for which drug discovery activities have been initiated.

“Directly Competitive Product” means any product, other than a Product, that is designed to bind to or directly modulate SMN.

“Disclosing Party” has the meaning set forth in Section 11.1.

“Discontinued Product” means a Product upon termination of this Agreement in its entirety.

“Dispute” means any dispute arising between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement that cannot be resolved by the Parties.

“Divestiture Period” has the meaning set forth in Section 12.5.1.

“DOJ” has the meaning set forth in Section 3.3.1.

“Draft Report” means, with respect to an IND-Enabling Toxicology Study, an integrated, audited report containing the pharmacology, toxicology, bioanalytical and pharmacokinetic data generated from such IND-Enabling Toxicology Study.

“Duplex Product” means a product containing [***], which may also include [***].

“Effective Date” has the meaning set forth in the Recitals of this Agreement.

“EMA” means the European Medicines Agency and any successor entity thereto.

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“[***] Compound” means any ASO containing [***] that is designed to bind to the RNA that encodes SMN, where such ASO is discovered by Ionis prior to or during the ASO Development Candidate Identification Term, but excluding nusinersen and any Specified ASO Product in any form, formulation or dosage. An [***] Compound may contain other chemical modifications that are utilized in drugs in Ionis’ clinical development pipeline as of the Effective Date (e.g., constrained ethyl and DNA), but does not contain chemical modifications that have not, as of the Effective Date, been administered intrathecally to non-human primates, such as [***].

“[***] Development Candidate” means an [***] Compound that is designated by the JSC (or Biogen in accordance with Section 1.4.2(b)) as [***].

“European Union” or “EU” means each and every country or territory that is officially part of the European Union.

“Excluded Payments” means (i) royalty or profit sharing payments, or any other type of payment based on periodic sales of a Product; (ii) payments made in consideration of Ionis’ or Ionis’ Affiliate’s equity or debt securities at fair market value; (iii) payments made to pay for or reimburse Ionis or Ionis’ Affiliate for the fully-burdened cost of research and development; (iv) payments made to pay for or reimburse Ionis or Ionis’ Affiliate for the cost of prosecuting, maintaining or defending Patent Rights; and (v) payments made to Ionis or Ionis’ Affiliate to pass-through to a Third Party in satisfaction of a payment obligation Ionis or Ionis’ Affiliate has to such Third Party.

“Executives” has the meaning set forth in Section 12.1.1.

“FDA” means the United States Food and Drug Administration and any successor entity thereto.

“Field” means, except as may be limited under Section 4.1.5, the prophylactic or therapeutic use or form of administration of a Product for any indication.

“Finished Drug Product” means any drug product containing API as an active ingredient in finished bulk form for the Development or Commercialization by a Party under this Agreement.

“First Commercial Sale” means the first sale of a Product by Biogen, its Affiliate or its Sublicensee to a Third Party in a particular country after Approval of such Product has been obtained in such country.

“FTC” has the meaning set forth in Section 3.3.1.

“FTE” means a total of 47 weeks or 1880 hours per year of work on the Development, Manufacturing or Commercialization of a Product carried out by employees of a Party having the appropriate relevant expertise to conduct such activities.

“FTE Costs” has the meaning set forth in Section 1.8.

“FTE Rate” means $[***] for the Calendar Year 2017. The FTE Rate will be increased each Calendar Year thereafter by the [***].

“Full Royalty Period” has the meaning set forth in Section 6.6.2.

“Fully Absorbed Cost of Goods” means the costs incurred by Ionis as determined using the methodology set forth in Schedule 4.9.2(c) fairly applied and as employed on a consistent basis throughout Ionis’ operations.

“GAAP” has the meaning set forth in the definition of Net Sales.

Confidential
“Gene-Editing Product” means a synthetic nucleoside-containing compound that, when introduced into a cell of an organism, (a) is stably integrated within the genome or stable episome of the cell of such organism or (b) causes (or is perceived to cause) a permanent change in the genome of the cell of such organism.

“Generic Product” means, with respect to a particular Product (the “Reference Product”), one or more Third Party product(s), where (i) such Third Party product(s) (a) are approved in reliance, in whole or in part, on a prior Regulatory Approval of the Reference Product [***] (b) are determined by a Regulatory Authority to be substitutable for the Reference Product, [***] (ii) such Third Party product(s) when taken in the aggregate have a market share (measured in number of prescriptions with the numerator of such fractional share being such Third Party product(s) taken in the aggregate, and the denominator being the total of such Third Party product(s) taken in the aggregate plus such Product taken in the aggregate, as provided by IMS) during the applicable Calendar Quarter in such country of at least [***]%.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“HSR Clearance” means all applicable waiting periods under the HSR Act with respect to the transactions contemplated under this Agreement have expired or have been terminated.

“HSR Clearance Date” means the earliest date on which the Parties have actual knowledge that all applicable waiting periods under the HSR Act with respect to the transactions contemplated under this Agreement have expired or have been terminated.

“HSR Filing” means filings by Biogen and Ionis with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the matters set forth in this Agreement, together with all required documentary attachments thereto.

“[***]” has the meaning set forth in Section 12.4.

“IND” means an Investigational New Drug Application (as defined in the Food, Drug and Cosmetic Act, as amended) filed with the FDA or its foreign counterparts.

“IND-Enabling Toxicology Studies” means the pharmacokinetic and toxicology studies required to meet the requirements for filing an IND.

“IND-Enabling Toxicology Studies Completion Date” has the meaning set forth in Section 3.1.

“Indemnitee” has the meaning set forth in Section 9.3.

“Initiation” or “Initiate” means, with respect to any IND-Enabling Toxicology Study, dosing of the first animal subject in such IND-Enabling Toxicology Study and, with respect to any Clinical Study, dosing of the first human subject in such Clinical Study.

“Integrated Development Plan” or “IDP” has the meaning set forth in Section 5.1.1.

“Ionis” has the meaning set forth in the Preamble of this Agreement.

“Ionis Activities” means the activities for which Ionis is designated as responsible under any ASO Development Candidate Identification Plan.

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“Ionis/Biogen Additional Agreements” means (i) the Original Agreement, (ii) the DMPK Research, Development, Option and License Agreement between the Parties dated June 27, 2012, (iii) the Neurology Drug Discovery and Development Collaboration, Option and License Agreement between the Parties dated December 10, 2012 and (iv) the Strategic Neurology Drug Discovery and Development Collaboration, Option and License Agreement between the Parties dated September 5, 2013, in each case, as amended and/or restated from time to time.

“Ionis Attribution Language” has the meaning set forth in Section 11.3.9.

“Ionis Breach Event” has the meaning set forth in Section 10.4.5(a).

“Ionis Core Technology Patents” means all Patent Rights owned, used, developed by, or licensed to Ionis or its Affiliates, in each case to the extent Controlled by Ionis or its Affiliates on the Effective Date or at any time during the Agreement Term, claiming subject matter generally applicable to ASOs, other than Ionis Product-Specific Patents or Ionis Manufacturing and Analytical Patents. A list of Ionis Core Technology Patents as of the Effective Date is set forth on Schedule 8.2.6(a) attached hereto.

“Ionis In-License Agreements” has the meaning set forth in Section 6.8.1.

“Ionis Internal ASO Safety Database” has the meaning set forth in Section 5.3.2.

“Ionis Know-How” means any Know-How, including any Jointly-Owned Program Know-How and Ionis Program Know-How, owned, used, developed by, or licensed to Ionis or its Affiliates, in each case to the extent Controlled by Ionis or its Affiliates on the Effective Date or at any time during the Agreement Term. Ionis Know-How does not include the Ionis Manufacturing and Analytical Know-How.

“Ionis Manufacturing and Analytical Know-How” means Know-How, including Jointly-Owned Program Know-How, that relates to the synthesis or analysis of a Product regardless of sequence or chemical modification, owned, used, developed by, or licensed to Ionis or its Affiliates, in each case to the extent Controlled by Ionis or its Affiliates on the Effective Date or at any time during the Agreement Term. Ionis Manufacturing and Analytical Know-How does not include the Ionis Know-How.

“Ionis Manufacturing and Analytical Patents” means Patent Rights, including Jointly-Owned Program Patents, that claim methods and materials used in the synthesis or analysis of a Product regardless of sequence or chemical modification, owned, used, developed by, or licensed to Ionis or its Affiliates, in each case to the extent Controlled by Ionis or its Affiliates on the Effective Date or at any time during the Agreement Term. A list of Ionis Manufacturing and Analytical Patents as they related to ASOs as of the Effective Date is set forth on Schedule 8.2.6(b) attached hereto. Ionis Manufacturing and Analytical Patents do not include the Ionis Product-Specific Patents or the Ionis Core Technology Patents.

“Ionis Product-Specific Patents” means all Product-Specific Patents, in each case to the extent Controlled by Ionis or its Affiliates on the Effective Date or at any time during the Agreement Term. A list of Ionis Product-Specific Patents as of the Effective Date is set forth on Schedule 8.2.6(c) attached hereto.

“Ionis Program Know-How” has the meaning set forth in Section 7.1.2.

“Ionis Program Patents” has the meaning set forth in Section 7.1.2.

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“Ionis Program Technology” has the meaning set forth in Section 7.1.2.

“Ionis Results” has the meaning set forth in Section 4.9.3.

“Ionis Supported Pass-Through Costs” means [***].

“Japan NDA” or “JNDA” means the Japanese equivalent of an NDA filed with the Koseisho (i.e., the Japanese Ministry of Health and Welfare, or any successor agency thereto).

“Jointly-Owned Program Know-How” has the meaning set forth in Section 7.1.2.

“Jointly-Owned Program Patents” has the meaning set forth in Section 7.1.2.

“Jointly-Owned Program Technology” has the meaning set forth in Section 7.1.2.

“JPC” has the meaning set forth in Section 7.1.3.

“JSC” has the meaning set forth in Section 1.3.1.

“JSC Decision Period” has the meaning set forth in Section 1.4.2(b).

“[***] Criteria” means, with respect to a Collaboration Program, the [***] Criteria, the criteria set forth in the ASO Development Candidate Identification Plan for such Collaboration Program [***], and such other criteria set forth in such ASO Development Candidate Identification Plan that are designated as “[***] Criteria” by mutual agreement of the Parties.

“[***] Criteria” means, with respect to a Collaboration Program, the criteria set forth in the ASO Development Candidate Identification Plan for such Collaboration Program for [***].

“Know-How” means inventions, technical information, know-how and materials, including technology, data, compositions, formulas, biological materials, assays, reagents, constructs, compounds, discoveries, procedures, processes, practices, protocols, methods, techniques, results of experimentation or testing, knowledge, trade secrets, skill and experience, in each case whether or not patentable or copyrightable and, in each case, that are unpatented.

“Lead Party” has the meaning set forth in Section 7.4.1.

“Licensed Know-How” means Ionis Manufacturing and Analytical Know-How, and Ionis Know-How. For clarity, Licensed Know-How does not include any Know-How covering formulation technology or delivery devices.

“Licensed Patents” means the Ionis Product-Specific Patents, Ionis Core Technology Patents and Ionis Manufacturing and Analytical Patents and Ionis’ interest in Jointly-Owned Program Patents. For clarity, Licensed Patents do not include any Patent Rights claiming formulation technology or delivery devices unless such Patent Rights are included in the Jointly-Owned Program Patents. For clarity, Licensed Patents that are jointly-owned by Ionis and Biogen will count toward the calculation of the Full Royalty Period in a particular country if the use or sale of a Product by an unauthorized Third Party in such country would infringe a Valid Claim of such Licensed Patent.

“Licensed Technology” means any and all Licensed Patents and Licensed Know-How, but excluding all technology licensed to Ionis under the UMass Agreement or the CSHL Agreement (and Ionis is not granting a sublicense or any other rights under the UMass Agreement or the CSHL Agreement).

“Losses” has the meaning set forth in Section 9.1.

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“MAA” means a marketing authorization application filed with the EMA or other European Regulatory Authority after completion of Clinical Studies to obtain Approval for a Product under the centralized European filing procedure or, if the centralized EMA filing procedure is not used, filed using the applicable procedures in any European Union country or other country in Europe.

“Major Market” means any of the following countries: the United States, Japan, the United Kingdom, Germany, France, Italy and Spain.

“Manufacture” or “Manufactured” or “Manufacturing” means any activity involved in or relating to the manufacturing, quality control testing (including in-process, release and stability testing), releasing or packaging, for preclinical and clinical purposes, of API or Finished Drug Product.

“Manufacturing Process Development Terms” means Section 4.1.3(b), Section 4.4.1(a), Section 4.4.2, Section 4.5, Section 4.6, Section 4.8.2 and Section 4.9.3 of this Agreement.

“Milestone Event” has the meaning set forth in Section 6.4.

“Minimum Third Party Payments” means [***].

“NDA” means a New Drug Application filed with the FDA after completion of Clinical Studies to obtain Approval for a Product in the United States.

“Net Sales” means the gross amount billed or invoiced on sales of a Product by Biogen, its Affiliates and Sublicensees, less the following: (a) customary trade, quantity, or cash discounts to non-affiliated brokers or agents to the extent actually allowed and taken; (b) amounts repaid or credited by reason of rejection or return; (c) to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of such Product which is paid by or on behalf of Biogen; and (d) outbound transportation costs prepaid or allowed and costs of insurance in transit.

In any transfers of a Product between Biogen, its Affiliates and Sublicensees, Net Sales are calculated based on the final sale of such Product to an independent Third Party. If Biogen, its Affiliate or a Sublicensee receives non-monetary consideration for a Product, Net Sales are calculated based on the fair market value of that consideration. If Biogen, its Affiliates or Sublicensees uses or disposes of a Product in the provision of a commercial service, the Product is sold and the Net Sales are calculated based on the sales price of the Product to an independent Third Party during the same royalty period or, in the absence of sales, on the fair market value of the Product as determined by the Parties in good faith. Net Sales shall not include any transfers of supplies of the applicable Product for (i) use in clinical trials, Preclinical Studies or other research or development activities, or (ii) a bona fide charitable purpose; or (iii) a commercially reasonable sampling program.

With respect to Net Sales as it applies to royalties payable by Ionis, the Parties agree that any reasonable definition of “net sales” that is (x) customarily used in pharmaceutical industry technology licensing or collaboration contracts and (y) consistent with generally accepted accounting principles in the United States (“GAAP”) or International Financial Reporting Standards and is subsequently agreed to by Ionis (or a Third Party acquirer or assignee) and Ionis’ Sublicensee or commercialization partner in an arms-length transaction under a particular sublicense or commercialization agreement will replace the definition of Net Sales in this Agreement and will be used in calculating the royalty payment to Biogen on sales of products sold pursuant to such agreement. If Ionis uses such an alternate definition of “net sales” in a particular sublicense, (A) Ionis will include such “net sales” definition in the applicable royalty reports to assist Biogen with verifying royalty payments and (B) if such definition is not consistent with GAAP or International Financial Reporting Standards, upon Biogen’s request, Ionis will reconcile the royalties calculated under such definition with GAAP or International Financial Reporting Standards.

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“New SMA Compound” means any ASO that is designed to bind to the RNA that encodes SMN discovered by or on behalf of Ionis after the Effective Date, including any Specified ASO Product, but, until the expiration of the ASO Development Candidate Identification Term and, if applicable, the Carryover Period, excluding any [***] Compound or [***] Compound that is not a Specified ASO Product.

“New SMA Compound Notice” has the meaning set forth in Section 2.3.

“New Third Party Licenses” has the meaning set forth in Section 8.3.2.

“[***] Compound” means any ASO containing a [***] that is designed to bind to the RNA that encodes SMN, where such ASO is discovered by Ionis prior to or during the ASO Development Candidate Identification Term, but excluding any Specified ASO Product.

“[***] Development Candidate” means an [***] Compound that is designated by the JSC (or Biogen in accordance with Section 1.4.2(b)) as [***].

“Non-Breaching Party” means the Party that believes the Breaching Party is in material breach of this Agreement.

“Oligonucleotide” means a synthetic compound that comprises or consists of [***] and that is not a Gene-Editing Product or a Duplex Product. For clarity, [***] of Oligonucleotides [***] and Oligonucleotides [***]. Oligonucleotides may be single-stranded or may have sufficient self-complementarity to be entirely or partially double-stranded.

“Option” has the meaning set forth in Section 3.2.

“Option Deadline” has the meaning set forth in Section 3.2.

“Option Period” has the meaning set forth in Section 2.1.1(a).

“Original Agreement” has the meaning set forth in the Preamble of this Agreement.

“Other Activities” has the meaning set forth in Section 1.8.

“Other ASO Product” has the meaning set forth in Section 2.1.2(a)(iv).

“Panel Decision” has the meaning set forth in Section 10.4.5(b).

“Party” or “Parties” means Biogen and Ionis individually or collectively.

“Patent Costs” means the reasonable fees and expenses paid to outside legal counsel, and filing, maintenance and other reasonable out-of-pocket expenses paid to Third Parties, incurred in connection with the Prosecution and Maintenance of Patent Rights.

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“Patent Rights” means (a) patents, patent applications and similar government-issued rights protecting inventions in any country or jurisdiction however denominated, (b) all priority applications, divisionals, continuations, substitutions, continuations-in-part of and similar applications claiming priority to any of the foregoing, and (c) all patents and similar government-issued rights protecting inventions issuing on any of the foregoing applications, together with all registrations, reissues, renewals, re-examinations, confirmations, supplementary protection certificates, and extensions of any of (a), (b) or (c).

“Permitted Licenses” means (1) licenses granted by Ionis before or after the Effective Date to any Third Party under the Ionis Core Technology Patents, the Ionis Manufacturing and Analytical Patents, or the Ionis Manufacturing and Analytical Know-How (but not under the Ionis Product-Specific Patents) to (a) use ASOs (or supply ASOs to end users) solely to conduct preclinical research, or (b) enable such Third Party to manufacture or formulate ASOs, where (i) such Third Party is primarily engaged in providing contract manufacturing or services and is not primarily engaged in drug discovery, development or commercialization of therapeutics; and (ii) Ionis does not assist such Third Party to identify, discover or make a Compound or Product; and (2) material transfer agreements with academic collaborators or non-profit institutions solely to conduct non-commercial research.

“Person” will mean any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

“Phase 1 Trial” means, with respect to a Product, a first clinical study in human beings of such Product, as further defined in 21 C.F.R. 312.21(a) or the corresponding regulation in jurisdictions other than the United States.

“Phase 2 Trial” means, with respect to a Product, a Clinical Study that is intended to explore the feasibility, safety, dose ranging or efficacy of such Product, that is prospectively designed to generate sufficient data (if successful) to commence a Phase 3 Trial (or foreign equivalent) of such product, as further defined in 21 C.F.R. 312.21(b) or the corresponding regulation in jurisdictions other than the United States.

“Phase 3 Trial” means, with respect to a Product, a pivotal Clinical Study in humans performed to gain evidence with statistical significance of the efficacy of such product in a target population, and to obtain expanded evidence of safety for such product that is needed to evaluate the overall benefit-risk relationship of such product, to form the basis for approval of an NDA by a Regulatory Authority and to provide an adequate basis for physician labeling, as described in 21 C.F.R. 312.21(c), as amended from time to time, or the corresponding regulation in jurisdictions other than the United States.

“Phase 4 Trial” means, with respect to a Product, (a) any Clinical Study conducted to satisfy a requirement of a Regulatory Authority in order to maintain a Regulatory Approval for such Product or (b) any Clinical Study conducted after the first Regulatory Approval in the same disease state for which such Product received Regulatory Approval other than for purposes of obtaining Regulatory Approval.

“Preclinical Studies” means in vitro and in vivo studies of a Product, not in humans, including those studies conducted in whole animals and other test systems, designed to determine the toxicity, bioavailability, and pharmacokinetics of a Product and whether such Product has a desired effect.

“Pre-Existing Competitive Product” has the meaning set forth in Section 12.5.1.

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“Prior Agreements” means the agreements listed on Schedule 8.2.9 attached hereto.

“Priority Review Voucher” means a voucher or right granted by the FDA or other Regulatory Authority that allows for priority review of a potential product that is issued or granted to a sponsor of a neglected disease or rare disease product application when a product to treat a neglected disease or rare disease is approved by such Regulatory Authority.

“Proceeding” means an action, suit or proceeding.

“Product” means a finished drug product containing a Compound as an active pharmaceutical ingredient.

“Product-Specific Patents” means, with respect to a Product, Patent Rights Controlled by a Party or any of its Affiliates on or after the Effective Date, including any Program Patents, claiming (i) the specific composition of matter of such Product, or (ii) methods of using such Product as a prophylactic or therapeutic; provided however, Patent Rights Controlled by Ionis or any of its Affiliates that (y) include claims that are directed to subject matter applicable to ASOs or products in general, or (z) include an ASO, the sequence of which targets the RNA that encodes SMN and the RNA of a gene that does not encode SMN, will not be considered Product-Specific Patents, and in the case of (y) and (z), such Patent Rights will be considered Ionis Core Technology Patents.

“Program Patents” has the meaning set forth in Section 7.1.2.

“Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent Right, the preparing, filing, prosecuting and maintenance of such Patent Right, as well as handling re-examinations, reissues, and requests for patent term extensions with respect to such Patent Right, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to the particular Patent Right. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” will not include any other enforcement actions taken with respect to a Patent Right.

“Receiving Party” has the meaning set forth in Section 11.1.

“Reduced Royalty Period” has the meaning set forth in Section 6.6.2(e).

“Regulatory Approval” means the approval necessary for the commercial manufacture, distribution, marketing, promotion, offer for sale, use, import, export, and sale of a pharmaceutical product in a jurisdiction regulated by a Regulatory Authority.

“Regulatory Authority” means any governmental authority, including the FDA, EMA or Koseisho (i.e., the Japanese Ministry of Health and Welfare, or any successor agency thereto), that has responsibility for granting any licenses or approvals or granting pricing or reimbursement approvals necessary for the marketing and sale of a Product in any country.

“Regulatory Materials” means, with respect to a Product, any regulatory submissions, notifications, registrations, approvals and/or other filings and correspondence made to or with a Regulatory Authority in any country or jurisdiction, and any other records required by Applicable Law to be maintained that may be necessary or useful to develop, manufacture, market, sell or otherwise commercialize such Product in any such country or jurisdiction.

“Research” means conducting the research activities with ASOs or Compounds as set forth in the ASO Development Candidate Identification Plan or the preclinical toxicology strategy, including preclinical research and lead optimization, but specifically excluding Development and Commercialization.

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“Results” has the meaning set forth in Section 4.9.3.

“Reverse Royalties” has the meaning set forth in Section 6.7.1.

“RMC” means Ionis’ Research Management Committee, or any successor committee.

“Royalty Quotient” has the meaning set forth in Section 6.6.2(c).

“Sales Milestone Event” has the meaning set forth in Section 6.4.

“Setoff Amount” has the meaning set forth in Section 10.4.5(b).

“Setoff Dispute” has the meaning set forth in Section 10.4.5(b).

“Setoff Dispute Notice” has the meaning set forth in Section 10.4.5(b).

“SMN” means (i) SMN1 or SMN2, or (ii) both SMN1 and SMN2.

“SMN1” means the gene, Survival of Motor Neuron 1 (GenBank accession # NM_000344; Gene ID: 6606), or any alternative splice variants, mutants, polymorphisms and fragments thereof.

“SMN2” means the gene, Survival of Motor Neuron 2 (GenBank accession #NM_017411; Gene ID: 6607), or any alternative splice variants, mutants, polymorphisms and fragments thereof.

“Specified ASO Product” has the meaning set forth in Section 2.1.2(a)(iv).

“Spinal Muscular Atrophy” means an autosomal recessive motor neuron disease primarily affecting neonates and young children that results from a loss of SMN1 (GenBank accession # NM_000344; Gene ID: 6606) protein.

“Spinraza®” means the nusinersen product marketed under the brand name Spinraza® in the United States, or the equivalent nusinersen product of Biogen or its Affiliates or Sublicensees in other jurisdictions, whether or not marketed under such brand name.

“Step-In Party” has the meaning set forth in Section 7.4.1.

“Sublicensee” means a Third Party to whom a Party or its Affiliates or Sublicensees has granted a sublicense or license under any Licensed Technology or Biogen Technology, as the case may be, licensed to such Party in accordance with the terms of this Agreement.

“Subsequent Deal” has the meaning set forth in Section 10.2.3(b)(i).

“Superior Patent Right” has the meaning set forth in Section 7.2.4(c).

“[***] ASO Product” has the meaning set forth in Section 2.1.2(a)(iv).

“Target Related Biogen Program Claim” has the meaning set forth in Section 4.4.4.

“Target Related Ionis Program Claim” has the meaning set forth in Section 4.4.3.

“Technical Failure” has the meaning set forth in Section 1.2.

“Third Party” means a Person or entity other than the Parties or their respective Affiliates.

“Third Party Obligations” means any financial and non-financial encumbrances, obligations, restrictions, or limitations imposed by an agreement between Ionis and a Third Party (including the Ionis In-License Agreements) that relate to a Product or SMN, including field or territory restrictions, covenants, milestone payments, diligence obligations, sublicense revenue, royalties, or other payments.

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“Transition Services” has the meaning set forth in Section 10.4.6.

“Trial Court” has the meaning set forth in Section 10.4.5(b).

“UMass Agreement” means that certain Exclusive License Agreement between the University of Massachusetts and Ionis dated January 14, 2010, as amended.

“United States” or “U.S.” means the fifty states of the United States of America and all of its territories and possessions and the District of Columbia.

“Valid Claim” means a claim (i) of any issued, unexpired United States or foreign Patent Right, which will not, in the country of issuance, have been donated to the public, disclaimed, nor held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision, or (ii) of any United States or foreign patent application within a Patent Right, which will not, in the country in question, have been cancelled, withdrawn, abandoned nor been pending for more than seven years, not including in calculating such seven-year period of time in which such application is in interference or opposition or similar proceedings or time in which a decision of an examiner is being appealed. Notwithstanding the foregoing, on a country-by-country basis, a patent application pending for more than [***] years will not be considered to have any Valid Claim for purposes of this Agreement unless and until a patent meeting the criteria set forth in clause (i) above with respect to such application issues.

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Appendix 2

Development Candidate Checklist

[***]

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Appendix 3

ASO Development Candidate Identification Plans

[***]

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Schedule 1.3.1

JSC Governance

(a)
The JSC will determine the JSC operating procedures, including frequency of meetings (at least quarterly), location of meetings, and responsibilities for agendas and minutes. The JSC will codify these operating procedures in the written minutes of the first meeting.

(b)
The JSC may hold meetings in person or by audio or video conference as determined by the JSC; but at least two meetings per year will be in person (one held at Ionis’ facilities, and the other held at Biogen’s facilities in the U.S.). Alliance Managers will attend JSC meetings as participating non-members. In addition, upon prior approval of the other Party, each Party may invite its employees or consultants to attend JSC meetings, including any subject matter expert(s) with valuable knowledge of SMN2 or Spinal Muscular Atrophy.

(c)
The co-chairs will be responsible for ensuring that activities occur as set forth in this Agreement, including ensuring that JSC meetings occur, JSC recommendations are properly reflected in the minutes, and any dispute is given prompt attention and resolved in accordance with Section 7.1.3 and Section 12.1, as applicable.

(d)
The JSC members from the same Party will collectively have one vote. The JSC will strive to make recommendations with approval of both Ionis members and Biogen members, and record such recommendations in the minutes of the JSC meeting.

(e)	The JSC may form subcommittees and working groups as it determines in order to carry out its activities under this Agreement, all of which will dissolve when the JSC dissolves.

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Schedule 1.3.5

Alliance Management Activities

Each Alliance Manager is responsible for:

(a)	Promoting the overall health of the relationship between the Parties;

(b)
Developing a mutually agreed alliance launch plan covering any activities and systems that the Parties need to implement within the first 100 days after the Effective Date to support the Collaboration Programs;

(c)	Organizing JSC meetings, including agendas, drafting minutes, and publishing final minutes;

(d)	Supporting the co-chairs of the JSC with organization of meetings, information exchange, meeting minutes, and facilitating dispute resolution as necessary;

(e)	Preparing status and progress reports on the above as determined necessary by the JSC;

(f)	Ensuring compliance in maintaining the Ionis Internal ASO Safety Database as outlined in Section 5.3; and

(g)	Ensuring proper approval of publications prior to submission as required in Section 11.3.

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Schedule 1.5

List of [***]

For [***] studies:

[***]

For [***] studies:

[***]

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Schedule 4.9.2(c)

Ionis’ Fully Absorbed Cost of Goods Methodology
Cost Estimate of API Cost per Kilogram
(OOO’s)

 [***]

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Schedule 5.1

Biogen’s Development and Commercialization Activities

 [***]

Confidential
Schedule 5.1.1

Integrated Development Plan Content

[***]

Confidential
Schedule 6.6.2(f)

Royalty Calculation Examples

[***]

Confidential
Schedule 6.6.2(g)

Allocation of Net Sales

[***]

Confidential
Schedule 6.8.1

Ionis In-License Agreements

(Relevant to the Compounds as of the Effective Date)

[***]

Confidential
Schedule 6.8.3(b)

Royalty Rate Reduction Example

[***]

Confidential
Schedule 8.2.6(a)

Ionis Core Technology Patents

[***]

Confidential
Schedule 8.2.6(b)

Ionis Manufacturing and Analytical Patents

[***]

Confidential
Schedule 8.2.6(c)

Ionis Product-Specific Patents

[***]

Confidential
Schedule 8.2.9

Prior Agreements

[***]

Confidential
Schedule 10.4.5(b)

Advisory Panel Regarding Setoff Disputes

[***]

Confidential
Schedule 10.4.6

Transition Services

[***]

Confidential
Schedule 12.1.2

Mediation

1.	Mediation.

1.1.         If a Dispute cannot be resolved pursuant to Section 12.1.1 of the Agreement (Escalation), the Parties agree to try in good faith to resolve any such Dispute by non-binding mediation administered by the American Arbitration Association (the “AAA”) in accordance with its Commercial Mediation Procedures then in effect (the “Procedures”), as modified by this Section 1.1 of this Schedule 12.1.2. The mediation will be conducted by a single mediator appointed by agreement of the Parties, within 15 days after either Party notifies the other Party of its intention to mediate such Dispute, or failing such agreement, appointed by the AAA in accordance with the Procedures; provided, that in either case the mediator will be a retired Delaware state or federal judge. Unless otherwise mutually agreed upon by the Parties, the mediation proceedings will be conducted in Dover, Delaware. The Parties agree that they will share equally the costs and expenses of the mediation; provided, that each Party will bear its own attorneys’ fees and associated costs and expenses. The mediation conference will be held within [***] after appointment of the mediator, and will last no more than two consecutive days unless otherwise mutually agreed upon by the Parties. Any resolution of a Dispute by mediation pursuant to this Section 1.1 of these mediation procedures will be in writing and signed by duly authorized representatives of both Parties.

1.2.         If the Parties cannot resolve a Dispute in accordance with Section 1.1 of this Schedule 12.1.2, then such Dispute will be resolved by the Parties in accordance with Section 12.2 of the Agreement (Governing Law; Jurisdiction; Venue; Service of Process).